EXHIBIT 4.01

                                                   EXECUTION COPY


               SHOWBOAT MARINA CASINO PARTNERSHIP

               SHOWBOAT MARINA FINANCE CORPORATION

                             ISSUERS

                          $140,000,000

                     SERIES A AND SERIES B

               13 1/2% FIRST MORTGAGE NOTES DUE 2003

                       ___________________


                            INDENTURE

                   Dated as of March 28, 1996

                       ___________________


               AMERICAN BANK NATIONAL ASSOCIATION

                            TRUSTEE

                       TABLE OF CONTENTS

                                                                  PAGE


                           ARTICLE 1
                 DEFINITIONS AND INCORPORATION
                          BY REFERENCE
 Section 1.01.  Definitions                                          1
 Section 1.02.  Other Definitions                                   17
 Section 1.03.  Incorporation by Reference of Trust Indenture Act   17
 Section 1.04.  Rules of Construction                               18

                           ARTICLE 2
                    THE FIRST MORTGAGE NOTES
 Section 2.01.  Form and Dating                                     19
 Section 2.02.  Execution and Authentication                        19
 Section 2.03.  Registrar and Paying Agent                          20
 Section 2.04.  Paying Agent to Hold Money in Trust                 21
 Section 2.05.  Holder Lists                                        21
 Section 2.06.  Transfer and Exchange                               21
 Section 2.07.  Replacement First Mortgage Notes                    27
 Section 2.08.  Outstanding First Mortgage Notes                    27
 Section 2.09.  Treasury First Mortgage Notes                       27
 Section 2.10.  Temporary First Mortgage Notes                      28
 Section 2.11.  Cancellation                                        28
 Section 2.12.  Defaulted Interest                                  28
 Section 2.13.  Record Date                                         29

                           ARTICLE 3
                OFFERS TO PURCHASE OR REDEMPTION
 Section 3.01.  Notices to Trustee                                  29
 Section 3.02.  Selection of First Mortgage Notes to Be
                 Purchased or Redeemed                              29
 Section 3.03.  Notice of Redemption                                30
 Section 3.04.  Effect of Notice of Redemption                      31
 Section 3.05.  Deposit of Purchase or Redemption Price             31
 Section 3.06.  First Mortgage Notes Purchased or Redeemed in Part  32
 Section 3.07.  Optional Redemption                                 32
 Section 3.08.  Redemption Pursuant to Gaming Law                   32
 Section 3.09.  Mandatory Redemption                                33
 Section 3.10.  Repurchase Offers                                   33

                           ARTICLE 4
                           COVENANTS
 Section 4.01.  Payment of First Mortgage Notes                    35
 Section 4.02.  Maintenance of Office or Agency                    35
 Section 4.03.  Reports                                            35
 Section 4.04.  Compliance Certificate                             36
 Section 4.05.  Taxes                                              37
 Section 4.06.  Stay, Extension and Usury Laws                     37
 Section 4.07.  Restricted Payments                                37

                                i
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                                                                  PAGE

 Section 4.08.  Dividend and Other Payment Restrictions
                 Affecting Subsidiaries                             40
 Section 4.09.  Limitations on Incurrence of Indebtedness and
                 Issuance of Disqualified Stock                     41
 Section 4.10.  Asset Sales                                         42
 Section 4.11.  Event of Loss                                       43
 Section 4.12.  Transactions with Affiliates                        44
 Section 4.13.  Liens                                               45
 Section 4.14.  Line of Business                                    45
 Section 4.15.  Corporate or Partnership Existence                  45
 Section 4.16.  Change of Control                                   46
 Section 4.17.  Designation of Unrestricted Subsidiary              46
 Section 4.18.  Maintenance of Insurance                            47
 Section 4.19.  Limitation on Status as Investment Company          48
 Section 4.20.  Collateral Documents                                48
 Section 4.21.  Further Assurances                                  48
 Section 4.22.  Restrictions on Leasing and Dedication of Property  48
 Section 4.23.  Note Guarantees                                     50
 Section 4.24.  Excess Cash Flow Offers                             50
 Section 4.25.  Use of Proceeds                                     50
 Section 4.26.  Disbursement and Escrow Agreement                   50
 Section 4.27.  Gaming Licenses                                     50
 Section 4.28.  Construction                                        51
 Section 4.29.  Filing of First Preferred Ship Mortgage             51
 Section 4.30.  Payment and Performance Bond                        51
 Section 4.31.  Transfer of Certificate of Suitability              51

                           ARTICLE 5
                           SUCCESSORS
 Section 5.01.  Merger, Consolidation or Sale of Assets             52
 Section 5.02.  Successor Corporation Substituted                   52

                           ARTICLE 6
                     DEFAULTS AND REMEDIES
 Section 6.01.  Events of Default and Remedies                      53
 Section 6.02.  Acceleration                                        54
 Section 6.03.  Other Remedies                                      55
 Section 6.04.  Waiver of Past Defaults                             56
 Section 6.05.  Control by Majority                                 56
 Section 6.06.  Limitation on Suits                                 56
 Section 6.07.  Rights of Holders of First Mortgage Notes to
                 Receive Payment                                    57
 Section 6.08.  Collection Suit by Trustee                          57
 Section 6.09.  Trustee May File Proofs of Claim                    57
 Section 6.10.  Priorities                                          57
 Section 6.11.  Undertaking for Costs                               58
 Section 6.12.  Management of Casinos                               58

                           ARTICLE 7
                            TRUSTEE
 Section 7.01.  Duties of Trustee                                   58
 Section 7.02.  Rights of Trustee                                   59

                               ii
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                                                                  PAGE

 Section 7.03.  Individual Rights of Trustee                        60
 Section 7.04.  Trustee's Disclaimer                                60
 Section 7.05.  Notice of Defaults                                  60
 Section 7.06.  Reports by Trustee to Holders of the First
                 Mortgage Notes                                     61
 Section 7.07.  Compensation and Indemnity                          61
 Section 7.08.  Replacement of Trustee                              62
 Section 7.09.  Successor Trustee by Merger, etc.                   63
 Section 7.10.  Eligibility; Disqualification                       63
 Section 7.11.  Preferential Collection of Claims Against Company   64

                           ARTICLE 8
            LEGAL DEFEASANCE AND COVENANT DEFEASANCE
 Section 8.01.  Legal Defeasance or Covenant Defeasance             64
 Section 8.02.  Legal Defeasance and Discharge                      64
 Section 8.03.  Covenant Defeasance                                 65
 Section 8.04.  Conditions to Legal or Covenant Defeasance          65
 Section 8.05.  Deposited Money and Government Securities to be
                 Held in Trust; Other Miscellaneous Provisions      66
 Section 8.06.  Repayment to Company                                67
 Section 8.07.  Reinstatement                                       67
 Section 8.08.  First Mortgage Note Collateral                      67

                           ARTICLE 9
               AMENDMENT, SUPPLEMENT AND WAIVER
 Section 9.01.  Without Consent of Holders of First Mortgage Notes  68
 Section 9.02.  With Consent of Holders of First Mortgage Notes     68
 Section 9.03.  Compliance with Trust Indenture Act                 70
 Section 9.04.  Revocation and Effect of Consents                   70
 Section 9.05.  Notation on or Exchange of First Mortgage Notes     70
 Section 9.06.  Trustee to Sign Amendments, etc.                    70

                           ARTICLE 10
                    COLLATERAL AND SECURITY
 Section 10.01. Security                                            71
 Section 10.02. Recording and Opinions                              72
 Section 10.03. Release of Collateral                               73
 Section 10.04. Protection of the Trust Estate                      74
 Section 10.05. Certificates of the Company                         74
 Section 10.06. Certificates of the Trustee                         74
 Section 10.07. Authorization of Actions to Be Taken by the
                 Trustee Under the Collateral Documents             75
 Section 10.08. Priority of Application of Cash Proceeds by Trustee 75
 Section 10.09. Termination of Security Interest                    76
 Section 10.10. Cooperation of Trustee                              76
 Section 10.11. Collateral Agent                                    76

                           ARTICLE 11
                        NOTE GUARANTEES
 Section 11.01. Note Guarantee                                      76

                               iii
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                                                                  PAGE

 Section 11.02. Additional Note Guarantees                          78
 Section 11.03. Limitation of Guarantors' Liability                 78
 Section 11.04. Guarantors May Consolidate, etc., on Certain Terms  78
 Section 11.05. Releases of Note Guarantees                         79
 Section 11.06. "Trustee" to Include Paying Agent                   79

                           ARTICLE 12
                         MISCELLANEOUS
 Section 12.01. Trust Indenture Act Controls                        80
 Section 12.02. Notices                                             80
 Section 12.03. Communication by Holders of First Mortgage Notes
                 with Other Holders of First Mortgage Notes         81
 Section 12.04. Certificate and Opinion as to Conditions Precedent  81
 Section 12.05. Statements Required in Certificate or Opinion       81
 Section 12.06. Rules by Trustee and Agents                         82
 Section 12.07. No Personal Liability of Directors, Officers,
                 Employees and Stockholders and Partners            82
 Section 12.08. Governing Law                                       82
 Section 12.09. No Adverse Interpretation of Other Agreements       82
 Section 12.10. Successors                                          82
 Section 12.11. Severability                                        83
 Section 12.12. Counterpart Originals                               83
 Section 12.13. Table of Contents, Headings, etc.                   83

                            EXHIBITS

 Exhibit A.     Form of First Mortgage Note
 Exhibit B.     Form of Certificate to Be Delivered Upon Exchange
                 or Registration  of Transfer of  First  Mortgage
                 Notes
  Exhibit C.    Form of Intercreditor Agreement
  Exhibit D.    Form of First Preferred Ship Mortgage

                       CROSS-REFERENCE TABLE*
TRUST INDENTURE
  ACT SECTION                                       INDENTURE SECTIONS

310 (a)(1)                                                        7.10
    (a)(2)                                                        7.10
    (a)(3)                                                        N.A.
    (a)(4)                                                        N.A.
    (a)(5)                                                        7.10
    (b)                                                           7.10
    (c)                                                           N.A.
311 (a)                                                           7.11
    (b)                                                           7.11
    (c)                                                           N.A.
312 (a)                                                           2.05
    (b)                                                          12.03
    (c)                                                          12.03
313 (a)                                                           7.06
    (b)(1)                                                       10.03
    (b)(2)                                                        7.07
    (c)                                                     7.06;12.02
    (d)                                                           7.06
314 (a)                                                          12.05
    (b)                                                           N.A.
    (c)(1)                                                        N.A.
    (c)(2)                                                        N.A.
    (c)(3)                                                        N.A.
    (d)                                        10.02;10.03;10.05;10.06
    (e)                                                    10.02;12.05
    (f)                                                           N.A.
315 (a)                                                           N.A.
    (b)                                                           N.A.
    (c)                                                           N.A.
    (d)                                                           N.A.
    (e)                                                           N.A.
316 (a)(last sentence)                                            N.A.
    (a)(1)(A)                                                     N.A.
    (a)(1)(B)                                                     N.A.
    (a)(2)                                                        N.A.
    (b)                                                           N.A.
    (c)                                                           2.13
317 (a)(1)                                                        N.A.
    (a)(2)                                                        N.A.
    (b)                                                           N.A.
318 (a)                                                           N.A.
    (b)                                                           N.A.
    (c)                                                          12.01
N.A. means not applicable.

*This Cross-Reference Table is not part of the Indenture.

                                v
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                               vi

      INDENTURE (this "Indenture"), dated as of March 28, 1996, by and among Showboat Marina Casino Partnership, an Indiana general partnership ("SHOWBOAT PARTNERSHIP"), Showboat Marina Finance Corporation, a Nevada corporation ("FINANCE CORPORATION" and, together with Showboat Partnership, the "COMPANY") and American Bank National Association, a national banking association, as trustee (the "TRUSTEE").

      The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the holders (the "Holders") of the Company's 13 1/2% Series A First Mortgage Notes due 2003 (the "SERIES A FIRST MORTGAGE NOTES") and the Company's 13 1/2% Series B First Mortgage Notes due 2003 (the "SERIES B FIRST MORTGAGE NOTES" and, together with the Series A First Mortgage Notes, the "FIRST MORTGAGE NOTES"):

                           ARTICLE 1
                 DEFINITIONS AND INCORPORATION
                          BY REFERENCE

SECTION 1.01.    DEFINITIONS.

   "ACCRUAL PERIOD" shall have the meaning specified in paragraph
1 of the First Mortgage Notes.

   "ACQUIRED INDEBTEDNESS" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person merged with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person and (ii) Indebtedness encumbering any asset acquired by such specified Person.

   "ADDITIONAL   PROJECT  FINANCING"  shall  have   the   meaning
specified in the Escrow and Disbursement Agreement.

   "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; PROVIDED, HOWEVER, that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

   "AGENT" means any Registrar, Paying Agent or co-registrar.

   "ASSET SALE" means (i) the sale, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) of property or assets (including by way of a sale and leaseback) of the Company or any Restricted Subsidiary (each referred to in this definition as a "disposition") or (ii) the issuance or sale of Equity Interests of any Restricted Subsidiary (whether in a single transaction or a series of related transactions), in each case, other than (a) a disposition of inventory in the ordinary course of business, (b) the disposition of all or substantially all of the assets of the Company in a manner permitted pursuant to Section 5.01 hereof or any disposition that constitutes a Change of Control pursuant to this Indenture, (c) any disposition that is a Restricted Payment or that is a dividend or distribution permitted under

Section 4.07 hereof or any Investment that is not prohibited thereunder or any disposition of cash or Cash Equivalents to an Unrestricted Subsidiary, (d) any single disposition, or related series of dispositions, of assets with an aggregate fair market value of less than $500,000, (f) any Event of Loss and (g) any Lease Transaction.

   "BANKRUPTCY LAW" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

   "BOARD OF DIRECTORS" means the board of directors of Showboat Indiana so long as Showboat Indiana is the controlling entity of the managing general partner of Showboat Partnership, and thereafter means the board of directors of the entity controlling the managing general partner of Showboat Partnership.

   "CAPITAL CONTRIBUTION" means $39.0 million in cash contributed to Showboat Partnership by the Parent Partnership and SMIP in connection with the purchase by the Parent Partnership and SMIP of Capital Stock of the Company.

   "CAPITAL LEASE OBLIGATION" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on the balance sheet in accordance with GAAP.

   "CAPITAL STOCK" means, with respect to any Person, (i) any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock of such Person, or (ii) if such Person is a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership (excluding any contingent interest on Indebtedness).

   "CASH EQUIVALENTS" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $300.0 million, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper rated A-1 or the equivalent thereof by Moody's Investors Service, Inc. or Standard & Poor's Corporation, in each case maturing within one year after the date of acquisition and (vi) investment funds investing solely in securities of the types described in clauses (ii)-(v) above.

   "CASINO"  means  the riverboat casino to be  located  in  East
Chicago, Indiana on Lake Michigan.

   "CASINO  VESSEL  CONSTRUCTION  CONTRACT"  means  that  certain
Casino  Vessel Construction Contract entered into as of March  8,
1996, between Showboat Partnership and Atlantic Marine, Inc., and any amendments, modifications or supplements thereto.

   "CERTIFICATE OF SUITABILITY" means the certificate of suitability issued to the Parent Partnership by the Indiana Commission on January 8, 1996, as in effect on the date of the Indenture, as replaced by the certificate of suitability issued to Showboat Partnership.

   "CHANGE OF CONTROL" means the occurrence of any of the following: (i) the sale, lease or transfer, in one or a series of transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, or the sale, lease or transfer of the Casino (except, in either case, in connection with an Event of Loss); (ii) the consummation of any transaction or series of transactions the result of which is that the Permitted Holder and its Related Parties beneficially owns less than 50% of the general partnership interests of the Parent Partnership or the manager or less than 50% of the total Equity Interests of Showboat Partnership; (iii) the consummation of any transaction or series of transactions the result of which is that the Parent Partnership owns less than 99% of the total Equity Interests of the Company; (iv) the Company ceases to own, directly or through Wholly Owned Restricted Subsidiaries, either
(1) 100% of the Capital Stock of each entity that operates or holds a Gaming License or (2) all or substantially all of the Project Assets of the East Chicago Showboat; or (v) the adoption of a plan relating to liquidation, dissolution or winding up of the Company.

   "CLOSING DATE" means March 28, 1996.

   "COAST GUARD" means the United States Coast Guard.

   "COLLATERAL" means all assets, now owned or hereafter acquired, of Showboat Partnership or any Guarantor defined as Collateral in the Collateral Documents, which shall initially include all real estate, leaseholds, estates, improvements and all personal property owned by Showboat Partnership and any Restricted Subsidiary with certain exceptions as provided in the Collateral Documents and this Indenture, and which shall include, without limitation, upon its completion, the Casino.

   "COLLATERAL AGENT" shall have the meaning assigned to it in the Security Agreement.

   "COLLATERAL ASSIGNMENT" means that certain Assignment of Contracts and Documents dated as of the Closing Date executed by the Company in favor of the Trustee.

   "COLLATERAL DOCUMENTS" means, collectively, the Leasehold Mortgage, the First Preferred Ship Mortgage, Pledge Agreement, Security Agreement, Collateral Assignment, Payment and Performance Bond, Financing Statements, Escrow and Disbursement Agreement, Project Title Insurance, the Completion Guarantee, the Completion Guarantor Subordination Agreement, the Standby Equity Commitment, the Consent and Subordination Agreement, the Environmental Indemnity Agreement, the Casino Vessel Construction Contract, the Management Agreement, the License Agreement, the Lease Agreement and any other agreements, instruments, financing statements or other documents that evidence, guarantee, secure, set forth or limit the Lien of the Trustee in the Collateral.

   "COMBINED CASH FLOW" means, with respect to any Person for any period, the Combined Net Income After Tax Distributions (assuming all required payments to Second Century are accounted for as an operating expense) of such Person for such period plus (a) an amount equal to any extraordinary loss plus any net loss realized in connection with any Asset Sale (to the extent such losses were deducted in computing Combined Net Income), plus (b) Combined Interest Expense of such Person for such period, plus (c) Combined Depreciation and Amortization Expense of such Person for such period to the extent such depreciation and amortization were deducted in computing Combined Net Income, plus (d) the amount distributed in respect of the same period under clause (z) of
Section 4.07 hereof in respect of income taxes, in each case, on a combined basis for such Person and its Restricted Subsidiaries and determined in accordance with GAAP.

   "COMBINED DEPRECIATION AND AMORTIZATION EXPENSE" means, with respect to any Person for any period, the total amount of depreciation and amortization expense and other noncash charges (excluding any noncash item that represents an accrual, reserve or amortization of a cash expenditure for a present or future period) of such Person and its Restricted Subsidiaries for such period on a combined basis as determined in accordance with GAAP.

   "COMBINED INTEREST EXPENSE" means, with respect to any period, the sum of (a) combined interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, to the extent such expense was deducted in computing Combined Net Income (including amortization of original issue discount and non cash interest payments, the interest component of Capital Lease Obligations, and net payments (if any) pursuant to Hedging
Obligations,  and  excluding amortization of  deferred  financing fees) and (b) commissions, discounts and other fees and charges paid or accrued with respect to letters of credit and bankers' acceptance financing.

   "COMBINED NET INCOME AFTER TAX DISTRIBUTIONS" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a combined basis, determined in accordance with GAAP, less all distributions in respect of such period under clause (z) of Section 4.07 hereof; PROVIDED, HOWEVER, that (i) the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions paid in cash (or to the extent converted into cash) to the referent Person or a Wholly Owned Subsidiary thereof in respect of such period,
(ii) the Net Income of any Person acquired in a pooling of interests transaction shall not be included for any period prior to the date of such acquisition, (iii) the Net Income for such period of any Restricted Subsidiary that is not a Guarantor shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or in similar distributions has been legally waived, and (iv) the cumulative effect of a change in accounting principles shall be excluded.

   "COMBINED NET WORTH" means, with respect to any Person at any time, the sum of the following items, as shown on the combined balance sheet of such Person and its Restricted Subsidiaries as of such date: (i) the common equity of such Person and its Restricted Subsidiaries; plus (ii) (without duplication), (a) the aggregate liquidation preference of Preferred Stock of such Person and its Restricted Subsidiaries (other than Disqualified Stock), and (b) any increase in depreciation and amortization resulting from any purchase accounting treatment from an acquisition or related financing; less (iii) any goodwill incurred subsequent to the Issuance Date and less (iv) any write up of assets (in excess of fair market value) after the Issuance Date, in each case on a combined basis for such Person and its Restricted Subsidiaries determined in accordance with GAAP; PROVIDED, that in calculating Combined Net Worth, any gain or loss from any Asset Sale shall be excluded.

   "COMMENCEMENT DATE" shall have the meaning specified in paragraph 1 of the First Mortgage Notes.

   "COMPLETION   GUARANTEE"   means   that   certain   Completion
Guarantee dated as of the Closing Date executed by Showboat in favor of the Trustee.

   "COMPLETION GUARANTOR SUBORDINATION AGREEMENT" means that certain Completion Guarantor Subordination Agreement dated the
Closing Date by and between Showboat and the Trustee.

   "CONSENT  AND  SUBORDINATION  AGREEMENT"  means  that  certain
Manager's Consent and Subordination of Management Agreement dated as of the Closing Date among Showboat Partnership, the Manager and the Trustee.

   "CONSTRUCTION BUDGET" means itemized schedules setting forth on a line item basis all of the costs (including financing costs) estimated to be incurred in connection with the financing, design, development, construction, equipping and opening of the
East Chicago Showboat, as such schedules are delivered to the Disbursement Agent on the Issuance Date and as amended from time to time in accordance with the terms of the Escrow and Disbursement Agreement.

   "CORPORATE TRUST OFFICE OF THE TRUSTEE" shall be at the address of the Trustee specified in Section 12.02 hereof or such other address as to which the Trustee may give notice to the Company.

   "DEFAULT" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

   "DEFINITIVE NOTES" means First Mortgage Notes that are in the form of the First Mortgage Notes attached hereto as Exhibit A, that do not include the information called for by footnotes 1 and 2 thereof.

   "DEPOSITORY" means, with respect to the First Mortgage Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depository with respect to the First Mortgage Notes until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, "Depository" shall mean or include such successor.

   "DISQUALIFIED STOCK" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to March 15, 2003.

   "EAST CHICAGO SHOWBOAT" means the Casino, Pavilion, parking garage, breakwater and other land-based and dockside facilities proposed to be constructed in East Chicago, Indiana by the Company, as the Plans may be amended pursuant to the Indenture and the Collateral Documents, but excluding (i) any obsolete personal property or real property improvement determined by the Board of Directors to be no longer useful or necessary to the operations or support of East Chicago Showboat and (ii) any equipment leased from a third party in the ordinary course of business.

   "ECCF"  means East Chicago Communication Foundation, Inc.,  an
Indiana non-profit corporation.

   "ENVIRONMENTAL   INDEMNITY  AGREEMENT"  means   that   certain
Environmental Indemnity Agreement dated as of the Closing Date between Showboat Partnership and the Trustee.

   "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

   "ESCROW ACCOUNT" shall have the meaning specified in the Escrow and Disbursement Agreement.

   "ESCROW  AND  DISBURSEMENT AGREEMENT"  means  the  Escrow  and
Disbursement Agreement among the Company, the Trustee, the Escrow
Agent and the Disbursement Agent.

   "EVENT OF LOSS" means, with respect to any property or asset (tangible or intangible, real or personal), any of the following:
(A)  any  loss, destruction or damage of such property or  asset;
(B) any institution of any proceedings for the condemnation or seizure of such property or asset or for the exercise of any right of eminent domain; (C) any actual condemnation, seizure or taking by exercise of the power of eminent domain or otherwise of such property or asset, or confiscation of such property or asset or the requisition of the use of such property or asset; or (D) any settlement in lieu of clause (B) or (C) above; PROVIDED that any event under clauses (B), (C) or (D) for the benefit of the Company shall not be an Event of Loss.

   "EXCESS CASH FLOW" means, for any period, the Company's Combined Cash Flow, less the sum of (i) combined cash interest expense (including the interest portion of any payments associated with Capital Lease Obligations and capitalized interest) of the Company and its Restricted Subsidiaries that is actually paid during such period, (ii) up to $12.0 million in combined capital expenditures of the Company and its Restricted Subsidiaries that are actually made during such period, (iii)
principal payments on the First Mortgage Notes or any other Indebtedness (including the principal portion of any Capital Lease Obligations) of the Company and its Restricted Subsidiaries that are actually made or paid during such period, (iv) the amount distributed in respect of the same period under clause (z) of Section 4.07 of this Indenture in respect of income taxes, and
(v)  $3.0  million,  all  determined  on  a  combined  basis   in
accordance with GAAP.

   "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

   "EXCHANGE OFFER" means the offer that may be made by the Company pursuant to the Registration Rights Agreement to exchange
Series A First Mortgage Notes for Series B First Mortgage Notes.

   "EXISTING INDEBTEDNESS" means up to $1.0 million in aggregate principal amount of Indebtedness (other than Capital Lease Obligations) of the Company and its Restricted Subsidiaries in existence on the Issuance Date, plus interest accruing thereon, after application of the net proceeds of the sale of the Series A First Mortgage Notes as described in the Offering Memorandum, until such amounts are repaid.

   "FINANCING STATEMENTS" means the UCCs executed by the Company in favor of the Trustee.

   "FIRST  MORTGAGE  NOTES"  means  the  Company's  13 1/2% First
Mortgage Notes due March 15, 2003 to be issued pursuant to this Indenture.

   "FIRST PREFERRED SHIP MORTGAGE" means the First Preferred Ship
Mortgage in the form attached to this Indenture as Exhibit D.

   "FIXED CHARGE COVERAGE RATIO" means, with respect to any Person as of any date, the ratio of the Combined Cash Flow of such Person for the most recently ended four full fiscal quarters for which internal financial statements are available to the Fixed Charges of such Person for such period. In the event that the Company or any of its Restricted Subsidiaries incurs, assumes, guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues Disqualified Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage
Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee or redemption of Indebtedness, or such issuance or redemption of Disqualified Stock, as if the same had occurred at the beginning of the applicable four-quarter period. For purposes of making the computation referred to above, acquisitions, dispositions and discontinued operations (as determined in accordance with GAAP) that have been made by the Company or any of its Restricted Subsidiaries, including all mergers, consolidations and dispositions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be calculated on a pro forma basis assuming that all such acquisitions, dispositions, discontinued operations, mergers, consolidations (and the reduction of any associated fixed charge obligations resulting therefrom) had occurred on the first day of the applicable four-quarter reference period.

   "FIXED CHARGES" means, with respect to any Person for any period, the sum of (i) Combined Interest Expense of such Person for such period, (ii) any capitalized interest not deducted in calculating Combined Net Income and (iii) to the extent not included above, the maximum amount of interest which would have to be paid by such Person or its Restricted Subsidiaries under a Guarantee of Indebtedness of any other Person if such Guarantee were called upon, in each case, on a combined basis and in accordance with GAAP.

   "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time. For the purposes of this Indenture, the term "combined" with respect to any Person shall mean such Person combined with its Restricted Subsidiaries, and shall not include any Unrestricted Subsidiary.

   "GAMING AUTHORITY" means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States of America or foreign government, any state, province or any city or other political subdivision, whether now or hereafter existing, or any officer or official thereof, including, without limitation, the Indiana Gaming Commission and any other agency with authority to regulate any gaming operation (or proposed gaming operation) owned, managed or operated by the Company or any of its Subsidiaries.

   "GAMING LICENSE" means every material license, franchise or other authorization required to own, lease, operate or otherwise conduct gaming activities of the Company or any of its
Subsidiaries, including, without limitation, all such licenses granted under the Indiana Riverboat Gambling Act, and the regulations promulgated thereunder, and other applicable federal, state, foreign or local laws.

   "GLOBAL NOTE" means a First Mortgage Note that contains the paragraph referred to in footnote 1 and the additional schedule referred to in footnote 2 to the form of the First Mortgage Note attached hereto as EXHIBIT A.

   "GOVERNMENT SECURITIES" means securities that are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933), as custodian with respect to any such Government Security or a specific payment of principal of or interest on any such Government Security held by such custodian for the account of the holder of such depository receipt; PROVIDED, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Security or the specific payment of principal of or interest on the Government Security evidenced by such depository receipt.

   "GUARANTEE" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

   "GUARANTOR" means any Restricted Subsidiary that has or is obligated to deliver a Note Guarantee in accordance with Section
11.02 hereof, and their successors and assigns.

   "HEDGING OBLIGATIONS" means, with respect to any Person, the obligations of such Person under (i) currency exchange or interest rate swap agreements, currency exchange or interest rate cap agreements and currency exchange or interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange or interest rates.

   "HOLDER" means a Person in whose name a First Mortgage Note is registered.

   "INDEBTEDNESS" means, with respect to any Person, (a) any indebtedness of such Person, whether or not contingent (i) in respect of borrowed money, (ii) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof), (iii) representing the balance deferred and unpaid of the purchase price of any property (including Capital Lease Obligations), except any such balance that constitutes an accrued expense or trade payable, or
(iv) representing any Hedging Obligations, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP,
(b) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the Indebtedness of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business) and (c) to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person). For purposes of this definition, the term "Indebtedness" shall not include any amount of the liability in respect of any operating lease that at such time would not be required to be capitalized and reflected as a liability on a balance sheet in accordance with GAAP.

   "INDENTURE" means this Indenture, as amended, modified or supplemented from time to time.

   "INDEPENDENT FINANCIAL ADVISOR" means an accounting, appraisal or investment banking firm of nationally recognized standing that is, in the judgment of the Board of Directors, (i) qualified to perform the task for which it has been engaged and (ii) disinterested and independent with respect to the Company and all of its Subsidiaries, each Affiliate of the Company, and the Permitted Holder and its Related Parties.

   "INDIANA ACT" means the Indiana Riverboat Gambling Act.

   "INITIAL PERIOD" shall have the meaning specified in paragraph
1 of the First Mortgage Notes.

   "INTERCREDITOR AGREEMENT" means the Intercreditor Agreement, a form of which is attached hereto as Exhibit C.

   "INVESTMENTS"   means,  with  respect  to  any   Person,   all
investments by such Person in other Persons (including Affiliates) in the form of loans (including Guarantees and any guarantee of performance for the benefit of a third Person or commitment to invest in a third Person, in each case to the extent of such guarantee or such commitment and measured at the time such guarantee of performance or commitment to invest is made), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

   "ISSUANCE DATE" means the closing date for the sale and original issuance of the First Mortgage Notes.

   "LEASE AGREEMENT" means that certain Redevelopment Project Lease Agreement dated as of October 19, 1995 between the City of East Chicago, Department of Redevelopment and the Parent Partnership, as amended, modified or supplemented from time to time, as assigned to Showboat Partnership.

   "LEASEHOLD MORTGAGE" means that certain Leasehold Mortgage and Security Agreement, dated as of the Closing Date granted by Showboat Partnership in favor of the Trustee encumbering Showboat Partnership's right, title and interest in and to the Lease Agreement and the leasehold estate created thereby.

   "LICENSE AGREEMENT" means that certain License Agreement dated as of the Closing Date between Showboat Partnership and Showboat.

   "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

   "MANAGEMENT AGREEMENT" means the Management Agreement dated as of March 1, 1996 between the Manager and the Company, as in effect on the Issuance Date.

   "MANAGER"  means   Showboat  Marina  Partnership,  an  Indiana
general partnership.

   "MINIMUM FACILITIES" means, with respect to East Chicago Showboat, a passenger vessel fully documented and certified by the Coast Guard licensed to accommodate at least 1,800 passengers (in addition to master, crew and any other employees of the Company) with all engines, propulsion, navigation, safety, heating and air conditioning, and other marine equipment necessary for the proper and safe operation of a cruising vessel and with a casino of at least 1,800 gaming positions of operating slot machines and operating table games (assuming 12 gaming positions per craps table and 7 gaming positions per other tables), 800 usable parking spaces in a parking garage, together with all necessary dockside facilities for embarking and disembarking passengers and all banking, coin, security and other ancillary equipment and facilities necessary to operate East Chicago Showboat on at least a 20 hour per day, seven day per week, 365 day per year basis.

   "NET INCOME" means, with respect to any Person, the net income
(loss) of such Person, determined in accordance with GAAP and calculated before deducting any amortization of pre-opening expenses incurred prior to the date East Chicago Showboat is Operating and before any reduction in respect of Preferred Stock dividends, excluding, however, (i) any gain (but not loss) realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries, and (iii) excluding any extraordinary gain (but not loss).

   "NET LOSS PROCEEDS" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Event of Loss, including, without limitation, insurance proceeds from condemnation awards or damages awarded by any judgment, net of the direct costs in recovery of such Net Loss Proceeds (including, without limitation, legal, accounting, appraisal and insurance adjuster fees) and any taxes paid or payable as a result thereof.

   "NET PROCEEDS" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale, net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions), and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien (other than the First Mortgage Notes) on the asset or assets that are the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets.

   "NET REVENUES" means, with respect to any Person for any period, the net revenues (after promotional allowances) of such Person and its Restricted Subsidiaries calculated on a combined basis in accordance with GAAP.

   "NON-RECOURSE FINANCING" means Indebtedness incurred in connection with the purchase or lease of personal or real property useful in the Principal Business and as to which the lender upon default (i) may seek recourse or payment only through the return or sale of the property or equipment so purchased or leased and (ii) may not otherwise assert a valid claim for payment on such Indebtedness against the Company or any Restricted Subsidiary or any other property of the Company or any Restricted Subsidiary.

   "NON-RECOURSE INDEBTEDNESS" means Indebtedness or Disqualified Stock, as the case may be, or that portion of Indebtedness or Disqualified Stock, as the case may be, (a) as to which neither the Company nor any of its Restricted Subsidiaries
(i) provides credit support pursuant to any undertaking, agreement or instrument that would constitute Indebtedness or Disqualified Stock, as the case may be, or (ii) is directly or indirectly liable, and (b) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness or Disqualified Stock, as the case may be, of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or Disqualified Stock, as the case may be, or cause the payment thereof to be accelerated or payable prior to its stated maturity.

   "NOTE   CUSTODIAN"  means  any  receiver,  trustee,  assignee,
liquidator or similar official under any Bankruptcy Law.

   "NOTE GUARANTEE" means any Guarantee given by any Guarantor pursuant to the terms of this Indenture.

   "OBLIGATIONS" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

   "OFFERING"  means the Offering of the Series A First  Mortgage
Notes by the Company as contemplated by the Offering Memorandum.

   "OFFERING MEMORANDUM" means the Offering Memorandum relating to the Series A First Mortgage Notes dated March 21, 1996.

   "OFFICER" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary or any Vice President of such Person or, in the case of the Company, for so long as it is a partnership, of Showboat Indiana.

   "OFFICERS' CERTIFICATE" means a certificate signed on behalf of the Company or a Guarantor, as the case may be, by two Officers of the Company or a Guarantor, as the case may be, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company or a Guarantor, as the case may be, that meets the requirements set forth in Section 12.05 hereof.

   "OPERATING" means, with respect to East Chicago Showboat, the first time that (i) all Gaming Licenses have been granted, are in full force and effect and have not been revoked or suspended,
(ii) all Liens (other than Liens created by the Collateral Documents or Permitted Liens) related to the construction of East Chicago Showboat have been discharged or, if payment is not yet due or if such payment is contested in good faith by the Company, sufficient funds remain in the Escrow Account to discharge such Liens, (iii) East Chicago Showboat is in a condition (including installation of furnishings, fixtures and equipment) to receive guests in the ordinary course of business, (iv) gaming and other operations in accordance with applicable law are open to the general public and are being conducted at East Chicago Showboat with respect to at least the Minimum Facilities, (v) the Casino has been certified by the U.S. Coast Guard, and (vi) a notice of completion of the East Chicago Showboat has been duly recorded in Indiana.

   "OPERATING YEAR" means the four full consecutive fiscal quarter period of the Company first beginning after the date that East Chicago Showboat first becomes Operating, and each succeeding four full consecutive fiscal quarter period thereafter that begins immediately after each anniversary of the date the East Chicago Showboat first becomes Operating.

   "OPINION OF COUNSEL" means an opinion from legal counsel that meets the requirements of Section 12.05 hereof. Such counsel may be an employee of or counsel to the Company, any Subsidiary of the Company, any Guarantor or the Trustee.

   "PARENT  PARTNERSHIP"  means Showboat Marina  Partnership,  an
Indiana general partnership.

   "PARTNERSHIP"  means  Showboat Marina Casino  Partnership,  an
Indiana general partnership.

   "PAYMENT AND PERFORMANCE BOND" means that certain Payment  and
Performance  Bond  relating  to the  Casino  Vessel  Construction
Contract.

   "PERMITTED HOLDER" means Showboat.

   "PERMITTED INVESTMENTS" means (a) any Investments in the Company, any Guarantor or in any Restricted Subsidiary if the Investments in such Restricted Subsidiary from the Company, any Guarantor or any of the other Restricted Subsidiaries aggregate less than $1.0 million; (b) any Investments in Cash Equivalents; and (c) Investments by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment (i) such Person becomes a Guarantor or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated, dissolved or wound-up into, the Company or a Guarantor.

   "PERMITTED LIENS" means (a) Liens in favor of the Company; PROVIDED that if such Liens are on any Collateral, that such Liens are either collaterally assigned to the Trustee or subordinate to the Lien in favor of the Trustee securing the First Mortgage Notes or any Note Guarantee; (b) Liens on property of a Person existing at the time such Person is merged into or consolidated with or into, or wound up into, the Company or any Restricted Subsidiary; PROVIDED, that such Liens were in existence prior to the contemplation of such merger or consolidation or winding-up and do not extend to any other assets other than those of the Person merged into or consolidated with the Company or such Restricted Subsidiary and any replacement or accession to such property; (c) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company; PROVIDED that such Liens were in existence prior to the contemplation of such acquisition; (d) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business or in the construction of East Chicago Showboat and which obligations are not expressly prohibited by this Indenture; PROVIDED, HOWEVER, that the Company has obtained a title insurance endorsement insuring against losses arising therewith or if such Lien arises after completion of East Chicago Showboat, the Company has bonded within a reasonable time after becoming aware of the existence of such Lien; (e) Liens securing obligations in respect of this Indenture, First Mortgage Notes and any Note Guarantee; (f) any existing Liens listed on the Project Title Insurance and leases, to the extent permitted pursuant to Section 4.22 hereof; (g) (1) Liens for taxes, assessments or governmental charges or claims or
(2) statutory Liens of landlords, and carriers', warehousemen's, mechanics', suppliers', materialmen's, repairmen's, crew wages, maritime or other similar Liens arising in the ordinary course of business or in the construction of East Chicago Showboat, in the case of each of (1) and (2), with respect to amounts that either
(A) are not yet delinquent or (B) are being contested
in good faith by appropriate proceedings as to which appropriate reserves or other provisions have been made in accordance with GAAP; PROVIDED, HOWEVER, that the Company has obtained a title insurance endorsement insuring against losses arising therewith or if such Lien arises after completion of East Chicago Showboat, the Company has bonded within a reasonable time after becoming aware of the existence of such Lien; (h) easements, rights-of-way, navigational servitudes, restrictions, minor defects or irregularities in title and other similar charges or encumbrances which do not interfere in any material respect with the ordinary conduct of business of the Company and its Restricted
Subsidiaries; (i) Liens securing purchase money or lease obligations otherwise permitted by this Indenture incurred or assumed in connection with the acquisition, purchase or lease of real or personal property to be used in the Principal Business of the Company or any of its Restricted Subsidiaries; PROVIDED, that such Lien does not extend to any Collateral or to any property or assets of the Company or any Restricted Subsidiary other than the property or assets so purchased or leased; (j) Liens on East Chicago Showboat or any related facilities or real estate securing any Indebtedness permitted to be incurred pursuant to
Section 4.09 hereof which is used to finance the Project Expansion Costs of a Project Expansion; PROVIDED that (i) such Lien is junior or PARI PASSU to the Lien securing the First
Mortgage Notes; (ii) the aggregate principal amount of such Indebtedness does not exceed 70% of the aggregate Project Expansion Costs of such Project Expansion; (iii) the First Mortgage Notes are secured by such Project Expansion on a senior or PARI PASSU basis with respect to such Lien; and (iv) with respect to any Indebtedness secured by a Lien ranking PARI PASSU with the Lien securing the First Mortgage Notes, (A) the holders of such Indebtedness or any trustee or other representative thereof becomes a party to an Intercreditor Agreement substantially in the form attached to this Indenture as an Exhibit and exercises rights and remedies in accordance with the provisions thereof, and (B) the Trustee receives an endorsement to its title insurance policy relating to the Lien of the Leasehold Mortgage insuring the continuing priority of such Lien as set forth in the title insurance policy; and (k) a leasehold mortgage in favor of a party financing the lessee of space within East Chicago Showboat; PROVIDED that (i) the lease affected by such leasehold mortgage is permitted pursuant to Section 4.22 hereof, (ii) neither the Company nor any Restricted Subsidiary is liable for the payment of any principal of, or interest or premium on, such financing and (iii) the affected lease and leasehold mortgage are expressly made subject and subordinate to the Lien of the Leasehold Mortgage.

   "PERMITTED PROCEED USES" means (i) funding interest payments on the First Mortgage Notes, (ii) repurchasing First Mortgage Notes pursuant to a Repurchase Offer, (iii) funding Project Costs relating to East Chicago Showboat in accordance with the Escrow and Disbursement Agreement and (iv) providing working capital, to the extent of funds remaining after the payment of the items set forth in clauses (i) through (iii) above.

   "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

   "PLANS" means all drawings, plans and specifications prepared by or on behalf of the Company and its Restricted Subsidiaries, as the same may be amended, modified or supplemented from time to time, and, if required, submitted to and approved by the appropriate Gaming Authorities, which describe and show East Chicago Showboat and the labor and materials necessary for construction thereof.

   "PLEDGE AGREEMENT" means that certain Pledge Agreement dated as of the Closing Date, by and between Showboat Partnership and the Trustee.

   "PREFERRED STOCK" means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution, or winding up.

   "PRINCIPAL BUSINESS" means the casino gaming and resort business and any activity or business incidental, directly related or similar thereto, or any business or activity that is a reasonable extension, development or expansion thereof or ancillary thereto, including any hotel, entertainment, recreation or other activity or business designed to promote, market, support, develop, construct or enhance the casino gaming and resort business operated by the Company and its Restricted Subsidiaries.

   "PROJECT" means East Chicago Showboat.

   "PROJECT ASSETS" means, with respect to East Chicago Showboat at any time, all of the assets then in use related to East Chicago Showboat including the Casino, pavilion, parking garage, breakwater, any real estate assets, any buildings or improvements thereon, and all equipment, furnishings and fixtures, but excluding: (i) any obsolete personal property or real property improvement determined by the Board of Directors to be no longer useful or necessary to the operations or support of East Chicago Showboat and (ii) any equipment leased from a third party in the ordinary course of business.

   "PROJECT COSTS" means, with respect to the construction or development of East Chicago Showboat, the aggregate costs required to complete the construction or development of East Chicago Showboat, through the date on which East Chicago Showboat is Operating in accordance with the Plans, the applicable legal requirements and the Construction Budget.

   "PROJECT EXPANSION" means any addition, improvement, extension or  capital repair to East Chicago Showboat or any contiguous  or
adjacent  property,  including  the  purchases  of  real   estate
improvements thereon, but excluding separable furniture.

   "PROJECT EXPANSION COSTS" means, with respect to a Project Expansion, the aggregate costs required to complete such Project Expansion, including direct costs related thereto, including, but not limited to, construction management, architectural, engineering, interior design, legal and other professional fees, site work, utility installation, permits, certificates and bonds, but excluding principal or interest payments on any Indebtedness, operating expenses (including, but not limited to, non-construction supplies and pre-opening expenses) and any allocation to corporate overhead or administrative expenses of the Company, any Guarantor, or any Subsidiary.

   "PROJECT TITLE INSURANCE" means any lender's policy of title insurance issued to the Trustee for the benefit of the Holders.

   "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement dated as of the Closing Date, by and among the Company and the other parties named on the signature pages thereto, as such agreement may be amended, modified or supplemented from time to time.

   "RELATED PARTIES" means any Wholly-Owned Subsidiary of the Permitted Holder.

   "REPURCHASE OFFER" means an offer made by the Company to purchase all or any portion of a Holder's First Mortgage Notes pursuant to Sections 4.10, 4.11, 4.16, 4.24 or 4.28 hereof.

   "RESPONSIBLE OFFICER" means with respect to the Trustee, any officer within the corporate trust department of the Trustee located at the Corporate Trust Office of the Trustee (or any successor group of the Trustee) and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

   "RESTRICTED INVESTMENT" means (i) an Investment other than a Permitted Investment or (ii) any sale, conveyance, lease, transfer or other disposition of assets at less than fair market value to an Unrestricted Subsidiary, PROVIDED THAT the amount of such Restricted Investment under this clause (ii) shall be such difference in value.

   "RESTRICTED  SUBSIDIARY" means, at any  time,  any  direct  or indirect Subsidiary of the Company that is not then an Unrestricted Subsidiary; PROVIDED, HOWEVER, that upon the occurrence of any Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of Restricted Subsidiary.

   "SEC" means the Securities and Exchange Commission.

   "SECOND CENTURY" means East Chicago Second Century, Inc. or any successor corporation that is entitled to receive 0.75% of Adjusted Gross Gaming Receipts (as defined in certain economic development commitments of Showboat Partnership to the City of East Chicago) of East Chicago Showboat under the Certificate of Suitability.

   "SECURITIES ACT" means the Securities Act of 1933, as amended.

   "SECURITY AGREEMENT" means that certain Security Agreement dated as of the Closing Date, by and between Showboat Partnership and the Trustee.

   "SEMIANNUAL PERIOD" shall have the meaning specified in paragraph 1 of the First Mortgage Notes.

   "SHOWBOAT" means Showboat, Inc., a Nevada corporation.

   "SHOWBOAT INDIANA" means Showboat Indiana, Inc., a Nevada corporation.

   "SMIP"  means  Showboat  Marina  Investment  Partnership,   an
Indiana general partnership.

   "SIGNIFICANT SUBSIDIARY" means any Subsidiary which would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated under the Act, as such Regulation is in effect on the Issuance Date.

   "STANDBY EQUITY COMMITMENT" means that certain Standby  Equity
Commitment Agreement entered into as of the Closing Date by and among Showboat and the Company.

   "SUBORDINATED INDEBTEDNESS" means any Indebtedness of the Company or any of its Restricted Subsidiaries which is expressly by its terms subordinated in right of payment to the First
Mortgage Notes or any Note Guarantee.

   "SUBSIDIARY" means, with respect to any Person, (i) any corporation, association, or other business entity (other than a partnership) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in  the  election of directors, managers or trustees  thereof  is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof and (ii) any partnership of which more than 50% of the partnership's capital accounts, distribution rights or general or limited partnership interests are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof.

   "TIA"  means  the  Trust  Indenture Act  of  1939  (15  U.S.C.
Sections 77aaa-77bbbb), as in effect on the date on which this Indenture is qualified under the TIA.

   "TCEF" means Twin City Education Foundation, Inc., an Indiana non-profit corporation.

   "TRANSFER RESTRICTED SECURITIES" means securities that bear or are required to bear the legend set forth in Section 2.06 hereof.

   "TRUSTEE"  means  the  party  named  as  such  above  until  a
successor   replaces  it  in  accordance  with   the   applicable
provisions of this Indenture and thereafter means the successor serving hereunder.

   "UCCS" means those certain UCC-1 financing statements and UCC-
2   fixture  filings  filed  by  Showboat  Partnership,   Finance
Corporation or any Guarantor in connection with any of the Collateral Documents.

   "UNRESTRICTED SUBSIDIARY" means any entity that would have been a Restricted Subsidiary of the Company but for its designation as an "Unrestricted Subsidiary" in accordance with the provisions of this Indenture so long as it remains an Unrestricted Subsidiary in accordance with the terms of this Indenture.

   "VOTING STOCK" means, with respect to any Person, any class or series of capital stock of such Person that is ordinarily entitled to vote in the election of directors thereof at a meeting of stockholders called for such purpose, without the occurrence of any additional event or contingency.

   "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness or Disqualified Stock, as the case may be, at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (x) the amount of each then remaining installment, sinking fund, serial maturity or other required  payments  of  principal,  including  payment  at  final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that shall elapse between such date and the making of such payment, by (b) the then outstanding principal amount or liquidation preference, as applicable, of such Indebtedness or Disqualified Stock, as the case may be.

   "WHOLLY   OWNED  RESTRICTED  SUBSIDIARY" is any  Wholly  Owned
Subsidiary that is a Restricted Subsidiary.

   "WHOLLY OWNED SUBSIDIARY" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person and one or more Wholly Owned Subsidiaries of such Person.

SECTION 1.02.    OTHER DEFINITIONS.

                                            DEFINED IN
TERM                                         SECTION

"Affiliate Transaction"                         4.12
"Asset Sale Offer"                              4.10
"Bankruptcy Law"                                4.01
"Benefitted Party"                             11.01
"Certificate of Suitability Transfer Offer"     4.28
"Certificate of Suitability Transfer Payment"   4.28
"Change of Control Offer"                       4.16
"Change of Control Payment"                     4.16
"Company"                                       Introduction
"Covenant Defeasance"                           8.03
"Event of Default"                              6.01
"Event of Loss Offer"                           4.11
"Excess Cash Offer Amount"                      4.24
"Excess Cash Purchase Price"                    4.24
"Excess Cash Flow Offer"                        4.24
"Excess Loss Proceeds"                          4.11
"Excess Proceeds"                               4.10
"incur"                                         4.09
"Lease Transaction"                             4.22
"Legal Defeasance"                              8.02
"Offer Amount"                                  3.10
"Offer Period"                                  3.10
"Paying Agent"                                  2.03
"Payment Default"                               6.01
"Purchase Date"                                 3.10
"Purchase Price"                                3.10
"Refinancing Indebtedness"                      4.09
"Registrar"                                     2.03
"Repurchase Offer"                              3.10
"Restricted Payments"                           4.07

SECTION 1.03.    INCORPORATION  BY REFERENCE OF TRUST  INDENTURE
                 ACT.

      Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

      The following TIA terms used in this Indenture have the following meanings:

      "INDENTURE SECURITIES" means the First Mortgage Notes and the Note Guarantees;

      "INDENTURE  SECURITY  HOLDER" means a  Holder  of  a  First
Mortgage Note;

      "INDENTURE TO BE QUALIFIED" means this Indenture;

      "INDENTURE  TRUSTEE" or "INSTITUTIONAL TRUSTEE"  means  the
Trustee;

      "OBLIGOR" on the First Mortgage Notes means the Company, the Guarantors, if any, and any successor obligor upon the First
Mortgage Notes or any Note Guarantee, as the case may be.

      All  other  terms  used  in  this  Indenture  regarding   a
reference to the TIA and that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

SECTION 1.04.    RULES OF CONSTRUCTION.

      Unless the context otherwise requires:

      (i)   a term has the meaning assigned to it;

      (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

      (iii) "or" is not exclusive;

      (iv) words in the singular include the plural, and in the plural include the singular;

      (v)   provisions   apply    to   successive    events   and
   transactions;

      (vi)  references  to   sections   of  or  rules  under  the
   Securities   Act  shall  be  deemed  to  include   substitute,
   replacement of successor sections or rules adopted by the SEC from time to time;

      (vii) the   term  "redeem"  and   the   correlative   terms
   "redemption"  and "redeemed" shall not include any  Repurchase
   Offer; and

      (viii) the term "consolidated" when used in the context of the Company and its Restricted Subsidiaries shall exclude all assets, liabilities, revenue or expenses of Unrestricted
   Subsidiaries.

                           ARTICLE 2
                    THE FIRST MORTGAGE NOTES

SECTION 2.01.    FORM AND DATING.

   (a) The First Mortgage Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. Each First Mortgage Note shall be dated the date of its authentication. The First Mortgage Notes shall be in denominations of $1,000 and integral multiples thereof except that First Mortgage Notes used to pay Liquidated Damages may be in other denominations.

   (b) The terms and provisions contained in the First Mortgage Notes and the Note Guarantees shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

           First Mortgage Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the text referred to in footnotes 1 and 2 thereto). First Mortgage Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without including the text referred to in footnotes 1 and 2 thereto). Each Global Note shall represent such of the outstanding First Mortgage Notes as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding First Mortgage Notes from time to time endorsed thereon and that the aggregate amount of outstanding First Mortgage Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding First Mortgage Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by
Section 2.06 hereof.

SECTION 2.02.    EXECUTION AND AUTHENTICATION.

   (a) The aggregate principal amount of First Mortgage Notes that may be authenticated and delivered under this Indenture is unlimited. The First Mortgage Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto and shall have such appropriate insertions, omissions, substitutions and other variations as permitted or contemplated by Exhibit A hereto, as established by a resolution of the Board of Directors delivered to the Trustee hereunder, together with an Officers' Certificate setting forth the form of such series, at or prior to the written order of the Company contemplated by Section 2.02(d). The First Mortgage Notes may have such letters, numbers or other marks of identification or designation and such legends or endorsements placed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange on which any series of the First Mortgage Notes may be listed or to conform to usage, all as determined by the officers executing such First Mortgage Notes. Two Officers of the Company shall sign each First Mortgage Note issued hereunder for the Company by manual or facsimile signature.

   (b)     If  an Officer whose signature is on a First  Mortgage
Note  no  longer  holds that office at the time a First  Mortgage
Note is authenticated, the First Mortgage Note shall nevertheless be valid.

   (c)     A  First  Mortgage  Note  shall  not  be  valid  until
authenticated  by  the  manual signature  of  the  Trustee.   The
signature  shall be conclusive evidence that the  First  Mortgage
Note has been authenticated under this Indenture.

   (d) The Trustee shall, upon a written order of the Company signed by two Officers of the Company, authenticate First Mortgage Notes of any series with the Note Guarantees for original issue up to the aggregate principal amount stated in paragraph 4 of the First Mortgage Notes plus First Mortgage Notes issued to pay Liquidated Damages pursuant to paragraph 2 of the First Mortgage Notes. The aggregate principal amount of First Mortgage Notes outstanding at any time may not exceed such amount except as provided in Section 2.07 hereof.

   (e) The Trustee may appoint an authenticating agent acceptable to the Company to authenticate First Mortgage Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate First Mortgage Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or any Guarantor or an Affiliate of the Company or any Guarantor.

SECTION 2.03.    REGISTRAR AND PAYING AGENT.

   (a) The Company shall maintain an office or agency where First Mortgage Notes may be presented for registration of transfer or for exchange ("REGISTRAR") and an office or agency where First Mortgage Notes may be presented for payment ("PAYING AGENT"). The Registrar shall keep a register of the First Mortgage Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

   (b)     The  Company  initially appoints The Depository  Trust
Company  ("DTC") to act as Depository with respect to the  Global
Notes.

   (c) The Company initially appoints the Trustee to act as the Registrar and Paying Agent and for service of notices and demands and to act as Note Custodian in connection with the First
Mortgage Notes.

SECTION 2.04.    PAYING AGENT TO HOLD MONEY IN TRUST.

      The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium and Liquidated Damages, if any, or interest on the First Mortgage Notes, and shall notify the Trustee of any Default by the Company or any Guarantor in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company or a Guarantor, the Trustee shall serve as Paying Agent for the First Mortgage Notes.

SECTION 2.05.    HOLDER LISTS.

      The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company and/or the Guarantors shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of First Mortgage Notes and the Company and the Guarantors shall otherwise comply with TIA Section 312(a).

SECTION 2.06.    TRANSFER AND EXCHANGE.

   (a)     TRANSFER  AND  EXCHANGE  OF  DEFINITIVE  NOTES.   When
Definitive Notes are presented by a Holder to the Registrar with a request:

           (x) to  register the transfer of the Definitive Notes;
               or

           (y) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested  if  its  requirements for such transactions  are  met;
PROVIDED,  HOWEVER,  that  the  Definitive  Notes  presented   or
surrendered for register of transfer or exchange:

               (i) shall  be  duly endorsed or accompanied  by  a
                   written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing; and

              (ii) in the  case of a Definitive Note  that  is  a
                   Transfer Restricted Security, such request shall be accompanied by the following additional information and documents, as applicable:

                   (A) if such  Transfer  Restricted  Security is
                       being delivered  to  the  Registrar  by  a
                       Holder   for  registration  in the name of
                       such    Holder,   without    transfer,   a
                       certification  to  that  effect  from such
                       Holder  (in  substantially   the  form  of
                       Exhibit B hereto); or

                   (B) if  such  Transfer Restricted  Security is
                       being   transferred    to   a   "qualified
                       institutional  buyer" (as  defined in Rule
                       144A   under   the  Securities   Act)   in
                       accordance   with  Rule  144A  under   the
                       Securities Act or pursuant to an exemption
                       from registration in  accordance with Rule
                       144 or Rule 904 under the Securities   Act
                       or pursuant to  an  effective registration
                       statement  under  the  Securities  Act,  a
                       certification  to  that  effect  from such
                       Holder  (in  substantially  the   form  of
                       Exhibit B hereto); or

                   (C) if  such Transfer  Restricted  Security is
                       being  transferred  in reliance on another
                       exemption    from     the     registration
                       requirements of  the   Securities  Act,  a
                       certification  to that  effect  from  such
                       Holder  (in   substantially   the  form of
                       Exhibit  B  hereto)  and  an  Opinion   of
                       Counsel from such Holder or the transferee
                       reasonably acceptable to  the Company  and
                       to the Registrar to the effect  that  such
                       transfer  is  in   compliance   with   the
                       Securities Act.

   (b) TRANSFER OF A DEFINITIVE NOTE FOR A BENEFICIAL INTEREST IN A GLOBAL NOTE. A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

          (i) if such Definitive Note is a Transfer Restricted Security, a certification from the Holder thereof (in substantially the form of Exhibit B hereto) to the effect that such Definitive Note is being transferred by such Holder to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act; and

          (ii) whether or not such Definitive Note is a Transfer Restricted Security, written instructions from the Holder thereof directing the Trustee to make, or to direct the Note Custodian to make, an endorsement on the Global Note to reflect an increase in the aggregate principal amount of the First Mortgage Notes represented by the Global Note, in which case the Trustee shall cancel such Definitive Note in accordance with Section 2.11 hereof and cause, or direct the Note Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Note Custodian, the aggregate principal amount of First Mortgage Notes represented by the Global Note to be increased accordingly. If no Global Notes are then outstanding, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate a new Global Note in the appropriate principal amount.

   (c) TRANSFER AND EXCHANGE OF GLOBAL NOTES. The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture and the procedures of the Depository therefor, which shall include restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.

   (d)    TRANSFER  OF A BENEFICIAL INTEREST IN A GLOBAL NOTE FOR
          A DEFINITIVE NOTE.

          (i) Any Person having a beneficial interest in a Global Note may upon request exchange such beneficial interest for a Definitive Note. Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depository, from the Depository or its nominee on behalf of any Person having a beneficial interest in a Global Note, and, in the case of a Transfer Restricted Security, the following additional information and documents (all of which may be submitted by facsimile):

                  (A) if such beneficial interest is being transferred to the Person designated by the Depository as being the beneficial owner, a certification to that effect from such Person (in substantially the form of Exhibit B hereto); or

                  (B) if such beneficial interest is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 or Rule 904 under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit B hereto); or

                  (C) if such beneficial interest is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect from the transferor (in substantially the form of
                       Exhibit  B  hereto)  and  an   Opinion  of
                       Counsel from  the transferee or transferor
                       reasonably acceptable  to the Company  and
                       to the Registrar to  the  effect that such
                       transfer  is   in  compliance   with   the
                       Securities Act,

               in which case the Trustee or the Note Custodian, at the direction of the Trustee, shall, in accordance with the standing instructions and procedures existing between the Depository and the Note Custodian, cause the aggregate principal amount of Global Notes to be reduced accordingly and, following such reduction, the Company shall execute and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver to the transferee a Definitive Note in the appropriate principal amount.

          (ii) Definitive Notes issued in exchange for a beneficial interest in a Global Note pursuant to this Section 2.06(d) shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Definitive Notes to the Persons in whose names such First Mortgage Notes are so registered.

   (e) RESTRICTIONS ON TRANSFER AND EXCHANGE OF GLOBAL NOTES. Notwithstanding any other provision of this Indenture (other than the provisions set forth in subsection (f) of this Section 2.06), a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

   (f)    AUTHENTICATION  OF   DEFINITIVE  NOTES  IN  ABSENCE  OF
DEPOSITORY.  If at any time:

          (i) the Depository for the First Mortgage Notes notifies the Company that the Depository is unwilling or unable to continue as Depository for the Global Notes and a successor Depository for the Global Notes is not appointed by the Company within 90 days after delivery of such notice; or

          (ii) the Company, at its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes under this Indenture,

then the Company shall execute, and the Trustee shall, upon receipt of an authentication order in accordance with Section
2.02 hereof, authenticate and deliver, Definitive Notes in an aggregate principal amount equal to the principal amount of the Global Notes in exchange for such Global Notes.

   (g)    LEGENDS.

          (i)  Except  as  permitted by the following  paragraphs
               (ii) and (iii), each First Mortgage Note certificate evidencing Global Notes and Definitive Notes (and all First Mortgage Notes issued in exchange therefor or substitution thereof) shall bear legends in substantially the following form:

               "THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF SHOWBOAT MARINA CASINO PARTNERSHIP, AN INDIANA GENERAL PARTNERSHIP, AND SHOWBOAT MARINA FINANCE CORPORATION, A NEVADA CORPORATION (COLLECTIVELY, THE

               "COMPANY") THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) (a) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A NON-U.S. PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."

          (ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Note) pursuant to Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act:

               (A) in  the  case   of  any   Transfer  Restricted
                   Security that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Note that does not bear the first legend set forth in (i) above and rescind any restriction on the transfer of such Transfer Restricted Security; and

               (B) in  the  case   of  any  Transfer   Restricted
                   Security represented by a Global Note, such Transfer Restricted Security shall not be required to bear the first legend set forth in
                   (i) above, but shall continue to be subject to the provisions of Section 2.06(c) hereof; PROVIDED, HOWEVER, that with respect to any request for an exchange of a Transfer Restricted Security that is represented by a Global Note for a Definitive Note that does not bear the first legend set forth in (i) above, which request is made in reliance upon Rule 144, the Holder thereof shall certify in writing to the Registrar that suchrequest is being made pursuant to Rule 144 (such certification to be substantially in the form of Exhibit B hereto).

          (iii) Notwithstanding the foregoing, upon consummation of the Exchange Offer, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate Series B First Mortgage Notes in exchange for Series A First Mortgage Notes accepted for exchange in the Exchange Offer, which Series B First Mortgage Notes shall not bear the first legend set forth in (i) above, and the Registrar shall rescind any restriction on the transfer of such First Mortgage Notes, in each case unless the Holder of such Series A First Mortgage Notes is either (A) a broker-dealer, (B) a Person participating in the distribution of the Series A First Mortgage Notes or (C) a Person who is an affiliate (as defined in Rule 144A) of the Company.

   (h) CANCELLATION AND/OR ADJUSTMENT OF GLOBAL NOTES. At such time as all beneficial interests in Global Notes have been exchanged for Definitive Notes, redeemed, repurchased or cancelled, all Global Notes shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, redeemed, repurchased or cancelled, the principal amount of First Mortgage Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note, by the Trustee or the First Mortgage Notes Custodian, at the direction of the Trustee, to reflect such reduction.

          (i)  GENERAL  PROVISIONS  RELATING  TO   TRANSFERS  AND
               EXCHANGES.

               (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Definitive Notes and Global Notes at the Registrar's request.

               (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06 or
                     9.05 hereto).

               (iii) The  Registrar  shall  not  be  required  to
                     register the  transfer of  or exchange   any
                     First Mortgage Note selected  for redemption
                     in whole or in part,  except the  unredeemed
                     portion of any First  Mortgage  Note   being
                     redeemed in part.

               (iv) All Definitive Notes and Global Notes issued upon any registration of transfer or exchange of Definitive Notes or Global Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Definitive Notes or Global Notes surrendered upon such registration of transfer or exchange.

               (v)   The Company shall not be required:

                     (A) to issue, to register the transfer of or
                         to exchange First Mortgage Notes  during
                         a  period  beginning  at  the opening of
                         business  on  a  Business  Day  15  days
                         before the day of any selection of First
                         Mortgage   Notes    for    purchase   or
                         redemption  under  Section  3.02 or 3.10
                         hereof or register  the   transfer of or
                         exchange  any  First  Mortgage  Note  so
                         selected  for purchase or redemption  in
                         whole or in part, except the unpurchased
                         or   unredeemed  portion  of  any  First
                         Mortgage   Note   being    purchased  or
                         redeemed in part; or

                     (B) to  register  the  transfer  of  or   to
                         exchange any First Mortgage Note so selected for redemption in whole or in part, except the unredeemed portion of any First Mortgage Note being redeemed in part; or

                     (C) to   register  the  transfer  of  or  to
                         exchange a First Mortgage Note between a
                         record   date  and  the  next succeeding
                         interest payment date.

               (vi) Prior to due presentment to the Trustee registration of the transfer of any First Mortgage Note, the Trustee, any Agent, the Company and the Guarantors may deem and treat the Person in whose name any First Mortgage Note is registered as the absolute owner of such First Mortgage Note for the purpose of receiving payment of principal of, premium and Liquidated Damages, if any, and interest on such First Mortgage Notes and for all other purposes whatsoever, whether or not such First Mortgage Note is overdue, and neither the Trustee, any Agent, the Company nor the Guarantors shall be affected by notice to the contrary.

               (vii) The  Trustee  shall  authenticate Definitive
                     Notes and Global Notes in accordance with the provisions of Section 2.02 hereof.

SECTION 2.07.    REPLACEMENT FIRST MORTGAGE NOTES.

   (a) If any mutilated First Mortgage Note is surrendered to the Trustee, or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any First Mortgage Note, the Company shall issue and the Trustee, upon the written order of the Company signed by two Officers of the Company, shall authenticate a replacement First Mortgage Note if the Trustee's requirements are met. If required by the Trustee or the Company or the Guarantors, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee, the Company and the Guarantors to protect the Company, the Guarantors, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a First Mortgage Note is replaced. The Company and the Guarantors may charge for its expenses in replacing a First Mortgage Note.

   (b) Every replacement First Mortgage Note is an additional obligation of the Company and the Guarantors and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other First Mortgage Notes duly issued hereunder.

SECTION 2.08.    OUTSTANDING FIRST MORTGAGE NOTES.

   (a) The First Mortgage Notes outstanding at any time are all the First Mortgage Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a First Mortgage Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the First Mortgage Note.

   (b)    If  a  First  Mortgage  Note is  replaced  pursuant  to
Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

   (c) If the principal amount of any First Mortgage Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

   (d) If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay First Mortgage Notes payable on that date, then on and after that date such First Mortgage Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.09.    TREASURY FIRST MORTGAGE NOTES.

      In determining whether the Holders of the required principal amount of First Mortgage Notes have concurred in any direction, waiver or consent, First Mortgage Notes owned by the Company, any Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or a Guarantor, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only First Mortgage Notes that a Trustee knows are so owned shall be so disregarded. Notwithstanding the foregoing, First Mortgage Notes that are to be acquired by the Company, any Guarantor, any Subsidiary of the Company or any Guarantor or an Affiliate of the Company or any Guarantor pursuant to an exchange offer, tender offer or other agreement shall not be deemed to be owned by the Company, such Guarantor, a Subsidiary of the Company or such Guarantor or an Affiliate of the Company or such Guarantor until legal title to such First Mortgage Notes passes to the Company, such Guarantor, Subsidiary of the Company or such Guarantor or Affiliate of the Company or such Guarantor, as the case may be.

SECTION 2.10.    TEMPORARY FIRST MORTGAGE NOTES.

   (a) Until Definitive First Mortgage Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary First Mortgage Notes upon a written order of the Company signed by two Officers of the Company. Temporary First Mortgage Notes shall be substantially in the form of Definitive First Mortgage Notes but may have variations that the Company considers appropriate for temporary First Mortgage Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive First Mortgage Notes in exchange for temporary First Mortgage Notes.

   (b)    Until   such   exchange,  Holders  of  temporary  First
Mortgage Notes shall be entitled to all of the benefits of this Indenture.

SECTION 2.11.    CANCELLATION.

      The Company at any time may deliver First Mortgage Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any First Mortgage Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all First Mortgage Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled First Mortgage Notes (subject to the record retention requirement of the Exchange Act), unless the Company directs cancelled First Mortgage Notes to be returned to it. The Company may not issue new First Mortgage Notes to replace First Mortgage Notes that it has redeemed or paid or that have been delivered to the Trustee for cancellation. All cancelled First Mortgage Notes held by the Trustee shall be destroyed and certification of their destruction delivered to the Company, unless by a written order, signed by two Officers of the Company, the Company shall direct that cancelled First Mortgage Notes be returned to it.

SECTION 2.12.    DEFAULTED INTEREST.

      If  the  Company or any Guarantor defaults in a payment  of interest on any series of First Mortgage Notes, the Company or such Guarantor (to the extent of their obligations under the Note Guarantees) shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders of First Mortgage Notes of such series on a subsequent special record date, in each case at the rate provided in the First Mortgage Notes of such series and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of such defaulted interest proposed to be paid on each First Mortgage Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, PROVIDED that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 2.13.    RECORD DATE.

      The record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture shall be determined as the Company determines or, if not so determined, as provided in TIA Section 316(c).

                           ARTICLE 3
                OFFERS TO PURCHASE OR REDEMPTION

SECTION 3.01.    NOTICES TO TRUSTEE.

      (a) If the Company elects to redeem First Mortgage Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the Section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the series of First Mortgage Notes to be redeemed,
(iv) the principal amount of First Mortgage Notes to be redeemed and (v) the redemption price.

      (b) If the Company is required to make an offer to purchase First Mortgage Notes pursuant to the provisions of Section 4.10, 4.11, 4.16, 4.24 or 4.28 it shall furnish to the Trustee, at least 30 days before the scheduled purchase date, an Officers' Certificate setting forth (i) the Section of this Indenture pursuant to which the offer to purchase shall occur, (ii) the offer's terms, (iii) the purchase price, (iv) the principal amount of the First Mortgage Notes to be purchased and (v) further setting forth a statement (A) of the Company's Excess Cash Flow for the fiscal year then ended, or to the effect that
(B) the Company or one of its Restricted Subsidiaries has made an Asset Sale and there are Excess Proceeds aggregating more than $7.5 million and the amount of such Excess Proceeds, (C) the Company or one of its Restricted Subsidiaries has suffered an Event of Loss and there are Excess Loss Proceeds aggregating more than $7.5 million and the amount of such Excess Loss Proceeds,
(D) a Change of Control has occurred, or (E) the transfer of the Certificate of Suitability from the Manager to the Company has not occurred by July 1, 1996, as applicable.

SECTION 3.02.    SELECTION   OF   FIRST  MORTGAGE  NOTES  TO   BE
                 PURCHASED OR REDEEMED.

      (a) If less than all of the First Mortgage Notes are to be purchased in an Asset Sale Offer, Event of Loss Offer, Excess Cash Flow Offer, or Certificate of Suitability Transfer Offer or redeemed at any time, selection of First Mortgage Notes for purchase or redemption shall be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the First Mortgage Notes are listed, or, if the First Mortgage Notes are not so listed, on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate (and in such manner as complies with applicable legal requirements); PROVIDED that no First Mortgage Notes of $1,000 or less shall be purchased or redeemed in part.

      (b) Notices of purchase or redemption shall be mailed by first class mail, postage prepaid, at least 30 but not more than 60 days before the purchase or redemption date to each Holder of First Mortgage Notes to be purchased or redeemed at such Holder's registered address. If any First Mortgage Note is to be purchased or redeemed in part only, any notice of purchase or redemption that relates to such First Mortgage Note shall state the portion of the principal amount thereof that has been or is to be purchased or redeemed.

      (c) In the event of partial purchase or partial redemption in the manner provided above, the particular First Mortgage Notes to be purchased or redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the purchase or redemption date by the Trustee from the outstanding First Mortgage Notes not previously purchased or called for redemption. In the event that less than all of the First Mortgage Notes properly tendered in an Asset Sale Offer, Event of Loss Offer, Excess Cash Flow Offer or Certificate of Suitability Transfer Offer are to be purchased, the particular First Mortgage Notes to be purchased shall be selected promptly upon the expiration of such Asset Sale Offer, Event of Loss Offer, Excess Cash Flow Offer or Certificate of Suitability Transfer Offer.

      (d) The Trustee shall promptly notify the Company in writing of the First Mortgage Notes selected for purchase or redemption and, in the case of any First Mortgage Note selected for partial purchase or redemption, the principal amount thereof to be purchased or redeemed. First Mortgage Notes and portions of First Mortgage Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the First Mortgage Notes of a Holder are to be purchased or redeemed, the entire outstanding amount of First Mortgage Notes held by such redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to First Mortgage Notes purchased or called for redemption also apply to portions of First Mortgage Notes purchased or called for redemption.

      (e) A new First Mortgage Note in principal amount equal to the unpurchased or unredeemed portion of any First Mortgage Note purchased or redeemed in part shall be issued in the name of the Holder thereof upon cancellation of the original First Mortgage Note. On and after the purchase or redemption date, unless the Company defaults in payment of the purchase or redemption price, interest shall cease to accrue on First Mortgage Notes or portions thereof purchased or called for redemption.

      (f) In the event the Company is required to make an Asset Sale Offer, an Event of Loss Offer or an Excess Cash Flow Offer pursuant to Section 4.10, 4.11 or 4.24 hereof, and the amount of money in the Escrow Account or the amount of Excess Proceeds, Excess Loss Proceeds or Excess Cash Flow, as the case may be, to be applied to such purchase would result in the purchase of a principal amount of First Mortgage Notes that is not evenly divisible by $1,000, the Trustee shall promptly refund to the Company the amount of Excess Proceeds, Excess Loss Proceeds or Excess Cash Flow that are not applied pursuant to the terms of this Indenture, as the case may be, that is not necessary to purchase the immediately lesser principal amount of First Mortgage Notes that is so divisible.

SECTION 3.03.    NOTICE OF REDEMPTION.

      (a) At least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose First Mortgage Notes are to be redeemed at its registered address.

      (b) The notice shall identify the First Mortgage Notes to be redeemed and shall state:

           (i)   the redemption date;

           (ii)  the redemption price;

           (iii) if any First Mortgage Note is being redeemed in part, the portion of the principal amount of such First Mortgage Note to be redeemed and that, after the redemption date upon surrender of such First Mortgage Note, a new First Mortgage Note or First Mortgage Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original First Mortgage Note;

           (iv)  the name and address of the Paying Agent;

           (v) that First Mortgage Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

           (vi) that, unless the Company defaults in making such redemption payment, interest on First Mortgage Notes called for redemption ceases to accrue on and after the redemption date;

           (vii) the paragraph of the First Mortgage Notes and/or
      Section  of  this  Indenture pursuant to  which  the  First
      Mortgage  Notes  called for redemption are being  redeemed;
      and

           (viii)that  no  representation  is  made  as  to   the
      correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the First Mortgage Notes.

      (c) At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; PROVIDED, HOWEVER, that the Company shall have delivered to the Trustee, at least 35 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 3.04.    EFFECT OF NOTICE OF REDEMPTION.

      Once  notice  of  redemption is mailed in  accordance  with
Section 3.03 hereof, First Mortgage Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

SECTION 3.05.    DEPOSIT OF PURCHASE OR REDEMPTION PRICE.

      (a) On or prior to any purchase date with respect to an offer to purchase the First Mortgage Notes required hereunder or redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the purchase or redemption price of, and accrued and unpaid interest, if any, on all First Mortgage Notes to be purchased or redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the purchase or redemption price of, and accrued and unpaid interest, if any, on, all First Mortgage Notes to be purchased or redeemed.

      (b) If the Company complies with the provisions of the preceding paragraph, on and after the purchase or redemption date, interest shall cease to accrue on the First Mortgage Notes or the portions of First Mortgage Notes purchased or called for redemption. If a First Mortgage Note is purchased or redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such First Mortgage Note was registered at the close of business on such record date. If any First Mortgage Note tendered for purchase or called for redemption shall not be so paid upon surrender for such tender or redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the purchase or redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the First Mortgage Notes and in Section 4.01 hereof.

SECTION 3.06.    FIRST  MORTGAGE  NOTES PURCHASED OR REDEEMED  IN
                 PART.

      Upon surrender of a First Mortgage Note that is purchased or redeemed in part, the Company shall issue and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company a new First Mortgage Note equal in principal amount to the unpurchased or unredeemed portion of the First Mortgage Note surrendered.

SECTION 3.07.    OPTIONAL REDEMPTION.

      (a) Except as set forth in Section 3.08 hereof, the First Mortgage Notes of any series are not redeemable at the Company's option prior to March 15, 2000. From and after March 15, 2000, the First Mortgage Notes shall be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date as set forth in paragraph 5 of the First Mortgage Notes.

      (b)  Any redemption pursuant to this Section 3.07 shall  be made  pursuant  to the provisions of Sections 3.01  through  3.06 hereof.

SECTION 3.08.    REDEMPTION PURSUANT TO GAMING LAW.

      (a) Notwithstanding any other provisions of this Article 3, if any Gaming Authority requires that a Holder or beneficial owner of the First Mortgage Notes must be licensed, qualified or found suitable under any applicable gaming laws in order to maintain any Gaming License or franchise of the Company or any Restricted Subsidiary under any applicable gaming laws, and such Holder or beneficial owner fails to apply for a license, qualification or finding of suitability within 30 days after being requested to do so by such Gaming Authority (or such lesser period that may be required by such Gaming Authority) or if such Holder or beneficial owner is not so licensed, qualified or found suitable by such Gaming Authority or the Company determines, upon the written advice of counsel or any Gaming Authority, that the ownership of the First Mortgage Notes would jeopardize or prevent the issuance of any Gaming License to the Company, or the reinstatement or renewal of any Gaming License held by the Company, the Company shall have the right, at its option, (i) to require such Holder or beneficial owner to dispose of such Holder's or beneficial owner's First Mortgage Notes within 30 days of receipt of such finding by the applicable Gaming Authority that such Holder or beneficial owner will not be licensed, qualified or found suitable as directed by such Gaming Authority or within 30 days of the Company's determination, described herein, based upon written advice of counsel or any Gaming Authority (or such earlier date as may be required by the applicable Gaming Authority) or (ii) to call for redemption of the First Mortgage Notes of such Holder or beneficial owner at a redemption price equal to the lesser of the principal amount thereof or the price at which such Holder or beneficial owner acquired the First Mortgage Notes, together with, in either case, accrued and unpaid interest and Liquidated Damages thereon, if any, to the earlier of the date of redemption or the date of the finding of unsuitability by such Gaming Authority, which may be less than 30 days following the notice of redemption if so ordered by such Gaming Authority. In connection with any such redemption, and except as may be required by a Gaming Authority, the Company shall comply with the procedures contained in this Indenture and the First Mortgage Notes for redemption of the First Mortgage Notes. Under this Indenture, the Company is not required to pay or reimburse any Holder or beneficial owner of the First Mortgage Notes who is required to apply for such license, qualification or finding of suitability for the costs or fees of such application, licensure, qualification or finding, including investigation costs for such qualification or finding.

      (b)  In  connection with any redemption  pursuant  to  this
Section  3.08,  and  except  as  may  be  required  by  a  Gaming
Authority, the Company shall be required to comply with  Sections
3.01 through 3.06 hereof.

SECTION 3.09.    MANDATORY REDEMPTION.

      Except  as set forth under Sections 4.10, 4.11, 4.16,  4.24 and 4.28 hereof, the Company shall not be required to make mandatory redemptions or sinking fund payments prior to maturity with respect to the First Mortgage Notes.

SECTION 3.10.    REPURCHASE OFFERS.

      (a) In the event that, pursuant to Section 4.10, 4.11, 4.16, 4.24 or 4.28 hereof, the Company shall be required to commence an offer to all Holders to purchase First Mortgage Notes (a "REPURCHASE OFFER"), it shall follow the procedures specified below.

      (b) The Repurchase Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "OFFER PERIOD"). No later than five Business Days after the termination of the Offer Period (the "PURCHASE DATE"), the Company shall purchase at the purchase price as determined in accordance with Section 4.10, 4.11, 4.16, 4.24 or 4.28 hereof, as the case may be (the "PURCHASE PRICE"), the principal amount of First Mortgage Notes required to be purchased pursuant to Section 4.10, 4.11, 4.16, 4.24 or 4.28 hereof, as the case may be (the "OFFER AMOUNT"), or, if less than the Offer Amount has been tendered, all First Mortgage Notes tendered in response to the Repurchase Offer. Payment for any First Mortgage Notes so purchased shall be made in the same manner as interest payments are made.

      (c) If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, if any, shall be paid to the Person in whose name a First Mortgage Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender First Mortgage Notes pursuant to the Repurchase Offer.

      (d) Upon the commencement of a Repurchase Offer, the Company shall send, by first class mail, a notice to each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender First Mortgage Notes pursuant to the Repurchase Offer. The Repurchase Offer shall be made to all Holders. The notice, which shall govern the terms of the Repurchase Offer, shall state:

           (i) that the Repurchase Offer is being made pursuant to this Section 3.10 and Section 4.10, 4.11, 4.16, 4.24 or
      4.28 hereof, as the case may be, and that all First Mortgage Notes properly tendered pursuant to such Repurchase Offer shall be accepted for payment;

           (ii) the Offer Amount, the Purchase Price and the Purchase Date, which shall be no earlier than 30 days nor later than 60 days from the date on which such notice is mailed, except as may be otherwise required by applicable law;

           (iii) that  any  First   Mortgage  Note  not  properly
      tendered shall remain outstanding and continue to accrue interest;

           (iv) that, unless the Company defaults in making such payment, all First Mortgage Notes accepted for payment pursuant to the Repurchase Offer shall cease to accrue interest after the Purchase Date;

           (v) that Holders electing to have any First Mortgage Notes purchased pursuant to a Repurchase Offer shall be required to surrender the First Mortgage Notes, with the form titled "Option of Holder to Elect Purchase" on the reverse of the First Mortgage Notes completed, or transfer by book entry transfer, to the Company, the Depository, if appointed by the Company, or to the Paying Agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Purchase Date;

           (vi) that Holders shall be entitled to withdraw their tendered First Mortgage Notes and their election to require the Company to purchase the First Mortgage Notes, PROVIDED, that the Company, the depository or the Paying Agent receives, not later than the close of business on the last day of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of First Mortgage Notes tendered for purchase, and a statement that such Holder is withdrawing his tendered First Mortgage Notes and his election to have such First Mortgage Notes purchased; and

           (vii) that Holders whose First Mortgage Notes are being purchased only in part shall be issued new First Mortgage Notes equal in principal amount to the unpurchased portion of the First Mortgage Notes surrendered (or transferred by book-entry transfer), which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof.

      (e) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the First Mortgage Notes pursuant to a Repurchase Offer.

      (f) On the Purchase Date, the Company shall, to the extent permitted by law, (i) accept for payment, pursuant to the terms of Section 3.02 hereof, the Offer Amount of First Mortgage Notes or portions thereof properly tendered pursuant to the Repurchase Offer, or if less than the Offer Amount has been tendered, all First Mortgage Notes tendered, (ii) deposit with the Paying Agent an amount equal to the aggregate Purchase Price in respect of all First Mortgage Notes or portions thereof so tendered and
(iii) deliver, or cause to be delivered, to the Trustee for cancellation the First Mortgage Notes so accepted together with an Officers' Certificate stating that such First Mortgage Notes or portions thereof have been tendered to and purchased by the Company. The Paying Agent shall promptly (but in any case not later than three days after the Purchase Date) mail or deliver to each Holder an amount equal to the Purchase Price of the First Mortgage Notes tendered by such Holder and accepted by the Company for purchase and the Trustee shall promptly authenticate and mail or deliver a new First Mortgage Note to such Holder equal in principal amount to any unpurchased portion of the First Mortgage Notes surrendered, if any, PROVIDED that each such new First Mortgage Note shall be in a principal amount of $1,000 or an integral multiple thereof. Any First Mortgage Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Repurchase Offer on or as soon as practicable after the Purchase Date.

      (g)  Other  than  as  specifically  provided  in  this  Sec tion  3.10, any purchase pursuant to this Section 3.10  shall  be made  pursuant  to the provisions of Sections 3.01  through  3.06 hereof to the extent applicable.

                           ARTICLE 4
                           COVENANTS

SECTION 4.01.    PAYMENT OF FIRST MORTGAGE NOTES.

      (a) The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the First Mortgage Notes on the dates and in the manner provided in the First Mortgage Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Company shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

      (b) The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the First Mortgage Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.02.    MAINTENANCE OF OFFICE OR AGENCY.

      (a) The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where First Mortgage Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company or the Guarantors in respect of the First Mortgage Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

      (b) The Company may also from time to time designate one or more other offices or agencies where the First Mortgage Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

      (c)  The  Company  hereby designates  the  Corporate  Trust
Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03.

SECTION 4.03.    REPORTS.

      (a) Whether or not required by the rules and regulations of the Commission, and within the time periods that are (or would be) prescribed thereby, so long as any First Mortgage Notes are outstanding, the Company shall furnish to the Holders of the First Mortgage Notes, (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on

Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's independent certified public accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports. In addition, whether or not required by the rules and regulations of the Commission, the Company shall file a copy of all such information and reports with the Commission for public availability (unless the Commission shall not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

      (b) For so long as any First Mortgage Notes remain outstanding, the Company shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

SECTION 4.04.    COMPLIANCE CERTIFICATE.

      (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers of the Company with a view to determining whether the Company and each obligor on the First Mortgage Notes and this Indenture is in compliance with this Indenture and each Collateral Document and further stating,
(i) as to each such Officer signing such certificate, that to the best of his or her knowledge the Company and each such obligor is in compliance with each and every covenant contained in this Indenture and each Collateral Document and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture or any Collateral Document (or, if a Default or Event of Default shall exist, describing all such
Defaults or Events of Default of which he or she may have knowledge and what action the Company or such obligor, as the case may be, is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred that remains in existence by reason of which payments on account of the principal of or interest, if any, on the First Mortgage Notes is prohibited or if such event exists, a description of the event and what action the Company or such obligor, as the case may be, is taking or proposes to take with respect thereto and (ii) the amount of Excess Cash Flow for such fiscal year and whether the Company is required to make an Excess Cash Flow Offer pursuant to Section 4.24 hereof.

      (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03(a) above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company is in violation of any provisions of Article 4 or Article 5 hereof or, if any such violation exists, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

      (c) The Company shall, so long as any of the First Mortgage Notes are outstanding, deliver to the Trustee, within five Business Days upon any Officer becoming aware of any Default or Event of Default or any event of default under any document, instrument or agreement representing Indebtedness of the Company, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

      (d) Immediately upon East Chicago Showboat becoming Operating, the Company shall deliver promptly to the Trustee an Officers' Certificate that shall state that (i) East Chicago
Showboat is Operating and (ii) the date on which East Chicago Showboat became Operating.

SECTION 4.05.    TAXES.

      The Company shall pay, and shall cause each of its Restricted Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the First Mortgage Notes.

SECTION 4.06.    STAY, EXTENSION AND USURY LAWS.

      Each of the Company and the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and each of the Company and the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.07.    RESTRICTED PAYMENTS.

      The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (other than (1) dividends or distributions by the Company payable in Equity Interests (other than Disqualified Stock) of the Company or (2) dividends or distributions by a Restricted Subsidiary of the Company payable to the Company); (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any of its Restricted Subsidiaries or any other Affiliate of the Company (other than any such Equity Interests owned by the Company or any Wholly Owned Restricted Subsidiary); (iii) purchase, redeem or otherwise acquire or retire for value any Subordinated Indebtedness of the Company or any of its Restricted Subsidiaries; (iv) make any payment in respect of repayment or reimbursement of amounts advanced under any obligation under the Completion Guarantee or make any payment of any fee for services to any Affiliate of any partner of the Company (other than a reimbursement of actual out-of-pocket costs not to exceed fair market value and other than any payment in the form of Equity Interests that are not Disqualified Stock); or (v) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (v) above being collectively referred to as "Restricted Payments"), unless, at the time of such Restricted Payment:

      (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

      (b) for any Restricted Payment, the Company would, at the time of such Restricted Payment and after giving PRO FORMA effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in
   Section 4.09 hereof; and

      (c) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Issuance Date (including Restricted Payments permitted by clauses (u) and (x) in the next succeeding paragraph of this Section 4.07 but excluding Restricted Payments under clauses (v), (w), (y) and (z) in the next succeeding paragraph of this Section 4.07), is less than the sum of (i) 50% of the Combined Net Income After Tax
   Distributions of the Company for the period (taken as one accounting period) from the first day after East Chicago Showboat is Operating to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available (or, if such Combined Net Income After Tax Distributions for such period is a deficit, MINUS 100% of such deficit), PLUS (ii) 100% of the aggregate net cash proceeds received by the Company since the Issuance Date from the issue or sale of Equity Interests or debt securities of the Company that have been converted into such Equity Interests of the Company (other than (1) Equity Interests or convertible debt securities of the Company sold to a Restricted Subsidiary of the Company, (2) Disqualified Stock or debt securities that have been converted into Disqualified Stock, (3) Equity Interests the proceeds of which were applied under clauses (v) and (w) of the next succeeding paragraph of this Section 4.07 and (4) Equity Interests issued or sold to comply with the Standby Equity Commitment or the Completion Guarantee), PLUS (iii) to the extent not otherwise included in the Company's Combined Net Income After Tax Distributions, 100% of the cash dividends or distributions or the amount of the cash principal and interest payments received since the Issuance Date by the Company or any Restricted Subsidiary from any Unrestricted Subsidiary or in respect of any Restricted Investment (other than dividends or distributions to pay obligations of such Unrestricted Subsidiary for income taxes), until the entire amount of the Investment in such Unrestricted Subsidiary has been received or the entire amount of such Restricted Investment has been returned, as the case may be.

      The foregoing provisions shall not prohibit:

         (u) the payment of any dividend or the making of any distribution within 60 days after the date of declaration thereof, if, at the date of declaration, such payment or distribution would have complied with the provisions of this Indenture;

         (v) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company or any Restricted Subsidiary in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of Equity Interests of the Company (other than any Disqualified Stock);

         (w) the redemption, repurchase, retirement or other acquisition of any Subordinated Indebtedness of the Company or any Restricted Subsidiary in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of Subordinated Indebtedness of the Company or Equity Interests of the Company (other than Disqualified Stock); PROVIDED, HOWEVER, that (A) the principal amount of such Subordinated Indebtedness shall not exceed the principal amount of the Subordinated Indebtedness so redeemed, repurchased, retired or otherwise acquired (plus the amount of reasonable expenses incurred and any premium paid in connection therewith), (B) the Subordinated Indebtedness shall have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Subordinated Indebtedness being redeemed, repurchased, retired or otherwise acquired, and (C) such Subordinated Indebtedness is subordinated in right of payment to the First Mortgage Notes and any Note Guarantee on terms at least as favorable to the Holders as those contained in the documentation governing the Subordinated Indebtedness being redeemed, repurchased, retired or otherwise acquired;

         (x) any redemption or purchase by the Company or any Restricted Subsidiary of Equity Interests of the Company required by a Gaming Authority in order to preserve a Gaming License; (PROVIDED, that so long as such efforts do not jeopardize any Gaming License, the Company or such Restricted Subsidiary shall have diligently attempted to find a third-party purchaser for such Equity Interests and no third-party purchaser acceptable to the applicable Gaming Authority was willing to purchase such Equity
      Interests  within a time period acceptable to  such  Gaming
      Authority);

         (y) the payment of fees to the Manager under the Management Agreement; PROVIDED, HOWEVER, that: (A) no
      Default or Event of Default shall have occurred and be continuing by the Company; (B) at the time of payment of such fees, the Company's Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of such payment would have been at least 1.5 to 1.0 (calculated on a pro forma cash basis after only deducting such fees to the extent paid in cash and not deferred for such period including any fees deferred from a prior period to be paid in cash during such period and not deducting any such fees to the extent deferred and not paid in cash during such period); and (C) any fees not paid pursuant to the previous provision shall be deferred and may be paid only at such time that such fee may be paid under this clause (y) or as a Restricted Payment under paragraph (c) above; and

         (z)     quarterly distributions to the partners  of  the
      Company in an amount not to exceed, with respect to any fiscal year, an amount equal to the good faith estimate of maximum federal and state income tax liability of the
      Company in such period if it were a taxable Person at the highest effective federal and state tax rate of any partner of the Parent Partnership. Each such quarterly distribution shall not exceed the estimated federal and state tax liability calculated on such basis. In addition, the Company may make one annual tax distribution in respect of any difference between the annual tax liability so calculated and the estimated quarterly distributions made. Any distribution of estimated tax payments that exceed the annual tax liability so calculated shall be applied to reduce the distributions in the following year;

      The amount of all Restricted Payments (other than cash) shall be the fair market value (as determined in good faith by, and evidenced by a resolution of, the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) on the date of such Restricted Payment of the asset(s) proposed to be transferred by the Company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment.

      Not less than once each fiscal quarter, the Company shall deliver to the Trustee an Officers' Certificate stating that each Restricted Payment made during the prior fiscal quarter was permitted and setting forth the basis upon which the calculations required by this Section 4.07 were computed, which calculations may be based upon the Company's latest available financial statements.

      For purposes of determining the amount of Restricted Investments outstanding at any time, all Restricted Investments shall be valued at their fair market value at the time made (as determined in good faith by, and evidenced by a resolution of, the Board of Directors set forth in an Officers' Certificate delivered to the Trustee), and no adjustments shall be made for subsequent changes in fair market value.

SECTION 4.08.    DIVIDEND    AND    OTHER  PAYMENT   RESTRICTIONS
                 AFFECTING SUBSIDIARIES.

      (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:

           (i) (A) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (B) pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries (other than in respect of the subordination of such Indebtedness to the First Mortgage Notes or the Note Guarantees, as the case may be);

           (ii) make loans or advances to the Company or any of its Restricted Subsidiaries; or

           (iii) sell, lease, or transfer any of  its  properties
      or assets  to  the  Company  or  any  of   its   Restricted
      Subsidiaries.

      (b) Paragraph (a) of this Section 4.08 shall not apply (in each case) for such encumbrances or restrictions existing under or by reason of:

           (i)   contractual  encumbrances  or  restrictions   in
      effect on the Issuance Date;

           (ii)  this  Indenture,  the  First Mortgage Notes, any
      Note Guarantees and the Collateral Documents;

           (iii) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any Restricted Subsidiary as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired and replacements and accessions thereto;

           (iv) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

           (v) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature discussed in clause (iii) of paragraph (a) of this Section 4.08 on the property so acquired;

           (vi) applicable law or any applicable rule or order of any Gaming Authority; or

           (vii) any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (i) through (vi) of this paragraph
      (b); PROVIDED, that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Board of Directors (as evidenced by a resolution thereof set forth in an Officers' Certificate delivered to the Trustee), no more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

SECTION 4.09.    LIMITATIONS  ON  INCURRENCE OF INDEBTEDNESS  AND
                 ISSUANCE OF DISQUALIFIED STOCK.

      The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to (collectively, "incur" and correlatively, an "incurrence" of) any Indebtedness (including Acquired Indebtedness) or issue any shares of Disqualified Stock; PROVIDED, HOWEVER, that the Company and its Restricted Subsidiaries may incur Indebtedness or issue shares of Disqualified Stock if: (i) East Chicago Showboat is Operating, and (ii) the Company's Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of such incurrence or issuance would have been at least
2.0 to 1.0, determined on a PRO FORMA basis (including a PRO FORMA application of the net proceeds therefrom) as if the additional Indebtedness had been incurred or the Disqualified Stock had been issued, as the case may be, and the application of such proceeds had occurred, at the beginning of such four-quarter period:

      The foregoing limitations shall not apply to:

      (a) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness for working capital in an aggregate principal amount not to exceed $3.0 million at any time outstanding;

      (b) the incurrence by the Company or any of its Restricted Subsidiaries of the Existing Indebtedness;

      (c) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by the First Mortgage Notes or a Note Guarantee or obligations arising under the Collateral Documents, to the extent that such obligations would constitute Indebtedness;

      (d) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness (the "REFINANCING INDEBTEDNESS") issued in exchange for, or the proceeds of which are used to extend, refinance, renew, replace, or refund Indebtedness referred to the first paragraph of this Section
   4.09 or in clauses (b) or (c) or this clause (d); PROVIDED, HOWEVER, that (1) the principal amount of such Refinancing Indebtedness shall not exceed the principal amount of Indebtedness so extended, refinanced, renewed, replaced, substituted or refunded (plus the amount of reasonable expenses incurred and any premium paid in connection therewith), (2) the Refinancing Indebtedness shall, if applicable, be subordinated in right and priority of payment to the First Mortgage Notes and any Note Guarantee on terms at least as favorable to the Holders of the First Mortgage Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, substituted or refunded, and (3) the Refinancing Indebtedness shall have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being extended, refinanced, renewed, replaced, substituted or refunded;

      (e) intercompany Indebtedness between or among the Company and any Wholly Owned Restricted Subsidiary; PROVIDED, HOWEVER, the obligations to pay principal, interest or other amounts under such intercompany Indebtedness is subordinated to the prior payment in full in cash of the First Mortgage Notes and any Note Guarantee;

      (f) Hedging Obligations that are incurred for the purpose of fixing or hedging (1) interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding or (2) foreign currency exchange rate risk;

      (g) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase or lease of personal property or equipment used in the Principal Business of the Company or such Restricted Subsidiary, in an aggregate principal amount pursuant to this clause (g) not to exceed $16.0 million at any time outstanding;

      (h) the incurrence by the Company or any of its Restricted Subsidiaries of Non-Recourse Financing used to finance the purchase or lease of personal or real property used in the business of the Company or any such Restricted Subsidiary; PROVIDED, that (1) such Non-Recourse Financing represents at least 80% of the purchase price of such personal or real property, (2) the Indebtedness incurred pursuant to this clause (h) shall not exceed $15.0 million at any time outstanding, and (3) no such Indebtedness may be incurred pursuant to this clause (h) unless East Chicago Showboat is Operating and the Company shall have generated at least $10.0 million of Combined Cash Flow in any one fiscal quarter; and

      (i) the incurrence by the Company or any of its Restricted Subsidiaries of any other Indebtedness in an aggregate principal amount pursuant to this clause (i) not to exceed $4.0 million at any time outstanding.

      (j) The Company shall not permit any of its Unrestricted Subsidiaries to incur any Indebtedness (including Acquired Indebtedness) or issue any shares of Disqualified Stock, other than Non-Recourse Indebtedness; PROVIDED, HOWEVER, that if any such Unrestricted Subsidiary ceases to remain an Unrestricted Subsidiary, such event shall be deemed to constitute the incurrence of the Indebtedness of such Subsidiary by a Restricted Subsidiary.

SECTION 4.10.    ASSET SALES.

      (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, cause, make or suffer to exist any Asset Sale, unless (i) no Default or Event of Default exists or is continuing immediately prior to or after giving effect to such Asset Sale, (ii) the Company or its Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined by the Board of Directors and set forth in an Officers' Certificate delivered to the Trustee) of the assets sold or otherwise disposed of and (iii) at least 80% of the consideration therefor received by the Company or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; PROVIDED, HOWEVER, that the amount of (A) any liabilities (as shown on the Company's or such Restricted Subsidiary's, as the case may be, most recent balance sheet or in the notes thereto) of the Company or any Restricted Subsidiary, as the case may be (other than liabilities that are by their terms expressly subordinated to the First Mortgage Notes or any Note Guarantee), that are assumed or repaid by the transferee of any such assets and (B) any notes or other obligations received by the Company or any Restricted Subsidiary, as the case may be, from such transferee that are converted by the Company or such Restricted Subsidiary, as the case may be, into cash (to the extent of the cash received) within 10 Business Days following the closing of such Asset Sale, shall be deemed to be cash only for purposes of satisfying clause (iii) of this paragraph and for no other purpose under this Indenture.

      (b) Within 180 days after the Company's or any Restricted Subsidiary's, as the case may be, receipt of the Net Proceeds of any Asset Sale, the Company or such Restricted Subsidiary, as the case may be, may apply the Net Proceeds from such Asset Sale to an investment in any one or more businesses, capital expenditures or other tangible assets of the Company or any Restricted
Subsidiary, in each case, engaged, used or useful in the Principal Business, with no concurrent obligation to make an offer to repurchase any First Mortgage Notes. Pending the final application of any such Net Proceeds, the Company or such Restricted Subsidiary, as the case may be, may temporarily reduce Indebtedness under a revolving credit facility, if any, or otherwise invest such Net Proceeds in Cash Equivalents, which shall be pledged to the Trustee as security for the First Mortgage Notes if such unapplied Net Proceeds aggregate more than $2.0 million at any time. Any Net Proceeds from any Asset Sale that are not invested as provided in the first sentence of this paragraph shall be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $7.5 million, the Company shall make an offer to all Holders (an "Asset Sale
Offer") to purchase the maximum principal amount of First Mortgage Notes, that is an integral multiple of $1,000, that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 101% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date fixed for the closing of such Asset Sale Offer, in accordance with the procedures set forth in this Indenture. The Company shall commence an Asset Sale Offer with respect to Excess Proceeds within 10 Business Days after the date that the Excess Proceeds exceed $7.5 million by mailing the notice required pursuant to the terms of this Indenture. To the extent that the aggregate amount of First Mortgage Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may, subject to the other provisions of this Indenture, use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of First Mortgage Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the First Mortgage Notes to be purchased in the manner described under Section 3.02 hereof. To the extent that the aggregate amount of First Mortgage Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may, subject to the other provisions of the Indenture, use any remaining Excess Proceeds for general corporate purposes. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero. This Indenture shall also require the Company (or such Restricted Subsidiary, as the case may be) to grant to the Trustee, on behalf of the Holders, a first priority lien on any properties or assets acquired with the Net Proceeds of any such Asset Sale on the terms set forth in this Indenture and the Collateral Documents.

SECTION 4.11.    EVENT OF LOSS.

      (a) Within 12 months after any Event of Loss with respect to Collateral with a fair market value (or replacement cost, if greater) in excess of $1.0 million, the Company or the affected Restricted Subsidiary, as the case may be, shall apply the Net Loss Proceeds from such Event of Loss to the rebuilding, repair, replacement or construction of improvements to the East Chicago Showboat, with no concurrent obligation to make any purchase of any First Mortgage Notes; PROVIDED that (i) the Company delivers to the Trustee within 90 days of such Event of Loss a written opinion from a reputable architect that the East Chicago Showboat with at least the Minimum Facilities can be rebuilt, repaired, replaced, or constructed and Operating within one year of such
Event of Loss and that, with respect to any Event of Loss that occurs on or prior to July 1, 1997, such rebuilding, repair, replacement or construction of improvements can be rebuilt, repaired, replaced or constructed and Operating on or prior to December 31, 1997, (ii) an Officer's Certificate certifying that the Company has available from Net Loss Proceeds or other sources sufficient funds to complete such rebuilding, repair, replacement or construction, and (iii) the Net Loss Proceeds are less than $75.0 million. Any Net Loss Proceeds from an Event of Loss that are not reinvested or are not permitted to be reinvested as provided in the first sentence of this paragraph shall be deemed "Excess Loss Proceeds." When the aggregate amount of Excess Loss Proceeds exceeds  $7.5  million, the Company shall make an  offer  to  all
Holders (an "Event of Loss Offer") to purchase the maximum principal amount of First Mortgage Notes, that is an integral multiple of $1,000, that may be purchased out of the Excess Loss Proceeds at a purchase price in cash in an amount equal to 101% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date fixed for the closing of such Event of Loss Offer, in accordance with the procedures set forth in this Indenture. If the aggregate principal amount of First Mortgage Notes tendered pursuant to an Event of Loss Offer exceeds the amount of Excess Loss Proceeds, the Trustee shall select the First Mortgage Notes to be purchased in the manner described under Section 3.02 hereof. To the extent that the aggregate amount of First Mortgage Notes tendered pursuant to an Event of Loss Offer is less than the Excess Loss Proceeds, the Company may, subject to the other provisions of this Indenture, use any remaining Excess Loss Proceeds for general corporate purposes. Upon completion of any such Event of Loss Offer, the amount of Excess Loss Proceeds shall be reset at zero. Pending any permitted rebuilding, repair, replacement or construction or the completion of any Event of Loss Offer, the Company shall pledge to the Trustee as additional Collateral any Net Loss Proceeds or other cash on hand required for such permitted rebuilding, repair, replacement or construction pursuant to the terms of the mortgages relating to the East Chicago Showboat. Such pledged funds shall be released to the Company to pay for or reimburse the Company for the actual cost of such permitted rebuilding, repair or construction, or such Event of Loss Offer, pursuant to the terms of the mortgages relating to the East Chicago Showboat. Pending the final application of the Net Loss proceeds, such proceeds shall be invested in Cash Equivalents which shall be pledged to the Trustee as security for the First Mortgage Notes. The Company or such Restricted Subsidiary shall also grant to the Trustee, on behalf of the Holders, a first priority lien on any properties or assets rebuilt, repaired or constructed with such Net Loss Proceeds on the terms set forth in this Indenture and the Collateral Documents.

      (b)  With  respect to any Event of Loss pursuant to  clause
(D) of the definition of "Event of Loss" that has a fair market value (or replacement cost, if greater) in excess of $15.0 million, the Company (or the affected Restricted Subsidiary, as the case may be, shall be required to receive consideration at least (i) equal to the fair market value (as determined by an Independent Financial Advisor) of the assets subject to an Event of Loss and (ii) 90% of which is in the form of cash or Cash Equivalents; PROVIDED, HOWEVER, that the amount of (A) any liabilities (as shown on the Company's or such Restricted Subsidiary's, as the case may be) most recent balance sheet or in the notes thereto) of the Company (or such Restricted Subsidiary, as the case may be) (other than liabilities that are by their terms expressly subordinated to the First Mortgage Notes or any Note Guarantee) that are assumed or repaid by the transferee of any such assets and (B) any notes or other obligations received by the Company (or such Restricted Subsidiary, as the case may be) from such transferee that are converted by the Company or such Restricted Subsidiary, as the case may be, into cash (to the extent of cash received) within 10 Business Days following the closing of such sale of the assets subject to such Event of Loss, shall be deemed to be cash only for purposes of satisfying clause
(ii) of this paragraph and for no other purpose.

SECTION 4.12.    TRANSACTIONS WITH AFFILIATES.

      The Company shall not, and shall not permit any of its Restricted Subsidiaries to, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless: (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person, and (ii) the Company delivers to the Trustee with respect to any Affiliate Transaction involving aggregate payments in excess of $1.0 million, a resolution adopted by a majority of the disinterested non-employee directors of the Board of Directors approving such Affiliate

Transaction and set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and with respect to any Affiliate Transaction involving aggregate payments of, or loans in the principal amount of, $10.0 million or more, an opinion as to the fairness to the Company or such Restricted Subsidiary from a financial point of view issued by an Independent Financial Advisor.

      The  restrictions contained in this Section 4.12 shall  not apply to the following: (1) transactions between or among the Company and/or any of its Restricted Subsidiaries; (2) Restricted Payments permitted by Section 4.07 hereof; (3) purchases of Equity Interests (other than Disqualified Stock) by any holder of Capital Stock of the Company (or an Affiliate of any holder of Capital Stock of the Company); PROVIDED that such Equity Interests do not bear cash dividends; (4) any payments due to the Manager under the Management Agreement in the form executed prior to the Issuance Date; (5) payments to Second Century, TCEF and ECCF relating to the Company's economic development commitments to the City of East Chicago under the Certificate of Suitability; and (6) the transactions contemplated by the Completion Guarantee and the Standby Equity Commitment.

SECTION 4.13.    LIENS.

      The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien, except Permitted Liens, on any asset owned as of the Issuance Date or thereafter acquired by the Company or such Restricted Subsidiary (including, without limitation, the Collateral), or any income or profits therefrom, or assign or convey any right to receive income or profits therefrom.

SECTION 4.14.    LINE OF BUSINESS.

      For so long as any First Mortgage Notes are outstanding, the Company shall not, and shall not permit any of its Restricted
Subsidiaries to, engage in any business or activity other than the Principal Business.

      Finance Corporation shall not own or acquire any assets or properties, or conduct any business or activities other than in connection with the issuance of the First Mortgage Notes and observance of the provisions of this Indenture.

SECTION 4.15.    CORPORATE OR PARTNERSHIP EXISTENCE.

      Subject to Article 5 and Article 11 hereof, as the case may be, the Company and each of the Guarantors shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate or partnership existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company, any such Guarantor or any such Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company, the Guarantor and their respective Subsidiaries; PROVIDED, HOWEVER, that the Company and the Guarantors shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of their respective Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company, the Guarantors and their Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the First Mortgage Notes.

SECTION 4.16.    CHANGE OF CONTROL.

      Upon the occurrence of a Change of Control, the Company shall make an offer to purchase all or any part (equal to $1,000 or an integral multiple thereof) of the First Mortgage Notes (the "Change of Control Offer") at a purchase price in cash (the
"Change of Control Payment") equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase. Such Change of Control Offer shall be made in accordance with the procedures set forth in Article 3 hereof. Within 30 days following any Change of Control, the Company shall commence such Change of Control Offer by mailing the notice set forth in
Section 3.10 hereof to Holders of First Mortgage Notes.

SECTION 4.17.    DESIGNATION OF UNRESTRICTED SUBSIDIARY

      (a)  The  Board  of Directors may designate any  Restricted
Subsidiary (other than Finance Corporation) to be an Unrestricted
Subsidiary; PROVIDED, that:

           (i) at the time of designation, the Investment by the Company and any of its Restricted Subsidiaries in such Subsidiary shall be deemed a Restricted Investment (to the extent not previously included as a Restricted Investment) made on the date of such designation in the amount of the greater of (A) the net book value of such Investment or (B) the fair market value of such Investment (as determined in good faith by, and evidenced by a resolution of, the Board of Directors set forth in an Officers' Certificate delivered to the Trustee);

           (ii) since the Issuance Date, such Unrestricted Subsidiary has not acquired any assets from the Company or any Restricted Subsidiary, other than as permitted by the provisions of this Indenture, including the provisions described under Sections 4.07 and 4.10 hereof;

           (iii) at the time of designation, no Default or Event of Default has occurred and is continuing or will result immediately after such designation or as a result of any Restricted Investment in such Subsidiary;

           (iv) at the time of designation, such Subsidiary has no Indebtedness other than Non-Recourse Indebtedness of such Subsidiary or a Note Guarantee;

           (v)   such  Subsidiary   does  not  own   any   Equity
      Interests in a Restricted Subsidiary;

           (vi) such Subsidiary does not own or operate or possess any material license, franchise or right used in connection with the ownership or operation of any part of the Project Assets of East Chicago Showboat; and

           (vii) such Subsidiary does not operate any gaming operations in East Chicago, Indiana or within a 50 mile radius of Chicago, Illinois, or permit any gaming operations to be conducted on any property owned by such
      Subsidiary in East Chicago, Indiana or within a 50 mile radius of Chicago, Illinois, other than operations that are conducted by the Company or a Restricted Subsidiary pursuant to a lease that extends beyond March 15, 2003.

      (b) An Unrestricted Subsidiary shall cease to be an Unrestricted Subsidiary and shall become a Restricted Subsidiary if either (i) at any time while it is a Subsidiary of the Company, (A) such Subsidiary acquires any assets from the Company or any Restricted Subsidiary other than as permitted by the provisions of this Indenture, including the provisions described under Sections 4.07 and 4.10; (B) such Subsidiary has any Indebtedness other than Non-Recourse Indebtedness of such Subsidiary; (C) such Subsidiary owns any Equity Interests in a Restricted Subsidiary of the Company; and
(D) such Subsidiary owns or operates or possesses any material license, franchise or right used in connection with the ownership or operation of any part of the Project Assets of the East Chicago Showboat or (ii) the Company designates such Unrestricted Subsidiary to be a Restricted Subsidiary and no Default or Event of Default occurs or will be continuing immediately after such designation.

      (c) Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions. As of the Issuance Date, the Company shall not have any Unrestricted Subsidiaries. Unrestricted Subsidiaries shall not be subject to any of the restrictive covenants set forth in this Indenture and will not be Guarantors.

SECTION 4.18.    MAINTENANCE OF INSURANCE.

   Until the First Mortgage Notes have been paid in full, the Company shall, and shall cause its Restricted Subsidiaries to, maintain insurance with responsible carriers against such risks and in such amounts as is customarily carried by similar businesses with such deductibles, retentions, self insured amounts and coinsurance provisions as are customarily carried by similar businesses of similar size, including, without limitation, property and casualty, and shall have provided insurance certificates evidencing such insurance to the Trustee prior to the Issuance Date, excluding, however, insurance coverages for which insurance certificates cannot be issued until after the commencement of construction on the Casino or the Project, in which event the Company shall provide such insurance certificates evidencing its compliance with the insurance requirements of this Section 4.18 promptly after such construction has commenced but in no event later than 30 days after such commencement. The Company shall promptly provide such certificates or other evidence of insurance prior to the anniversary or renewal date of each such policy, which certificate shall expressly state the expiration date for each policy listed. The Company shall furnish or cause to be furnished copies of the policies to the Trustee. Customary insurance coverage shall be deemed to include the following: (i) workers' compensation insurance, to the extent required to comply with all applicable state laws, including a specific endorsement or separate policy covering liability for Federal Longshoremen's and Harbor Workers' Compensation Act (if any employees are so covered by such Act), territorial, or United States laws and regulations or the laws and regulations of any other applicable jurisdiction, (ii) Protection and Indemnity Insurance Collision, including hull liability, liability insurance with minimum limits of $1.0 million, (iii) umbrella or excess liability insurance providing liability limits over and above the foregoing insurance up to a minimum limit of $25.0 million, and (iv) property insurance protecting the property against such risks and hazards as are from time to time covered by an "all-risk" policy or a property policy covering "special" causes of loss (such insurance shall provide coverage in not less than the lesser of 120% of the outstanding principal amount of First Mortgage Notes plus accrued and unpaid interest or 100% of actual replacement value (as determined at each policy renewal based on the F.W. Dodge Building Index or some other recognized means) of any improvements and with a deductible for physical damage to the Casino of not more than 2% of the insured value of the Casino and a deductible for the land based facilities of not more than $500,000 (other than earthquake and flood insurance, for which the deductible may be up to 10% of such replacement value or such greater amount as is available on reasonably commercial terms). Subject to the terms of the Lease Agreement, all insurance required under this Indenture (except worker's compensation) shall name the Company and the Trustee as additional insureds or loss payees, as the case may be, with losses in excess of $1.0 million payable jointly to the Company and the Trustee (unless a Default or Event of Default has occurred and is then continuing, in which case all losses are payable solely to the Trustee), with no recourse against the Trustee for the payment of premiums, deductibles, commissions or club calls, and for at least 30 days notice of cancellation. In the event that an Event of Loss exceeds $7.5 million, all Excess Loss Proceeds shall be deposited in the Escrow Account to be applied in accordance with Section 4.11 hereof. All such insurance policies shall be issued by carriers having an A.M. Best & Company, Inc. rating of A- or higher and a financial size category of not less than X, or if such carrier is not rated by A.M. Best & Company, Inc., having the financial stability and size deemed appropriate by an opinion from a reputable insurance broker. The Company shall deliver to the Trustee on the Issuance Date and each anniversary thereafter a certificate of an insurance agent stating that the insurance policies obtained by the Company and its Restricted Subsidiaries comply with this provision and the related applicable provisions of the Collateral Documents.

SECTION 4.19.    LIMITATION ON STATUS AS INVESTMENT COMPANY.

      None of the Company and its Restricted Subsidiaries shall take any action that would result in a requirement to register as an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended), or otherwise becoming subject to regulation under the Investment Company Act of 1940, as amended.

SECTION 4.20.    COLLATERAL DOCUMENTS.

      Neither the Company nor any of its Restricted Subsidiaries shall amend, waive or modify, or take or refrain from taking any action that has the effect of amending, waiving or modifying any provision of the Collateral Documents, to the extent that such amendment, waiver, modification or action could have an adverse effect on the rights of the Trustee or the Holders of First Mortgage Notes; PROVIDED, that: (i) the Collateral may be released or modified as expressly provided in this Indenture and in the Collateral Documents; (ii) any Note Guarantee and pledges may be released as expressly provided in this Indenture and in the Collateral Documents; (iii) the Construction Budget may be amended as expressly provided in the Escrow and Disbursement Agreement; and (iv) this Indenture and any of the Collateral Documents may be otherwise amended, waived or modified as set forth in Article 9 hereof.

SECTION 4.21.    FURTHER ASSURANCES.

      The Company shall (and shall cause each of its Restricted Subsidiaries to) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, as applicable, any and all such further acts, deeds, conveyances, security agreements, mortgages, assignments, estoppel certificates, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as may be required from time to time in order (i) to carry out more effectively the purposes of the Collateral Documents, (ii) to subject to the Liens created by any of the Collateral Documents any of the properties, rights or interests required to be encumbered thereby, (iii) to perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Trustee any of the rights granted or now or hereafter intended by the parties thereto to be granted to the Trustee or under any other instrument executed in connection therewith or granted to the Company under the Collateral Documents or under any other instrument executed in connection therewith.

SECTION 4.22.    RESTRICTIONS   ON   LEASING  AND  DEDICATION  OF
                 PROPERTY.

      (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, lease, sublease, or grant a license, concession or other agreement to occupy, manage or use any real or personal

Project  Assets owned or leased by the Company or any  Restricted
Subsidiary  (each,  a  "Lease  Transaction"),  other   than   the
following Lease Transactions:

      (i) the Company or any Restricted Subsidiary may enter into a Lease Transaction with respect to any space on or within East Chicago Showboat with any Person (other than an Unrestricted Subsidiary with respect to any space on or within East Chicago Showboat); PROVIDED that such Lease Transaction shall not interfere with, impair or detract from the operations of any of the Project Assets and shall, in the opinion of the Company, enhance the value and operations of East Chicago Showboat and such Lease Transaction is at a fair market rent (in light of other similar or comparable prevailing commercial transactions) and contains such other terms such that the Lease Transaction, taken as a whole, is commercially reasonable and fair to the Company or such Restricted Subsidiary in light of prevailing or comparable transactions in other casinos, hotels, attractions or shopping venues;

      (ii) the Company or any Restricted Subsidiary may enter into a management or operating agreement with respect to any Project Asset (other than any Project Asset or space used for any casino or gaming operations) with any Person (other than an Unrestricted Subsidiary); PROVIDED that the manager or operator has experience in managing or operating similar operations, such management or operating agreement is on commercially reasonable and fair terms to the Company or such Restricted Subsidiary and such management or operating agreement is terminable without penalty to the Company or such Restricted Subsidiary upon no more than 90 days written notice; and

      (iii) the Company may dedicate land, easements or space to any Governmental Authority, provided that such dedication does not materially economically impair the use or operations of the East Chicago Showboat.

      (b) Notwithstanding the foregoing, the Company shall not be permitted to enter into any Lease Transaction: (x) if at the time of such proposed Lease Transaction, a Default or Event of Default has occurred and is continuing or would occur immediately after entering into such Lease Transaction (or immediately after any extension or renewal of such Lease Transaction made at the option of the Company or any Restricted Subsidiary); (y) that permits gaming or casino operations to be conducted with respect to any space on or within East Chicago Showboat by a Person other than the Company or a Restricted Subsidiary; or (z) if such Lease Transaction provides that the Company or any Restricted Subsidiary may subordinate its interest with respect to any space on or within East Chicago Showboat to any lessee or any party providing financing to any lessee.

      (c) The Trustee shall enter into a commercially customary leasehold non-disturbance and attornment agreement with the lessee under any Lease Transaction permitted under this Section
4.22. Such agreement, among other things, shall provide that if the interests of the Company (or in the case of a Lease Transaction being entered into by a Restricted Subsidiary, the interests of the Restricted Subsidiary) in the Project Assets subject to the Lease Transaction are acquired by the Trustee (on behalf of the Holders of the First Mortgage Notes), whether by purchase and sale, foreclosure, or deed in lieu of foreclosure or in any other way, or by a successor to the Trustee, including, without limitation, a purchaser at a foreclosure sale, then (1) the interests of the lessee in the Project Assets subject to the Lease Transaction shall continue in full force and effect and shall not be terminated or disturbed, except in accordance with the lease documentation applicable to the Lease Transaction, and
(2) the lessee in the Lease Transaction shall attorn to and be bound to the Trustee (on behalf of the Holders of First Mortgage Notes), its successors and assigns under all terms, covenants and conditions of the lease documentation applicable to the Lease Transaction. Such agreement shall also contain such other provisions that are commercially customary and that shall not materially and adversely affect the Lien granted by the Leasehold Mortgage, as certified by the Board of Directors in an Officers' Certificate delivered to the Trustee.

SECTION 4.23.    NOTE GUARANTEES.

      The  Company shall, and shall cause each of its  Restricted
Subsidiaries to, comply with Section 11.02 hereof.

SECTION 4.24.    EXCESS CASH FLOW OFFER.

      (a) Within 90 days after each Operating Year, the Company shall make an offer to all Holders (an "EXCESS CASH FLOW OFFER") to purchase the maximum principal amount of First Mortgage Notes, that is an integral multiple of $1,000, that may be purchased with 50% of the Company's Excess Cash Flow (the "EXCESS CASH FLOW OFFER AMOUNT") in respect of the Operating Year then ended, at a purchase price in cash equal to 101% of the principal amount of First Mortgage Notes to be purchased, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date fixed for the closing of such Excess Cash Flow Offer (the "EXCESS CASH FLOW PURCHASE PRICE"), in accordance with the procedures set forth in this Indenture. The Excess Cash Flow Offer shall remain open for 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law. Upon the expirations of such period, the Company will apply the Excess Cash Flow Offer Amount to the purchase of all First Mortgage Notes tendered at the Excess Cash Flow Purchase Price. If the aggregate principal amount of First Mortgage Notes tendered pursuant to any such offer exceeds the amount of funds available to repurchase such First Mortgage Notes, the Trustee will select the First Mortgage Notes to be repurchased in the manner set forth under Section 3.02 hereof. To the extent that the aggregate amount of First Mortgage Notes tendered pursuant to any Excess Cash Flow Offer is less than the Excess Cash Flow Offer Amount with respect thereto, the Company may, subject to the other provisions of this Indenture, use any remaining Excess Cash Flow for general corporate purposes.

      (b) Any offer to repurchase First Mortgage Notes pursuant to this section shall be made in accordance with the procedures set forth in Section 3.10 hereof.

SECTION 4.25.    USE OF PROCEEDS.

      The Company shall use the net proceeds from the sale of the Series A First Mortgage Notes and the proceeds from the Capital Contribution, to the extent of cash remaining, and any Additional Project Financing, to the extent received in cash, if any, only for Permitted Proceed Uses. The Company shall cause all of such proceeds to be deposited into the Escrow Account and disbursed only in accordance with the terms of the Escrow and Disbursement Agreement.

SECTION 4.26.    GAMING LICENSES.

      The Company shall use its best efforts to obtain and retain in full force and effect at all times all Gaming Licenses necessary for the operation of East Chicago Showboat.

SECTION 4.27.    CONSTRUCTION.

      The Company shall cause construction of the East Chicago Showboat, including the furnishing, fixturing and equipping thereof, to be prosecuted with diligence and continuity in a good and workerlike manner substantially in accordance with the Plans and within the Construction Budget.

SECTION 4.28.    TRANSFER OF CERTIFICATE OF SUITABILITY.

      If the Certificate of Suitability has not been transferred from the Manager to the Company by July 1, 1996, the Company shall make an offer to all Holders (a "Certificate of Suitability Transfer Offer") to purchase all or any part (equal to $1,000 or an integral multiple thereof) of the First Mortgage Notes equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase. Such Certificate of Suitability Transfer Offer shall be made in accordance with the procedures set forth in Article 3 hereof. Within 30 days following July 1, 1996, the Company shall commence such Certificate of Suitability Transfer Offer by mailing the notice set forth in Section 3.10 hereof to Holders of First Mortgage Notes.

      Until the earlier to occur of (i) the completion of such Certificate of Suitability Transfer Offer or (ii) transfer of the Certificate of Suitability from the Manager to the Company, the Company will cause the amount of funds remaining in the Escrow Account to be no less than $147.0 million.

SECTION 4.29.    FILING OF FIRST PREFERRED SHIP MORTGAGE.

      The Company shall cause, as soon as practicable after construction has been sufficiently completed to permit such actions (but in no event later than five (5) business days after title to the Casino vessel has been conveyed to Showboat Partnership pursuant to the terms of the Casino Vessel Construction Contract), the Casino vessel to be a newly documented United States vessel with the United States Coast Guard, and to file and perfect a First Preferred Ship Mortgage with respect to such Casino vessel in favor of the Trustee for the ratable benefit of the Holders of the First Mortgage Notes. The Company shall also cause, as soon as practicable after filing of the First Preferred Ship Mortgage with the United States Coast Guard, Financing Statements to be filed with respect to the Casino with the Secretary of State of Indiana and the Office of the Lake County Recorder. In no event shall the Casino vessel be titled under the laws of any state, including the State of Indiana.

SECTION 4.30.    PAYMENT AND PERFORMANCE BOND.

      Until such time as the Casino is secured by the First Preferred Ship Mortgage as provided in Section 4.29, the Company shall have in effect the Payment and Performance Bond naming the Trustee, for the benefit of the Holders of the First Mortgage Notes, as an obligee on such bond, guaranteeing the completion of the Casino vessel by Atlantic Marine, Inc.

SECTION 4.31.    TRANSFER OF CERTIFICATE OF SUITABILITY.

      The Company shall use its best efforts to diligently pursue the transfer of the Certificate of Suitability from the Manager to the Company.

                           ARTICLE 5
                           SUCCESSORS

SECTION 5.01     MERGER, CONSOLIDATION OR SALE OF ASSETS.

      The Company may not consolidate or merge with or into or wind-up into (whether or not the Company is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person unless:

         (i) the Company is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation or partnership organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof;

         (ii) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all of the obligations of the Company under this Indenture and the Collateral Documents pursuant to a supplemental indenture or other documents or instruments in form reasonably satisfactory to the Trustee under the First Mortgage Notes and this Indenture;

         (iii) immediately after such transaction, no Default or Event of Default exists;

         (iv) such transaction shall not result in the loss or suspension or material impairment of any Gaming License;

         (v) the Company or any Person formed by or surviving any such consolidation or merger, or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) shall have Combined Net Worth (immediately after the transaction but prior to any purchase accounting adjustments resulting from the transaction) equal to or greater than the Combined Net Worth of the Company immediately preceding the transaction and (B) shall, at the time of such transaction and after giving PRO FORMA effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Cover Ratio test set forth in Section 4.09 hereof; and

         (vi) such transaction would not require any Holder or beneficial owner of First Mortgage Notes to obtain a Gaming License or be qualified or found suitable under the law of any applicable gaming jurisdiction; PROVIDED that such Holder or beneficial owner would not have been required to obtain a Gaming License or be qualified or found suitable under the laws of any applicable gaming jurisdiction in the absence of such transaction.

SECTION 5.02.    SUCCESSOR CORPORATION SUBSTITUTED.

      Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with
Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "COMPANY" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; PROVIDED, HOWEVER, that (i) the Company has delivered to the Trustee an Officers' Certificate and Opinion of Counsel, subject to customary assumptions and exclusions, stating that the proposed transaction complies with this Indenture and (ii) the surviving entity or acquiring corporation shall (A) assume all of the obligations of the acquired Person under this Indenture, the First Mortgage Notes, and, if applicable, the Collateral Documents, (B) acquire and own and operate, directly or through Wholly Owned Subsidiaries, all or substantially all of the properties and assets then constituting the assets of the Company or any of its Subsidiaries, as the case may be, (C) have been issued, or have a consolidated Subsidiary that has been issued, Gaming Licenses to operate the acquired casino operations and entities substantially in the manner and scope operated prior to such transaction, which Gaming Licenses are in full force and effect and (D) comply fully with Section 5.01 hereof; PROVIDED FURTHER, HOWEVER, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the First Mortgage Notes except in the case of a sale of all of the Company's assets that meets the requirements of Section
5.01 hereof.

                           ARTICLE 6
                     DEFAULTS AND REMEDIES

SECTION 6.01.    EVENTS OF DEFAULT AND REMEDIES.

      (a) Each of the following constitutes an Event of Default:

          (i) default in payment when due and payable, upon redemption or otherwise, of principal of or premium, if any, on the First Mortgage Notes or under any Note
      Guarantee;

          (ii) default for 30 days or more in the payment when due of interest or Liquidated Damages on the First Mortgage
      Notes or under any Note Guarantee;

          (iii) East Chicago Showboat is not Operating by October
      1, 1997 and continues to be not Operating;

          (iv) failure by the Company or any Guarantor to comply with Section 4.07, 4.09, 4.10, 4.11, 4.16, 4.24, 4.25 or
      4.28 hereof;

          (v) failure by the Company or any Guarantor for 30 days after receipt of written notice until December 31, 1997, and thereafter for 60 days after receipt of written notice, to comply with any of its other agreements in this Indenture, the Collateral Documents, or the First Mortgage Notes;

          (vi) default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries, whether such Indebtedness or Guarantee now exists or is created after the Issuance Date, which default (A) is caused by a failure to pay when due principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness (a "PAYMENT DEFAULT") or (B) results in the acceleration of such Indebtedness prior to its express maturity or would constitute a default in the payment of such issue of Indebtedness at final maturity of such issue and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which a Payment Default then exists or with respect to which the maturity thereof has been so accelerated or which has not been paid at maturity, aggregates $5.0 million or more;

          (vii) failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $5.0 million, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days;

          (viii) breach by the Company, any Guarantor or any of their Subsidiaries of any representation or warranty set forth in any Note Guarantee or any of the Collateral Documents, or default by the Company or any Guarantor in the performance of any covenant set forth in any Note Guarantee or any of the Collateral Documents or the repudiation by the Company, any Guarantor or any of their Subsidiaries of its obligations under, or any judgment or decree by a court or governmental agency of competent jurisdiction declaring the unenforceability of, any Note Guarantee or any of the Collateral Documents for any reason that would materially impair the benefits to the Trustee or the Holders of the First Mortgage Notes thereunder;

          (ix) the Company or any Guarantor that is a Significant Subsidiary of the Company or any group of Guarantors that together would constitute a Significant Subsidiary of the Company (A) commences a voluntary case,
      (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, (D) makes a general assignment for the benefit of its creditors, (E) generally is not paying its debts as they become due, or (F) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that
      (1) is for relief against the Company or any of Guarantor that is a Significant Subsidiary of the Company or any group of Guarantors that together would constitute a Significant Subsidiary of the Company in an involuntary case or (2) appoints a Custodian of Company or any of Guarantor that is a Significant Subsidiary of the Company or any group of Guarantors that together would constitute a Significant Subsidiary of the Company;

         (x) revocation, termination, suspension or other cessation of effectiveness of any Gaming License which results in the cessation or suspension of gaming operations for a period of more than 90 days at East Chicago Showboat and such cessation or suspension of gaming operations is continuing; or

         (xi) any failure by Showboat to comply with the terms of the Completion Guarantee, the Standby Equity Commitment or the Escrow and Disbursement Agreement for 30 days after the receipt of written notice.

SECTION 6.02.    ACCELERATION.

      (a) If any Event of Default (other than an Event of Default specified in clause (viii) or (ix) set forth in paragraph (a) of
Section 6.01 hereof with respect to the Company or any Guarantor that is a Significant Subsidiary or any group of Guarantors that would together constitute a Significant Subsidiary), occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding First Mortgage Notes (treating all First Mortgage Notes of every series as a single class) may declare the principal, premium, if any, interest and any other monetary obligations on all of the First Mortgage Notes to be due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clause (ix) set forth in paragraph (a) of Section 6.01 hereof occurs with respect to the Company or any Guarantor that is a Significant Subsidiary or any group of Guarantors that would together constitute a Significant Subsidiary of the Company, the principal, premium, if any, interest any other monetary obligations on all of the outstanding First Mortgage Notes shall be due and payable immediately without further action or notice. The Holders of a majority in aggregate principal amount of the then outstanding First Mortgage Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

      (b) Notwithstanding paragraph (a) of this Section 6.02, the Trustee shall have no obligation to accelerate the First Mortgage Notes if in the best judgment of the Trustee acceleration is not in the best interest of the Holders of the First Mortgage Notes.

      (c) If an Event of Default occurs on or after March 15, 2000 for First Mortgage Notes of any series by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the First Mortgage Notes pursuant to
Section 3.07 hereof, then, upon acceleration of the First Mortgage Notes, an equivalent premium shall also become and be immediately due and payable on First Mortgage Notes of such series, to the extent permitted by law, anything in this Indenture or in the First Mortgage Notes to the contrary notwithstanding. If an Event of Default occurs prior to March 15, 2000, for First Mortgage Notes of any series by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the First Mortgage Notes prior to such date, then, upon acceleration of the First Mortgage Notes, an additional premium shall also become and be immediately due and payable on First Mortgage Notes of such series in an amount equal to (i) the highest premium then payable on the First Mortgage Notes of any other series or (ii) if no such premium is then payable, for each of the years beginning on March 15 of the years set forth below, as set forth below (expressed as a percentage of the principal amount that would otherwise be due but for the provisions of this sentence):

     YEAR                                         PERCENTAGE

     1996                                         120.250%
     1997                                         116.875%
     1998                                         113.500%
     1999                                         110.125%
     2000                                         106.750%

SECTION 6.03.    OTHER REMEDIES.

      (a) If an Event of Default occurs and is continuing, the Trustee, may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the First Mortgage Notes or to enforce the performance of any provision of the First Mortgage Notes or this Indenture.

      (b) The Trustee may maintain a proceeding even if it does not possess any of the First Mortgage Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a First Mortgage Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquies cence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04.  WAIVER OF PAST DEFAULTS.

     Holders of not less than a majority in aggregate principal amount of the then outstanding First Mortgage Notes by notice to the Trustee may on behalf of the Holders of all of the First Mortgage Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium and Liquidated Damages, if any, or interest on, the First Mortgage Notes (including in connection with an offer to purchase) (provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding First Mortgage Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05.  CONTROL BY MAJORITY.

     Holders of a majority in principal amount of the then outstanding First Mortgage Notes (treating all First Mortgage Notes of every series as a single class) may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it, including the exercise of any remedy under the Collateral Documents. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of First Mortgage Notes or that may involve the Trustee in personal liability.

SECTION 6.06.  LIMITATION ON SUITS.

     (a) A Holder of a First Mortgage Note may pursue a remedy with respect to this Indenture or the First Mortgage Notes only if:

          (i) the Holder of a First Mortgage Note gives to the Trustee written notice of a continuing Event of Default or the Trustee receives such notice from the Company;

          (ii) the Holders of at least 25% in principal amount of the then outstanding First Mortgage Notes (treating all First Mortgage Notes of every series as a single class) make a written request to the Trustee to pursue the remedy;

          (iii) such Holder of a First Mortgage Note or Holders of First Mortgage Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

          (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

          (v) during such 60-day period the Holders of a majority in principal amount of the then outstanding First Mortgage Notes do not give the Trustee a direction inconsistent with the request; provided, however, that such provision does not effect the right of a Holder to sue for enforcement of any overdue payment thereon.

     (b) A Holder of a First Mortgage Note may not use this Indenture to prejudice the rights of another Holder of a First
Mortgage Note or to obtain a preference or priority over  another
Holder of a First Mortgage Note.

SECTION  6.07.   RIGHTS  OF HOLDERS OF FIRST  MORTGAGE  NOTES  TO
RECEIVE PAYMENT.

     Notwithstanding any other provision of this Indenture, the right of any Holder of a First Mortgage Note to receive payment of principal, premium and Liquidated Damages, if any, and interest on the First Mortgage Note, on or after the respective due dates expressed in the First Mortgage Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08.  COLLECTION SUIT BY TRUSTEE.

     If an Event of Default specified in clause (i) or (ii) set forth in paragraph (a) of Section 6.01 hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company or any Guarantor for the whole amount of principal of, premium and Liquidated Damages, if any, and interest remaining unpaid on the First Mortgage Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09.  TRUSTEE MAY FILE PROOFS OF CLAIM.

     The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the First Mortgage Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the First Mortgage Notes, including the Guarantors), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section
7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the
Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the First Mortgage Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10.  PRIORITIES.

     (a) If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

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

     First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

     Second: to Holders of First Mortgage Notes for amounts due and unpaid on the First Mortgage Notes for principal, premium and Liquidated Damages, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the First Mortgage Notes for principal, premium and Liquidated Damages, if any, and interest, respectively; and

     Third:   to  the  Company or to such party  as  a  court  of
competent jurisdiction shall direct.

     (b) The Trustee may fix a record date and payment date for any payment to Holders of First Mortgage Notes pursuant to this
Section 6.10.

SECTION 6.11.  UNDERTAKING FOR COSTS.

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a First Mortgage Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding First Mortgage Notes.

SECTION 6.12.  MANAGEMENT OF CASINOS.

     Notwithstanding any provision of this Article 6 to the contrary, following an Event of Default that permits the taking of possession of the East Chicago Showboat by the Trustee or the appointment of a receiver of either the Collateral or any part thereof pursuant to the Leasehold Mortgage (as such term is defined in the Collateral Documents), or after such taking of possession of such appointment, the Trustee or any such receiver shall be authorized, subject to the restrictions imposed by the Indiana Act, to the extent applicable, in addition to the rights and powers of the Trustee and such receiver set forth elsewhere in this Indenture and the Collateral Documents, to retain one or more experienced operators of casinos to manage the East Chicago Showboat on behalf of the Holders of First Mortgage Notes; provided, however, that any such operator shall have all necessary legal qualifications, including all Gaming Licenses to manage the East Chicago Showboat.

                            ARTICLE 7
                             TRUSTEE

SECTION 7.01.  DUTIES OF TRUSTEE.

     (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and the Collateral Documents, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

     (b)  Except during the continuance of an Event of Default:

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

          (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Collateral Documents and the Trustee need perform only those duties that are specifically set forth in this Indenture and the Collateral Documents and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming in all material respects to the requirements of this Indenture and the Collateral Documents. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform in all material respects to the requirements of this Indenture and the Collateral Documents.

     (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (i) this paragraph (c) does not limit the effect of paragraph (b) of this Section 7.01;

          (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to
     Section 6.05 hereof.

     (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section
7.01.

     (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture before or following the occurrence of any Event of Default at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

     (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company or the Guarantors. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02.  RIGHTS OF TRUSTEE.

     (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

     (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

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

     (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

     (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

     (e)    Unless  otherwise  specifically  provided   in   this
Indenture, any demand, request, direction or notice from the Company or any Guarantor shall be sufficient if signed by an Officer of the Company or such Guarantor.

     (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have requested such action in accordance with this Indenture and have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

     (g) Except with respect to Section 4.01 hereof, the Trustee shall have no duty to inquire as to the performance of the Company's covenants in Article 4 hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to clause (i) or (ii) set forth in paragraph (a) of
Section 6.01 hereof or (ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge.

SECTION 7.03.  INDIVIDUAL RIGHTS OF TRUSTEE.

     The Trustee in its individual or any other capacity may become the owner or pledgee of First Mortgage Notes and may otherwise deal with the Company and the Guarantors with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

SECTION 7.04.  TRUSTEE'S DISCLAIMER.

     The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Collateral Documents, the First Mortgage Notes or any Note Guarantee, it shall not be accountable for the Company's use of the proceeds from the First Mortgage Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture or the Collateral Documents, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the First Mortgage Notes or any other document in connection with the sale of the First Mortgage Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.05.  NOTICE OF DEFAULTS.

     If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of First Mortgage Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any First Mortgage Note, the Trustee may withhold the notice if and so long as the Trustee in good faith determines that withholding the notice is in the interests of the Holders of the First Mortgage Notes.

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

SECTION  7.06.   REPORTS  BY TRUSTEE  TO  HOLDERS  OF  THE  FIRST
MORTGAGE NOTES.

     (a) On each May 15 beginning with the May 15 following the date of this Indenture, and for so long as First Mortgage Notes remain outstanding, the Trustee shall mail to the Holders of the First Mortgage Notes a brief report dated as of such reporting date that complies with TIA Sec. 313(a) (but if no event described in TIA Sec. 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Sec. 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Sec. 313(c).

     (b) A copy of each report at the time of its mailing to the Holders of First Mortgage Notes shall be mailed to the Company and filed with the SEC and each stock exchange on which the First Mortgage Notes are listed in accordance with TIA Sec. 313(d). The Company shall promptly notify the Trustee when the First Mortgage Notes are listed on any stock exchange.

     (c) At the expense of the Company, the Trustee or, if the Trustee is not the Registrar, the Registrar, shall report the names of record Holders of the First Mortgage Notes to any Gaming
Authority when requested to do so by the Company.

     (d) At the express direction of the Company and at the Company's expense, the Trustee shall provide any Gaming Authority with:

          (i) copies of all notices, reports and other written communications which the Trustee gives to Holders;

          (ii)  a  list of all of the Holders promptly after  the
     original   issuance   of  the  First  Mortgage   Notes   and
     periodically thereafter if the Company so directs;

          (iii) notice of any Default under this Indenture, any acceleration of the Indebtedness evidenced hereby, the institution of any legal actions or proceedings before any court or governmental authority in respect of a Default or Event of Default hereunder;

          (iv) notice of the removal or resignation of the Trustee within five Business Days of the effectiveness thereof;

          (v) notice of any transfer or assignment of rights under this Indenture or the Note Guarantees known to the Trustee within five Business Days thereof; and

          (vi)  a  copy  of  any amendment to the First  Mortgage
     Notes or this Indenture within five Business Days of the effectiveness thereof.

     (e) To the extent requested by the Company and at the Company's expense, the Trustee shall cooperate with any Gaming Authority in order to provide such Gaming Authority with the information and documentation requested and as otherwise required by applicable law.

SECTION 7.07.  COMPENSATION AND INDEMNITY.

     (a) The Company and the Guarantors shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder in accordance with a written schedule provided by the Trustee to the Company. The Trustee's compensation shall not be limited by

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

any law on compensation of a trustee of an express trust. The Company and the Guarantors shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

     (b) The Company and the Guarantors shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company or any Guarantor of its obligations hereunder, except to the extent such failure to notify results in a loss, liability or expense. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company and the Guarantors shall pay the reasonable fees and expenses of such counsel. Neither the Company nor any Guarantor need pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

     (c) The obligations of the Company and the Guarantors under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.
     (d) To secure the Company's and the Guarantors' payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the First Mortgage Notes or any Note Guarantee on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular First Mortgage Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

     (e) When the Trustee incurs expenses or renders services after an Event of Default specified in clause (viii) or (ix) set forth in paragraph (a) of Section 6.01 hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.
     (f) The Trustee shall comply with the provisions of TIA Sec. 313(b)(2) to the extent applicable.

SECTION 7.08.  REPLACEMENT OF TRUSTEE.

     (a) A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment and taking of office as provided in this Section 7.08.
     (b) The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of First Mortgage Notes of a majority in principal amount of the then outstanding First Mortgage Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

          (i)   the  Trustee  fails to comply with  Section  7.10
     hereof;

          (ii) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

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

          (iii) a Custodian or public officer takes charge of the Trustee or its property; or

          (iv) the Trustee becomes incapable of acting.
     (c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. For up to one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding First Mortgage Notes may by written action appoint a successor Trustee to replace the successor Trustee appointed by the Company.

     (d) If any Gaming Authority requires a Trustee to be approved, licensed or qualified and the Trustee fails or declines to do so, such approval, license or qualification shall be obtained upon the request of, and at the expense of, the Company unless the Trustee declines to do so, or, if the Trustee's relationship with either the Company or the Guarantors may, in the Company's discretion, jeopardize any material gaming license or franchise or right or approval granted thereto, the Trustee shall resign, and, in addition, the Trustee may at its option resign if the Trustee in its sole discretion determines not to be so approved, licensed or qualified.

     (e) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, any Guarantor or the Holders of First Mortgage Notes of at least 10% in principal amount of the then outstanding First Mortgage Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     (f) If the Trustee, after written request by any Holder of a First Mortgage Note who has been a Holder of a First Mortgage Note for at least six months, fails to comply with Section 7.10 hereof, such Holder of a First Mortgage Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. (g) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the First Mortgage Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in
Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's and the Guarantors' obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.09.  SUCCESSOR TRUSTEE BY MERGER, ETC.

     If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee; provided such corporation shall be otherwise eligible and qualified under this Article.

SECTION 7.10.  ELIGIBILITY; DISQUALIFICATION.

     (a) There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition.

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

     (b) This Indenture shall always have a Trustee who satisfies the requirements of TIA Sec. 310(a)(1), (2) and (5). The Trustee is subject to TIA Sec. 310(b).Section 7.11. Preferential
Collection of ClaimS AGAINST COMPANY.

     The Trustee is subject to TIA Sec. 311(a), excluding any creditor relationship listed in TIA Sec. 311(b). A Trustee who has resigned or been removed shall be subject to TIA Sec. 311(a) to the extent indicated therein.

                            ARTICLE 8
            LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01.  LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

     The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate delivered to the Trustee, at any time, elect to have either
Section 8.02 or 8.03 hereof be applied to all outstanding First Mortgage Notes upon compliance with the conditions set forth below in this Article Eight.

SECTION 8.02.  LEGAL DEFEASANCE AND DISCHARGE.

     Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their respective obligations with respect to all outstanding First Mortgage Notes and any Note Guarantees on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding First Mortgage Notes and cured all existing Events of Default, which shall thereafter be deemed to be "outstanding" only for the purposes of
Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (i) and (ii) below, and to have satisfied all its other obligations under such First Mortgage Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions, which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding First Mortgage Notes to receive payments in respect of the principal of, premium, if any, and interest and Liquidated Damages, if any, such First Mortgage Notes when such payments are due solely out of the trust created pursuant to this Indenture, (ii) the Company's and any Guarantor's obligations with respect to the First Mortgage Notes concerning issuing temporary First Mortgage Notes, registration of First Mortgage Notes, mutilated, destroyed, lost or stolen First Mortgage Notes and the maintenance of an office or agency for payment and money for security payments held in trust, (iii) the rights, powers, trusts, duties and immunities of the Trustee, and the Company's and any Guarantor's obligations in connection therewith and (iv) this Article Eight. Subject to compliance with this Article Eight, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

SECTION 8.03.  COVENANT DEFEASANCE.

     Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from their obligations under the covenants contained in Sections 4.05, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17, 4.18,
4.19, 4.20, 4.21, 4.22, 4.23, 4.24, 4.25, 4.28, 4.29 and 4.30 and
Articles 5, 10 and 11 hereof with respect to the outstanding First Mortgage Notes and Note Guarantees on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the First Mortgage Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders of the First Mortgage Notes (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such First Mortgage Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding First Mortgage Notes, the Company and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such First Mortgage Notes and Note Guarantees shall be unaffected thereby. In addition, upon the Company's exercise under Section
8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in
Section 8.04 hereof or clauses (iv) through (viii) set forth in paragraph (a) of Section 6.01 hereof shall not constitute Events of Default.

SECTION 8.04.  CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

     (a)    The  following  shall  be  the  conditions   to   the
application of either Section 8.02 or 8.03 hereof to the outstanding First Mortgage Notes:

          (i)  the  Company  must irrevocably  deposit  with  the
     Trustee, in trust, for the benefit of the Holders of the First Mortgage Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as shall be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest due on the outstanding First Mortgage Notes on the stated maturity date or on the applicable redemption date, as the case may be, and the Company must specify whether the First Mortgage Notes are being defeased to maturity or to a particular redemption date;

          (ii) in the case of an election under Section 8.02 hereof, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issuance Date, there has been a change in the applicable U.S. federal income tax laws, in either case to the effect that, and based thereon such opinion of counsel in the United States shall confirm that, subject to customary assumptions and exclusions, the Holders of the outstanding First Mortgage Notes shall not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and shall be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

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

          (iii) in the case of an election under Section 8.03 hereof, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the outstanding First Mortgage Notes shall not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and shall be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (iv) no Default or Event of Default shall have occurred and be continuing with respect to certain Events of Default on the date of such deposit;

          (v) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

          (vi) the Company shall have delivered to the Trustee an opinion of counsel to the effect that, as of the date of such opinion and subject to customary assumptions and exclusions following the deposit, the trust funds shall not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally under any applicable United States or state law and that the Trustee has a perfected security interest in such trust funds for the ratable benefit of the Holders of the outstanding First Mortgage Notes;

          (vii) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of the First Mortgage Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and

          (viii) the Company shall have delivered to the Trustee an Officers' Certificate and an opinion of counsel in the United States (which opinion of counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SECTION  8.05.  DEPOSITED MONEY AND GOVERNMENT SECURITIES  TO  BE
HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

     (a) Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding First Mortgage Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such First Mortgage Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such First Mortgage Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

     (b) The Company and the Guarantors shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding First Mortgage Notes.

      (c) Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in
Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.06.  REPAYMENT TO COMPANY.

     Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any First Mortgage Note and remaining unclaimed for two years after such principal, premium, if any, or interest, has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such First Mortgage Note shall thereafter, as a secured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and the Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

SECTION 8.07.  REINSTATEMENT.

     If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's and the Guarantors' obligations under this Indenture and the First Mortgage Notes and Note Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company and the Guarantors make any payment of principal of, premium, if any, or interest on any First Mortgage Note following the reinstatement of its obligations, the Company and the Guarantors shall be subrogated to the rights of the Holders of such First Mortgage Notes to receive such payment from the money held by the Trustee or Paying Agent.

SECTION 8.08.  FIRST MORTGAGE NOTE COLLATERAL.

     Upon the Company's exercise under Section 8.01 hereof of the option applicable to either Section 8.02 or 8.03, Collateral, except the funds in the trust fund described in Section 8.04 hereof, shall be released pursuant to Section 10.03 hereof.

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

                            ARTICLE 9
                AMENDMENT, SUPPLEMENT AND WAIVER

SECTION  9.01.   WITHOUT  CONSENT OF HOLDERS  OF  FIRST  MORTGAGE
NOTES.

     (a) Notwithstanding Section 9.02 hereof, without the consent of any Holder of First Mortgage Notes, the Company and the Trustee together may amend or supplement this Indenture, the First Mortgage Notes, the Note Guarantees or the Collateral
Documents:

          (i)  to cure any ambiguity, defect or inconsistency;

          (ii) to comply with Article 5 or Article 11 hereof;

          (iii)  to  provide  for uncertificated  First  Mortgage
     Notes  in  addition  to  or in place of  certificated  First
     Mortgage Notes;

          (iv) to provide for the assumption of the Company's or any Guarantor's obligations to the Holders of the First Mortgage Notes in the case of a merger or consolidation pursuant to Article 5 or Article 11 hereof, as the case may be;

          (v) to make any change that would provide any additional rights or benefits to the Holders of the First Mortgage Notes (including providing for additional Note Guarantees pursuant to this Indenture) or that does not adversely affect the legal rights hereunder of any such Holder of First Mortgage Notes;

          (vi) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA; or

     (vii)  to  enter into additional or supplemental  Collateral
Documents.
     (b) Upon the request of the Company accompanied by a resolution of the Board of Directors of the Company and the Guarantors authorizing the execution of any such amended or supplemental Indenture, First Mortgage Notes, Note Guarantees or Collateral Documents, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company and the Guarantors in the execution of any amended or supplemental Indenture, First Mortgage Notes, Note Guarantees or Collateral Documents authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture, First Mortgage Notes, Note Guarantees or Collateral Documents that affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.02.  WITH CONSENT OF HOLDERS OF FIRST MORTGAGE NOTES.

     (a)   Except  as  provided below in  this  Section  9.02  or
elsewhere in this Indenture, the Company and the Trustee may amend or supplement this Indenture, the First Mortgage Notes, the Note Guarantees or the Collateral Documents with the consent of the Holders of at least a majority in principal amount of all of the First Mortgage Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for First Mortgage Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the First Mortgage Notes, except a payment default resulting

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

from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the First Mortgage Notes may be waived with the consent of the Holders of a majority in principal amount of all of the then outstanding First Mortgage Notes (including consents obtained in connection with a tender offer or exchange offer for First Mortgage Notes). Without the consent of at least 662/3% in principal amount of all of the First Mortgage Notes, the Company may not amend, alter or waive the provisions with respect to Section 4.16 hereof.

     (b) Upon the request of the Company accompanied by a resolution of the Board of Directors of the Company and the
Guarantors authorizing the execution of any such amended or supplemental Indenture, First Mortgage Notes, Note Guarantees or Collateral Documents, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of First Mortgage Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company and the Guarantors in the execution of such amended or supplemental Indenture, First Mortgage Notes, Note Guarantees or Collateral Documents, unless such amended or supplemental Indenture, First Mortgage Notes, Note Guarantees or Collateral Documents affects the Trustee's own rights, duties or immunities under this Indenture, the First Mortgage Notes, the Note Guarantees, the Collateral Documents or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture, First Mortgage Notes, Note Guarantees or Collateral Documents.

     (c) It shall not be necessary for the consent of the Holders of First Mortgage Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.
     (d)   After  an amendment, supplement or waiver  under  this
Section 9.02 becomes effective, the Company shall mail to the Holders of First Mortgage Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture, First Mortgage Notes, Note Guarantees or Collateral Documents or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the First Mortgage Notes then outstanding may waive compliance in a particular instance with any provision of this Indenture, the First Mortgage Notes, the Note Guarantees or the Collateral Documents. However, without the consent of each Holder affected, an amendment or waiver may not (with respect to any First Mortgage Notes held by a non-consenting Holder of First Mortgage Notes):

          (i) reduce the principal amount of First Mortgage Notes whose Holders must consent to an amendment, supplement or waiver;

          (ii) reduce the principal or change the fixed maturity of any First Mortgage Note or alter or waive the provisions with respect to the redemption of the First Mortgage Notes (provided, however, that the term "redemption" does not apply to any provision with respect to any Repurchase Offer);

          (iii) reduce the rate or change the time for payment of interest on any First Mortgage Note;

          (iv) waive a Default or Event of Default in the payment of principal of, premium, if any, or interest on the First Mortgage Notes (except a rescission of acceleration of the First Mortgage Notes by the Holders of at least a majority in aggregate principal amount of the First Mortgage Notes and a waiver of the payment default that resulted from such acceleration);

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

          (v) make any First Mortgage Note payable in money other than that stated in the First Mortgage Notes;

          (vi) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of First Mortgage Notes to receive payments of principal of or premium, if any, or interest on the First Mortgage Notes;

          (vii)   release  all  or  substantially  all   of   the
     Collateral from the Lien of this Indenture or the Collateral
     Documents; or

          (viii) make any change in the foregoing amendment and waiver provisions.

SECTION 9.03.  COMPLIANCE WITH TRUST INDENTURE ACT.

     Every amendment or supplement to this Indenture, the First Mortgage Notes, the Note Guarantees and the Collateral Documents shall be set forth in a amended or supplemental Indenture or Collateral Document that complies with the TIA as then in effect, if applicable. This Indenture shall be construed to comply in every respect with the TIA.

SECTION 9.04.  REVOCATION AND EFFECT OF CONSENTS.

     Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a First Mortgage Note is a continuing consent by the Holder of a First Mortgage Note and every subsequent Holder of a First Mortgage Note or portion of a First Mortgage Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any First Mortgage Note. However, any such Holder of a First Mortgage Note or subsequent Holder of a First Mortgage Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

SECTION 9.05.  NOTATION ON OR EXCHANGE OF FIRST MORTGAGE NOTES.

     (a) The Trustee may place an appropriate notation about an amendment, supplement or waiver on any First Mortgage Note thereafter authenticated. The Company in exchange for all First Mortgage Notes may issue and the Trustee shall authenticate new First Mortgage Notes (accompanied by a notation of the Note Guarantees duly endorsed by the Guarantors) that reflect the amendment, supplement or waiver.

     (b)  Failure to make the appropriate notation or issue a new
First  Mortgage Note shall not affect the validity and effect  of
such amendment, supplement or waiver.SECTION 9.06.     TRUSTEE TO
SIGN AMENDMENTS, ETC.

     The Trustee shall sign any amended or supplemental indenture, Note, Note Guarantee or Collateral Document, if necessary, authorized pursuant to this Article Nine if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company or any Guarantor may not sign an amendment or supplemental Indenture, Note, Note Guarantee or Collateral Document until the Board of Directors approves it. In executing any amended or supplemental indenture, Note, Note Guarantee or Collateral Document, if necessary, the Trustee shall be entitled to receive and (subject to Section 7.01) shall be fully protected in relying upon, an Officer's

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

Certificate and an Opinion of Counsel, which Opinion of Counsel may be subject to customary assumptions and exclusions, stating that the execution of such amended or supplemental indenture, Note, Note Guarantee or Collateral Document is authorized or permitted by this Indenture.

                           ARTICLE 10
                     COLLATERAL AND SECURITY

SECTION 10.01. SECURITY.

     (a) The due and punctual payment of the principal of, premium and Liquidated Damages, if any, and interest on all of the First Mortgage Notes of every series issued hereunder when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of, premium and Liquidated Damages, if any, and interest on the First Mortgage Notes and performance of all other obligations of the Company to the Holders of First Mortgage Notes or the Trustee under this Indenture, the First Mortgage Notes and the Note Guarantees, according to the terms hereunder or thereunder, shall be ratably secured by a lien on the Collateral owned by the Company and each Note Guarantee similarly shall be ratably secured by the Collateral owned by such Guarantor, as provided in the Collateral Documents that the Company and the Guarantors have entered into simultaneously with the execution of this Indenture for the benefit of the Holders of First Mortgage Notes.

     (b) Each Holder of First Mortgage Notes, by its acceptance thereof, consents and agrees to the terms of the Collateral Documents (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with its terms and authorizes and directs the Trustee to enter into the Collateral Documents and to perform its obligations and exercise its rights thereunder in accordance therewith. The Company and the Guarantors shall deliver to the Trustee copies of all documents executed pursuant to this Indenture and the Collateral Documents and shall do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Collateral Documents to assure and confirm to the Trustee the security interest in the Collateral contemplated hereby, by the Collateral Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the First Mortgage Notes and the Note Guarantees secured hereby, according to the intent and purposes herein expressed.

     (c) The Company shall take, or shall cause its Restricted Subsidiaries to take, upon request of the Trustee, any and all actions reasonably required to cause the Collateral Documents to create and maintain, as security for the obligations of the
Company  or  the  respective  Guarantors  hereunder,  valid   and
enforceable perfected first priority Liens in and on all the Collateral, in favor of the Trustee for the ratable benefit of the Holders, superior to and prior to the right of payment to all Subordinated Indebtedness of the Company or the respective Guarantor and subject to no other Liens than Permitted Liens.

     (d) The Net Proceeds of all Asset Sales (if unapplied Net Proceeds of Asset Sales exceed $2.0 million at any time) and the Net Loss Proceeds of all Events of Loss of assets constituting Collateral (other than Permitted Investments), as well as Excess Proceeds, shall be promptly and without any commingling deposited with the Trustee subject to a lien in favor of the Trustee for the benefit of the Holders of the First Mortgage Notes unless and until applied as permitted under Section 4.10 or Section 4.11 hereof, as the case may be. The Trustee shall release to the Company any Excess Proceeds or Excess Loss Proceeds, as the case may be, that remain after making an offer to purchase the

First  Mortgage Notes in compliance with Section 4.10 or  Section
4.11 hereof, as the case may be. Amounts so paid to the Trustee shall be invested or released in accordance with the provisions of this Indenture.

     (e) The Trustee may appoint one or more collateral agents, who may be delegated any one or more of the duties or rights of the Trustee under the Collateral Documents or that are specified in any of the Collateral Documents.

SECTION 10.02. RECORDING AND OPINIONS.

     (a) The Company and the Guarantors shall cause the applicable Collateral Documents including the Leasehold Mortgage, the First Preferred Ship Mortgage and any Financing Statements, all amendments or supplements to each of the foregoing and any other similar security documents as necessary, to be registered, recorded and filed and/or re-recorded, re-filed and renewed in such manner and in such place or places, if any, as may be required by law or reasonably requested by the Trustee in order fully to preserve and protect (i) the Lien securing the obligations under the First Mortgage Notes and the Note Guarantees pursuant to the Collateral Documents and (ii) the Lien of the Guarantors securing (for the ratable benefit of the Holders of the First Mortgage Notes) the First Mortgage Notes and the Note Guarantees and to effectuate and preserve the security of the Holders of First Mortgage Notes and all rights of the Trustee.

     (b) The Company, the Guarantors and any other obligor shall furnish to the Trustee:
          (i) promptly after the execution and delivery of this Indenture, and promptly after the execution and delivery of any other instrument of further assurance or amendment, an Opinion of Counsel in the United States either (i) stating that, subject to customary assumptions and exclusions, in the opinion of such counsel, this Indenture, the Leasehold Mortgage, the First Preferred Ship Mortgage, the Financing Statements and other applicable Collateral Documents and all other instruments of further assurance or amendment have been properly recorded, registered and filed to the extent necessary to make effective the Lien intended to be created by such Collateral Documents and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given, and stating that, subject to customary assumptions and exclusions, as to such Collateral Documents and such other instruments such recording, registering and filing are the only recordings, registerings and filings necessary to give notice thereof and that no re-recordings, re-registerings or re-filings are necessary to maintain such notice, and further stating that all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the rights of the Holders of First Mortgage Notes and the Trustee hereunder and under the Collateral Documents or (ii) stating that, subject to customary assumptions and exclusions, in the opinion of such counsel, no such action is necessary to make any other Lien created under any of the Collateral Documents effective as intended by such Collateral Documents; and

          (ii) within 30 days after January 1, in each year beginning with the year 1997, an Opinion of Counsel, dated as of such date, either (A) stating that, subject to customary assumptions and exclusions, in the opinion of such counsel, such action has been taken with respect to the recording, registering, filing, re-recording, re-registering and re-filing of this Indenture and all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Lien of this Indenture and the Collateral Documents until the next Opinion of Counsel is required to be rendered pursuant to this paragraph and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given, and stating that all financing statements and continuation

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       statements have been executed and filed that are necessary fully to preserve and protect the rights of the Holders and the Trustee hereunder and under the Collateral Documents or
     (B) stating that, subject to customary assumptions and exclusions, in the opinion of such counsel, no such action is necessary to maintain such Lien, until the next Opinion of Counsel is required to be rendered pursuant to this paragraph.

     (c)    The   Company  shall  furnish  to  the  Trustee   the
certificates  or  opinions, as the case may be, required  by  TIA
Section 314(d). Such certificates or opinions shall be subject to the terms of TIA Section 314(e).

SECTION 10.03. RELEASE OF COLLATERAL.

     (a) Subject to paragraphs (b), (c) and (d) of this Section 10.03, Collateral may be released from the Lien and security interest created by this Indenture and the Collateral Documents at any time or from time to time upon the request of the Company pursuant to an Officers' Certificate certifying that all terms for release and conditions precedent hereunder and under any applicable Collateral Document have been met and specifying (i) the identity of the Collateral to be released and (ii) the provision of this Indenture that authorizes such release. The Trustee shall release (at the sole cost and expense of the Company) (i) all Collateral that is contributed, sold, leased, conveyed, transferred or otherwise disposed of (including, without limitation, any Collateral that does not constitute Project Assets, and that is contributed, sold, leased, conveyed, transferred or otherwise disposed of to an Unrestricted Subsidiary, but excluding any such contribution, sale, lease, conveyance, transfer or other distribution to the Company or a Restricted Subsidiary); provided that such contribution, sale, lease, conveyance, transfer or other distribution is or shall be in accordance with the provisions of this Indenture, including, without limitation, the requirement that the net proceeds from such contribution, sale, lease, conveyance, transfer or other distribution are or shall be applied in accordance with this Indenture and that no Default or Event of Default has occurred and is continuing or would occur immediately following such release; (ii) Collateral that is condemned, seized or taken by the power of eminent domain or otherwise confiscated pursuant to an Event of Loss; provided that the Net Loss Proceeds, if any, from such Event of Loss are or shall be applied in accordance with Section 4.11 hereof and that no Default or Event of Default has occurred and is continuing or would occur immediately following such release; (iii) Collateral that may be released with the consent of Holders pursuant to Article 9 hereof; (iv) all Collateral (except as provided in Article 8 hereof and, in particular, the funds in the trust fund described in Section 8.04 hereof) upon discharge or defeasance of this Indenture in accordance with Article 8 hereof; (v) all Collateral upon the payment in full of all obligations of the Company with respect to the First Mortgage Notes; and (vi) Collateral of a Guarantor whose Note Guarantee is released pursuant to Section 11.06 hereof. Upon receipt of such Officers' Certificate the Trustee shall execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Collateral Documents.

     (b) No Collateral shall be released from the Lien and security interest created by the Collateral Documents pursuant to the provisions of the Collateral Documents unless there shall have been delivered to the Trustee the certificate required by this Section 10.03.
     (c) The Trustee may release Collateral from the Lien and security interest created by this Indenture and the Collateral Documents upon the sale or disposition of Collateral pursuant to the Trustee's powers, rights and duties with respect to remedies provided under any of the Collateral Documents.

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

     (d) The release of any Collateral from the terms of this Indenture and the Collateral Documents shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to the terms hereof. To the extent applicable, the Company shall cause TIA Sec. 313(b), relating to reports, and TIA Sec. 314(d), relating to the release of property or securities from the Lien and security interest of the Collateral Documents and
relating  to  the  substitution  therefor  of  any  property   or
securities to be subjected to the Lien and security interest of the Collateral Documents to be complied with. Any certificate or opinion required by TIA Sec. 314(d) may be made by an Officer of the Company except in cases where TIA Sec. 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected or approved by the Trustee in the exercise of reasonable care.

SECTION 10.04. PROTECTION OF THE TRUST ESTATE.

        Upon prior written notice to the Company and the Guarantors, the Trustee shall have the power (i) to institute and maintain such suits and proceedings as it may deem expedient, to prevent any impairment of the Collateral under any of the Collateral Documents; and (ii) to enforce the obligations of the Company, the Guarantors or any Restricted Subsidiary under this Indenture or the Collateral Documents, to institute and maintain such suits and proceedings as may be expedient to prevent any impairment of the Collateral under the Collateral Documents and in the profits, rents, revenues and other income arising therefrom; including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair any Collateral or be prejudicial to the interests of the Holders of First Mortgage Notes or the Trustee, to the extent permitted thereunder. Upon receipt of notice that a Restricted Subsidiary or a Guarantor is not in compliance with any of the requirements of the Leasehold Mortgage or the First Preferred Ship Mortgage, the Trustee may, but shall have no obligation to purchase, at the Company's expense, such insurance coverage
necessary  to  comply  with  the  appropriate  section  of   such
mortgage.

SECTION 10.05. CERTIFICATES OF THE COMPANY.

     The  Company  shall furnish to the Trustee,  prior  to  each
proposed   release  of  Collateral  pursuant  to  the  Collateral
Documents (i) all documents required by TIA Sec. 314(d) and (ii) an Opinion of Counsel in the United States, which may be rendered by internal counsel to the Company, to the effect that, subject to customary assumptions and exclusions, such accompanying documents constitute all documents required by TIA Sec. 314(d). The Trustee may, to the extent permitted by Sections 7.01 and 7.02 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and such Opinion of Counsel.

SECTION 10.06. CERTIFICATES OF THE TRUSTEE.

     In the event that the Company wishes to release Collateral in accordance with the Collateral Documents and has delivered the certificates and documents required by the Collateral Documents and Sections 10.03 and 10.04 hereof, the Trustee shall determine whether it has received all documentation required by TIA Sec. 314(d) in connection with such release and, based on such determination and the Opinion of Counsel delivered pursuant to clause (ii) of Section 10.05 hereof, shall deliver a certificate to the Collateral Agent setting forth such determination.

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

SECTION  10.07.  AUTHORIZATION OF ACTIONS  TO  BE  TAKEN  BY  THE
TRUSTEE UNDER THE COLLATERAL DOCUMENTS.

     (a) Subject to the provisions of Sections 7.01 and 7.02 hereof, the Trustee may, in its sole discretion and without the consent of the Holders of First Mortgage Notes, direct, on behalf of the Holders of First Mortgage Notes, the Collateral Agent to, take all actions it deems necessary or appropriate in order to
(i) enforce any of the terms of the Collateral Documents and (ii) collect and receive any and all amounts payable in respect of the Obligations of the Company hereunder. The Trustee shall have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Collateral Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders of First Mortgage
Notes in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders of First Mortgage Notes or of the Trustee).

     (b) Upon an Event of Default and so long as such Event of Default continues, subject to the restrictions imposed by the Indiana Act, to the extent applicable, the Trustee may exercise in respect of the Collateral, in addition to the other rights and remedies provided for herein, in the Collateral Documents or otherwise available to it, all of the rights and remedies of a secured party under the Uniform Commercial Code or other applicable law, and the Trustee may also upon obtaining possession of the Collateral as set forth herein, without notice to the Company, except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Trustee's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Trustee may deem commercially reasonable. The Company acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the seller than if such a sale were a public sale. The
Company agrees that, to the extent notice of sale shall be required by law, at least 10 days' notice to the Company of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Trustee shall not be obligated to make any sale regardless of notice of sale having been given. The Trustee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

SECTION  10.08   PRIORITY  OF APPLICATION  OF  CASH  PROCEEDS  BY
TRUSTEE.

     Any cash that is Collateral held by the Trustee and all cash proceeds received by the Trustee in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied (unless otherwise provided for in the Collateral Documents and after payment of any and all amounts payable to the Trustee pursuant to this Indenture), as the Trustee shall determine or as the Holders of the First Mortgage Notes shall direct pursuant to Section 6.05 hereof, (i) against the obligations for the ratable benefit of the Holders of the First Mortgage Notes, (ii) to maintain, repair or otherwise protect the Collateral or (iii) to take such other action to protect the other rights of the Holders of the First Mortgage Notes or to take any other appropriate action or remedy for the benefit of the Holders of the First Mortgage Notes. Any surplus of such cash or cash proceeds held by the Trustee and remaining after payment in full of all the obligations shall be paid over to the Company or to whomsoever may be lawfully entitled to receive such surplus or as a court of competent jurisdiction may direct.

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SECTION 10.09. TERMINATION OF SECURITY INTEREST.

     Upon the payment in full of all Obligations of the Company under this Indenture and the First Mortgage Notes, or upon Legal Defeasance or Covenant Defeasance, the Trustee shall, at the request of the Company, deliver a certificate to the Trustee stating that such Obligations have been paid in full, and instruct the Trustee to release the Liens pursuant to this Indenture and the Collateral Documents.

SECTION 10.10. COOPERATION OF TRUSTEE.

     In the event the Company or any Guarantor pledges or grants a security interest in additional Collateral, the Trustee shall cooperate with the Company or such Guarantor in reasonably and promptly agreeing to the form of, and executing as required, any instruments or documents necessary to make effective the security interest in the Collateral to be so substituted or pledged. To the extent practicable, the terms of any security agreement or other instrument or document necessitated by any such substitution or pledge shall be comparable to the provisions of the existing Collateral Documents. Subject to, and in accordance with the requirements of this Article 10 and the terms of the
Collateral Documents, in the event that the Company or any Guarantor engages in any transaction pursuant to Section 10.03 hereof, the Trustee shall cooperate with the Company or such Guarantor in order to facilitate such transaction in accordance with any reasonable time schedule proposed by the Company, including by delivering and releasing the Collateral in a prompt and reasonable manner.

SECTION 10.11. COLLATERAL AGENT.

     The Trustee may, from time to time, appoint one or more Collateral Agents hereunder. Each of such Collateral Agents may be delegated any one or more of the duties or rights of the Trustee hereunder or under the Collateral Documents or that are specified in any Collateral Documents, including without limitation, the right to hold any Collateral in the name of, registered to, or in the physical possession of, such Collateral Agent, for the rateable benefit of the Holders of the First Mortgage Notes. Each such Collateral Agent shall have such rights and duties as may be specified in an agreement between the Trustee and such Collateral Agent. The Trustee and any
Collateral Agent shall be authorized hereunder to give any acknowledgment reasonably requested by any party under the Intercreditor Agreement to confirm the rights and obligations of the parties under the Intercreditor Agreement.

                           ARTICLE 11
                         NOTE GUARANTEES

SECTION 11.01. NOTE GUARANTEE.

     (a)   Each  Subsidiary  of the Company hereafter  formed  or
acquired (other than Unrestricted Subsidiaries) that in accordance with Section 11.02 hereof is required to guarantee the obligations of the Company under the First Mortgage Notes upon execution of a counterpart of this Indenture, hereby jointly and severally and unconditionally guarantees, on an unsubordinated secured basis (each such guarantee being a "Note Guarantee"), to each Holder of a First Mortgage Note authenticated and delivered by the Trustee irrespective of the validity or enforceability of this Indenture, the First Mortgage Notes or the obligations of the Company under this Indenture or the First Mortgage Notes, that: (i) the principal of, premium, if any, and interest on the First Mortgage Notes of every series issued hereunder shall be paid in full when due, whether at the maturity or interest payment or mandatory redemption date, by acceleration, call for redemption or otherwise, and interest on the overdue principal and interest, if any, of the First Mortgage Notes and all other obligations of the Company to the Holders or the Trustee under this Indenture or the First Mortgage Notes shall be promptly paid in full or performed, all in accordance with the terms of this Indenture and the First Mortgage Notes; and (ii) in case of any extension of time of payment or renewal of any First Mortgage Notes or any of such other obligations, they shall be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed for whatever reason, each Guarantor shall be obligated to pay the same whether or not such failure to pay has become an Event of Default that could cause acceleration pursuant to Section 6.02 hereof. Each Guarantor agrees that this is a guarantee of payment not a guarantee of collection.

     (b) Each Guarantor hereby agrees that its obligations with regard to each Note Guarantee shall be joint and several, unconditional, irrespective of the validity or enforceability of the First Mortgage Notes or the obligations of the Company under this Indenture, the absence of any action to enforce the same, the recovery of any judgment against the Company or any other obligor with respect to this Indenture, the First Mortgage Notes or the Obligations of the Company under this Indenture or the First Mortgage Notes, any action to enforce the same or any other circumstances (other than complete performance) that might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor further, to the extent permitted by law, waives and relinquishes all claims, rights and remedies accorded by applicable law to guarantors and agrees not to assert or take advantage of any such claims, rights or remedies, including but not limited to: (i) any right to require the Trustee, the Holders or the Company (each, a "Benefitted Party") to proceed against the Company or any other Person or to proceed against or exhaust any security held by a Benefitted Party at any time or to pursue any other remedy in any Benefitted Party's power before proceeding against such Guarantor; (ii) the defense of the statute of limitations in any action hereunder or in any action for the collection of any Indebtedness or the performance of any obligation hereby guaranteed; (iii) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other Person or the failure of a Benefitted Party to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other Person; (iv) demand, protest and notice of any kind including but not limited to notice of the existence, creation or incurring of any new or additional Indebtedness or obligation or of any action or non-action on the part of such Guarantor, the Company, any Benefitted Party, any creditor of such Guarantor, the Company or on the part of any other Person whomsoever in connection with any Indebtedness or Obligations hereby guaranteed; (v) any defense based upon an election of remedies by a Benefitted Party, including but not limited to an election to proceed against such Guarantor for reimbursement; (vi) any defense based upon any statute or rule of law that provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (vii) any defense arising because of a Benefitted Party's election, in any proceeding instituted under the Federal Bankruptcy Code, of the application of Section 1111(b)(2) of the Federal Bankruptcy Code; or (viii) any defense based on any borrowing or grant of a security interest under Section 364 of the Federal Bankruptcy Code. Each Guarantor hereby covenants that its Note Guarantee shall not be discharged except by complete performance of the obligations contained in its Note Guarantee and this Indenture.

     (c) If any Holder or the Trustee is required by any court or otherwise to return to either the Company or any Guarantor, or any custodian, trustee, or similar official acting in relation to either the Company or such Guarantor, any amount paid by the
Company or such Guarantor to the Trustee or such Holder, the applicable Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

     (d) Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the obligations guaranteed hereby may be

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

accelerated as provided in Section 6.02 hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration as to the Company or any other obligor on the First Mortgage Notes of the obligations guaranteed hereby and (ii) in the event of any declaration of acceleration of those obligations as provided in
Section 6.02 hereof, those obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purpose of this Note Guarantee.

SECTION 11.02. ADDITIONAL NOTE GUARANTEES.

     The Company shall cause each Restricted Subsidiary other than Finance Corporation to (i) execute and deliver to the Trustee a supplemental indenture and supplemental Collateral Documents in form reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Company's obligations under the First Mortgage Notes, this Indenture and the Collateral Documents on the terms set forth in this Indenture and (ii) deliver to the Trustee an opinion of counsel that, subject to customary assumptions and exclusions, such supplemental indenture and supplemental Collateral Documents, if any, have been duly executed and delivered by such Restricted Subsidiary. The Note Guarantee shall be secured by a lien or charge on all Collateral, if any, owned by such Restricted Subsidiary. The Note Guarantee shall be released if the Company or its Restricted Subsidiaries cease to own any Equity Interests in such Restricted Subsidiary or if such Restricted Subsidiary becomes an Unrestricted Subsidiary in accordance with the terms of this Indenture.

SECTION 11.03. LIMITATION OF GUARANTORS' LIABILITY.

     Each Guarantor and by its acceptance hereof, each beneficiary hereof, hereby confirms that it is its intention that the Note Guarantee by such Guarantor not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any of the Note Guarantees. To effectuate the foregoing intention, each such person hereby irrevocably agrees that the obligation of such Guarantor under its Note Guarantee under this Article 11 shall be limited to the maximum amount as shall, after giving effect to such maximum amount and all other liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other
Guarantor under this Article 11, result in the obligations of such Guarantor in respect of such maximum amount not constituting a fraudulent conveyance. Each beneficiary under the Note Guarantees, by accepting the benefits hereof, confirms its intention that, in the event of a bankruptcy, reorganization or other similar proceeding of the Company or any Guarantor in which concurrent claims are made upon such Guarantor hereunder, to the extent such claims shall not be fully satisfied, each such claimant with a valid claim against the Company shall be entitled to a ratable share of all payments by such Guarantor in respect of such concurrent claims.

SECTION  11.04.  GUARANTORS  MAY CONSOLIDATE,  ETC.,  ON  CERTAIN
TERMS.

     (a) No Guarantor shall consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, whether or not it is affiliated with such Guarantor, unless (i) subject to the provisions of Section 11.05 and certain other provisions of this Indenture, the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor pursuant to a supplemental indenture and supplemental Collateral Documents in form reasonably satisfactory to the Trustee pursuant to which such Person shall unconditionally guarantee, on a senior secured basis, all of such Guarantor's obligations under such Guarantor's Note Guarantee, this Indenture and the Collateral Documents on the terms set forth in this

Indenture; (ii) immediately after giving effect to such transaction, no Default or Event of Default exists; (iii) such transaction shall not result in the loss or suspension or material impairment of any Gaming License; (iv) such Guarantor, or any Person formed by or surviving any such consolidation or merger, shall have Combined Net Worth (immediately after giving effect to such transaction), equal to or greater than the Combined Net Worth of such Guarantor immediately preceding the transaction; and (v) such transactions would not require any Holder of First Mortgage Notes to obtain a Gaming License or be qualified under the laws of any applicable gaming jurisdiction; provided that such Holder would not have been required to obtain a Gaming License or be qualified under the laws of any applicable gaming jurisdiction in the absence of such transactions.

     In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee in this Indenture and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor corporation shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor.

     (b) Notwithstanding the foregoing, (i) a Guarantor may consolidate with or merge with or into the Company, provided that the surviving corporation (if other than the Company) shall expressly assume by supplemental indenture complying with the requirements of this Indenture, the due and punctual payment of the principal of, premium, if any, and interest on all of the First Mortgage Notes, and the due and punctual performance and observance of all the covenants and conditions of this Indenture to be performed by the Company; and (ii) a Guarantor may consolidate with or merge with or into any other Guarantor.

SECTION 11.05. RELEASES OF NOTE GUARANTEES.

     In the event of (i) a sale or disposition of all or substantially all of the assets of any Guarantor by way of merger, consolidation or otherwise, (ii) a Restricted Subsidiary becoming an Unrestricted Subsidiary pursuant to the terms of this Indenture or (iii) a sale or other disposition of all of the Capital Stock of any Guarantor, then such Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the Capital Stock of such Guarantor or the Restricted Subsidiary becomes an Unrestricted Subsidiary pursuant to the terms of this Indenture) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) shall be released and relieved of its obligations under its Note Guarantee; provided that (A) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and (B) the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture.

SECTION 11.06. "TRUSTEE" TO INCLUDE PAYING AGENT.

     In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article 11 shall in such case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully and for all intents and purposes as if such Paying Agent were named in this Article 11 in place of the Trustee.

                           ARTICLE 12
                          MISCELLANEOUS

SECTION 12.01. TRUST INDENTURE ACT CONTROLS.

     If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Sec. 318(c), the imposed duties shall control.

SECTION 12.02. NOTICES.

     (a)   Any  notice  or  communication  by  the  Company,  any
Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

     If to the Company or the Guarantors:

          Showboat Marina Casino Partnership
          Showboat Marina Finance Corporation
          2001 East Columbus Drive
          East Chicago, Indiana 46312
          Telecopier No.: (219) 398-0144
          Attention:  Vice President - Finance and Administration

     With a copy to:

          Kummer Kaempfer Bonner & Renshaw
          3800 Howard Hughes Parkway
          Seventh Floor
          Las Vegas, Nevada 89109
          Attention: John N. Brewer, Esq.
          Telephone No.: (702) 792-7000
          Telecopier No.:     (702) 796-7181

and to:
          Ice Miller Donadio & Ryan
          One American Square
          31st Floor
          Indianapolis, Indiana 46204
          Attention: Stephen J. Hackman, Esq.
          Telephone:     (317) 236-2100
          Telecopier:    (317) 235-2219

     If to the Trustee:

          American Bank National Association
          101 East 5th St.
          St. Paul, MN 55101
          Telecopier No.: (612) 229-6415
          Attention: Corporate Trust Department

     (b) The Company, the Guarantors or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

     (c) All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next-day delivery.

     (d) Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Sec. 313(c), to the extent required
by  the  TIA.   Failure to mail a notice or  communication  to  a
Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

     (e) If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it. (f) If the Company or a Guarantor mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.SECTION 12.03. COMMUNICATION BY HOLDERS OF FIRST MORTGAGE NOTES WITH OTHER HOLDERS OF FIRST MORTGAGE NOTES.

     Holders may communicate pursuant to TIA Sec. 312(b) with other Holders with respect to their rights under this Indenture or the First Mortgage Notes. The Company, the Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA Sec. 312(c).

SECTION   12.04.  CERTIFICATE  AND  OPINION  AS   TO   CONDITIONS
PRECEDENT.

     Upon  any  request  or application by  the  Company  or  the
Guarantors  to  the  Trustee  to  take  any  action  under   this
Indenture,  the  Company or the Guarantors shall furnish  to  the
Trustee:

          (i) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

          (ii) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, subject to customary assumptions and exclusions, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.Section 12.05. Statements Required in Certificate or Opinion.

     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Sec. 314(a)(4)) shall comply with the provisions of TIA Sec. 314(e) and shall include:

          (i)    a   statement  that  the  Person   making   such
     certificate or opinion has read such covenant or condition;

          (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (iii) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

          (iv)  a  statement as to whether or not, in the opinion
     of   such  Person,  such  condition  or  covenant  has  been
     satisfied.

SECTION 12.06. RULES BY TRUSTEE AND AGENTS.

     The Trustee may make reasonable rules for action by or at  a
meeting  of  Holders.   The Registrar or Paying  Agent  may  make
reasonable  rules  and  set  reasonable  requirements   for   its
functions.

SECTION  12.07.  NO  PERSONAL LIABILITY OF  DIRECTORS,  OFFICERS,
EMPLOYEES,  STOCKHOLDERS AND PARTNERS.

     No director, officer, employee, incorporator, stockholder or partner of the Company or the Guarantors, as such, shall have any liability for any obligations of the Company or the Guarantors under the First Mortgage Notes, any Note Guarantee, this Indenture, the Collateral Documents, as applicable, or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder of the First Mortgage Notes by accepting a First Mortgage Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the First Mortgage Notes and the Note Guarantees. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

SECTION 12.08. GOVERNING LAW.

     THIS INDENTURE AND THE FIRST MORTGAGE NOTES SHALL BE, SUBJECT TO CERTAIN EXCEPTIONS, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF. THE COLLATERAL DOCUMENTS SHALL BE GOVERNED, SUBJECT TO CERTAIN EXCEPTIONS, BY THE LAWS OF THE STATE OF INDIANA OR THE LAWS OF THE STATE OF NEVADA, AS SPECIFIED THEREIN.

SECTION 12.09. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

     This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 12.10. SUCCESSORS.

     All agreements of the Company and the Guarantors in this Indenture, the First Mortgage Notes and the Note Guarantees, as applicable, shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 12.11. SEVERABILITY.

     In case any provision in this Indenture, in the First Mortgage Notes or in the Note Guarantees shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 12.12. COUNTERPART ORIGINALS.

     The parties may sign any number of copies of this Indenture.
Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 12.13. TABLE OF CONTENTS, HEADINGS, ETC.

     The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                    [Signature pages follow]

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the day first above written.

COMPANY:            SHOWBOAT MARINA CASINO PARTNERSHIP,
                    an Indiana general partnership

                    By:   SHOWBOAT MARINA PARTNERSHIP, an Indiana
                    general   partnership, its general partner

                    By:    SHOWBOAT INDIANA INVESTMENT LIMITED
                    PARTNERSHIP,  a  Nevada limited  partnership,
                    its general partner

                    By:    SHOWBOAT INDIANA, INC., a Nevada
                    corporation, its general partner


                    By:   s/J. Keith Wallace
                        Name: J. Keith Wallace
                         Title:     President and Chief Executive
                    Officer


                    By:    s/John N. Brewer
                        Name: John N. Brewer
                        Title:     Assistant Secretary


                    SHOWBOAT MARINA FINANCE CORPORATION,
                    a Nevada corporation

                    By:   s/Mark J. Miller
                        Name: Mark J. Miller
                        Title:     Treasurer


                    By:   s/John N. Brewer
                        Name: John N. Brewer
                        Title:     Assistant Secretary


                    AMERICAN BANK NATIONAL ASSOCIATION

                    By:
                         Name:
                         Title:


                    By:   s/Thomas M. Rorsman
                         Name:     Thomas M. Rorsman
                         Title:    Vice Presisdent

EXHIBIT A 13 1/2% [SERIES A] [SERIES B] FIRST MORTGAGE NOTES DUE 2003


No.
    SHOWBOAT MARINA CASINO PARTNERSHIPSHOWBOAT MARINA FINANCE
                           CORPORATION

     Jointly and severally promise to pay to _____________, or registered assigns, the principal sum of ___________________
Dollars on March 15, 2003.

	Interest Payment Dates:  March 15 and September 15

	Record Dates:  March 1 and September 1

                             Dated:

                    SHOWBOAT MARINA CASINO PARTNERSHIP,an
                    Indiana general partnership

		    By: SHOWBOAT MARINA PARTNERSHIP, an
		        Indiana general partnership, its
			general partner

                    By:	SHOWBOAT  INDIANA  INVESTMENT  LIMITED
			PARTNERSHIP, a Nevada limited partnership,
			its general partner

                    By:	SHOWBOAT INDIANA, INC.,
                    	a Nevada corporation, its general partner

                    By:
                        Name:
                        Title:

                    By:
                        Name:
                        Title:

                    SHOWBOAT MARINA FINANCE CORPORATION,
                    a Nevada corporation

                    By:
                        Name:
                        Title:


                    By:
                        Name:
                        Title:


This is one of the Global
First Mortgage Notes referred to in the
within-mentioned Indenture:

American Bank National Association,
a national banking association,
as Trustee

By:  __________________________________
Name:
Title:

                            EXHIBIT A

           13 1/2% Series A First Mortgage Note due 2003


     Unless and until it is exchanged in whole or in part for First Mortgage Notes in definitive form, this First Mortgage Note may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.1

          THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF
     SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF SHOWBOAT MARINA CASINO PARTNERSHIP, AN INDIANA GENERAL PARTNERSHIP, AND SHOWBOAT MARINA FINANCE CORPORATION, A NEVADA CORPORATION (COLLECTIVELY, THE "COMPANY"), THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) (a) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A NON U.S. PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

     Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.


1. This Paragraph should be included only if the First Mortgage is issued in global form.

     1. INTEREST. Showboat Marina Casino Partnership, an Indiana general partnership ("Showboat Partnership"), and Showboat Marina Finance Corporation, a Nevada corporation ("Finance Corporation" and, together with Showboat Partnership, the "Company") (or any successor thereto as provided in the Indenture), jointly and severally promise to pay interest at the rate of 13 1/2% per annum of the principal amount of this First Mortgage Note (the "Interest") and shall pay the Liquidated Damages payable pursuant to Section 5 of the Registration Rights Agreement referred to below from the Issuance Date to the date of payment of such principal amount of this First Mortgage Note. Installments of Interest and Liquidated Damages shall become due and payable semi-annually in arrears on each March 15 and September 15 (each, an "Interest Payment Date") to the holder of record at the close of business on the immediately preceding March 1 or September 1. Additionally, installments of accrued and unpaid Interest and Liquidated Damages shall become due and payable with respect to any principal amount of this First Mortgage Note that matures (whether at stated maturity, upon acceleration, upon maturity of repurchase obligation or otherwise) upon such maturity of such principal amount of this First Mortgage Note. Interest and Liquidated Damages on this First Mortgage Note shall be computed on the basis of a 360-day year, consisting of twelve 30-day months. Each installment of Interest shall be calculated to accrue from and including the most recent date to which Interest has been paid or provided for (or from and including the Issuance Date if no installment of Interest has been paid) to, but not including, the date of payment.

     2. METHOD OF PAYMENT. The Company shall pay interest (except defaulted interest) and Liquidated Damages, if any, to the Persons who are registered Holders of First Mortgage Notes at the close of business on March 1 or September 1 next preceding the Interest Payment Date, even if such First Mortgage Notes are cancelled after such record date and on or before such Interest Payment Date (the "Record Date"), except as provided in Section
2.12 of the Indenture with respect to defaulted interest. The Holder hereof must surrender this First Mortgage Note to a Paying Agent to collect principal payments. The First Mortgage Notes shall be payable both as to principal, interest and premium and Liquidated Damages, if any, at the office or agency of the Company maintained for such purpose within the City and State of New York, or, at the option of the Company, payment of interest, if any, may be made by check mailed to the Holders of First Mortgage Notes at their respective addresses set forth in the register of Holders of First Mortgage Notes; provided that all payments with respect to Global Notes and $5.0 million or more in principal amount of First Mortgage Notes the Holders of which have given wire transfer instructions to the Company shall be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

     3. PAYING AGENT AND REGISTRAR. Initially, American Bank National Association (including any successor appointed under the Indenture, the "Trustee"), the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

     4. INDENTURE AND COLLATERAL DOCUMENTS. The Company issued the First Mortgage Notes under an Indenture dated as of March 28, 1996 (as it may be amended, modified or supplemented from time to time, the "Indenture") among the Company and the Trustee. The terms of the First Mortgage Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Secs. 77aaa-77bbbb), as in effect on the Issuance Date. The First Mortgage Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The First Mortgage Notes are obligations of the Company that may be issued from time to time in one or more series. The First Mortgage Notes of this series are limited in principal amount to $140,000,000, plus amounts, if any, issued to pay
Liquidated Damages on outstanding First Mortgage Notes as set forth in Paragraph 2 hereof. The First Mortgage Notes are secured by a pledge of the Capital Stock of each Subsidiary now or hereafter owned by the Company, including by a pledge of the Capital Stock of Finance Corporation, and of any intercompany notes held by the Company pursuant to the Pledge Agreement referred to in the Indenture, unless such pledge would in any way jeopardize obtaining or maintaining a Gaming License or would require the Trustee or a Holder or beneficial owner of First Mortgage Notes to be licensed, qualified or found suitable by any applicable Gaming Authority. The terms of the Indenture shall govern any inconsistencies between the Indenture and the First Mortgage Notes or the Note Guarantee. The First Mortgage Notes are secured by certain collateral pursuant to the Collateral Documents referred to in the Indenture that may be released pursuant to the terms thereof.

     5.   OPTIONAL  REDEMPTION.  Except as set forth  in  Section
3.07 of the Indenture, the First Mortgage Notes shall not be redeemable at the Company's option prior to March 15, 2000 (except as otherwise required by a Gaming Authority). From and after March 15, 2000 (except as otherwise required by a Gaming Authority), the First Mortgage Notes shall be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on March 15 of the years indicated below.

                          Percentage
                         of Principal
Year                        Amount


2000                       106.750%
2001                       103.375%
2002 and thereafter        100.000%

     Notwithstanding  the  foregoing or any other  provisions  of
Article 3 of the Indenture, if any Gaming Authority requires that a Holder or beneficial owner of the First Mortgage Notes must be licensed, qualified or found suitable under any applicable gaming laws in order to maintain any or obtain any applied for Gaming License or franchise of the Company or any Restricted Subsidiary under any applicable gaming laws, and such Holder or beneficial owner fails to apply for a license, qualification or finding of suitability within 30 days after being requested to do so by such Gaming Authority (or such lesser period that may be required by such Gaming Authority) or if such Holder or beneficial owner is not so licensed, qualified or found suitable or the Company determines, upon the written advice of counsel or any Gaming Authority, that the ownership of the First Mortgage Notes would jeopardize or prevent the issuance, reinstatement or renewal of any Gaming License held by the Company, the Company shall have the right, at its option, (i) to require such Holder or beneficial owner to dispose of such Holder's or beneficial owner's First Mortgage Notes within 30 days of notice of such finding by the applicable Gaming Authority that such Holder or beneficial owner will not be licensed, qualified or found suitable as directed by such Gaming Authority or within 30 days of the Company's determination, described herein, based upon written advice of counsel or any Gaming Authority (or such earlier date as may be required by the applicable Gaming Authority) or (ii) to call for redemption of the First Mortgage Notes of such Holder or beneficial owner at a redemption price equal to the lesser of the principal amount thereof or the price at which such Holder or beneficial owner acquired the First Mortgage Notes, together with, in either case, accrued and unpaid interest and Liquidated Damages thereon, if any, to the earlier of the date of redemption or the date of the finding of unsuitability by such Gaming Authority, which may be less than 30 days following the notice of redemption if so ordered by such Gaming Authority. In connection with any such redemption, and except as may be required by a Gaming Authority, the Company shall comply with the procedures contained in the Indenture for redemption of the First Mortgage Notes. The Company shall not be required to pay or reimburse any Holder or beneficial owner of First Mortgage Notes who is required to apply for such license, qualification or finding of suitability for the costs of such licensure or investigation for such qualification or finding of suitability. Such expenses shall, therefore, be the obligation of such Holder or beneficial owner.

     Any redemption pursuant to Section 3.07 of the Indenture shall be made pursuant to the provisions of Sections 3.01 through
3.06 of the Indenture.

     6. MANDATORY REDEMPTION. Except as set forth in paragraph five above, the Company shall not be required to make mandatory redemption or sinking fund payments prior to maturity with respect to the First Mortgage Notes.

     7. REPURCHASE AT OPTION OF HOLDER. Under certain circumstances, as provided in the Indenture, the Company may be required to purchase all or a portion of the First Mortgage Notes. Holders of First Mortgage Notes that are subject to an offer to purchase shall receive an offer to purchase from the Company prior to any related purchase date, and may elect to have such First Mortgage Notes purchased by completing the form titled "Option of Holders to Elect Purchase" appearing below.

     8. NOTICE OF REDEMPTION. Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose First Mortgage Notes are to be redeemed at its registered address. First Mortgage Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the First Mortgage Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on First Mortgage Notes or portions thereof called for redemption.

     9. DENOMINATIONS, TRANSFER, EXCHANGE. The First Mortgage Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. A Holder may register, transfer or exchange First Mortgage Notes in accordance with the terms of the Indenture. The Registrar and the Trustee may require a Holder of First Mortgage Notes, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder of First Mortgage Notes to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any First Mortgage Note selected for redemption. Also, the Company is not required to transfer or exchange any First Mortgage Note for a period of 15 days before a selection of First Mortgage Notes to be redeemed.

     10. PERSONS DEEMED OWNERS. Prior to due presentment to the Trustee for registration of the transfer of this First Mortgage Note, the Trustee, any Agent, the Company and the Guarantors may deem and treat the Person in whose name this First Mortgage Note is registered as its absolute owner for the purpose of receiving payment of principal of, premium, if any, and interest and Liquidated Damages, if any, on this First Mortgage Note and for all other purposes whatsoever, whether or not this First Mortgage
Note is overdue, and neither the Trustee, any Agent, the Company nor any Guarantor shall be affected by notice to the contrary. The registered Holder of a First Mortgage Note shall be treated as its owner for all purposes.

     11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the First Mortgage Notes, the Note Guarantees and the Collateral Documents may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the First Mortgage Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for First Mortgage Notes), and any existing default or compliance with any provision of the Indenture, the First Mortgage Notes, the Note Guarantees and the Collateral Documents may be waived with the consent of the Holders of a majority in principal amount of the then outstanding First Mortgage Notes (including consents obtained in connection with a tender offer or exchange offer for First Mortgage Notes). Without the consent of any Holder of First Mortgage Notes, the
Company and the Trustee together may amend or supplement the Indenture, the First Mortgage Notes, the Note Guarantees and the Collateral Documents to cure any ambiguity, defect or inconsistency, to comply with Section 5.01 of the Indenture, to provide for uncertificated First Mortgage Notes in addition to or in place of certificated First Mortgage Notes, to provide for the assumption of the Company's obligations to Holders of the First Mortgage Notes in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the First Mortgage Notes (including providing for additional Note Guarantees pursuant to the Indenture), or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act or to enter into additional or supplemental Collateral Documents.

     12. DEFAULTS AND REMEDIES. Events of Default include (as more fully described, and subject to, the terms and conditions of the Indenture as it may be amended, modified or supplemented from time to time): (i) default in payment when due and payable, upon redemption or otherwise, of principal of or premium, if any, on the First Mortgage Notes or under any Note Guarantee; (ii) default for 30 days or more in the payment when due of interest or Liquidated Damages, if any, on the First Mortgage Notes or under any Note Guarantee; (iii) East Chicago Showboat is not Operating by October 1, 1997 and continues to be not Operating;
(iv)  failure  by  the Company or any Guarantor  to  comply  with
Section  4.07, 4.09, 4.10, 4.11, 4.16, 4.24, 4.25 or 4.28 hereof;
(v) failure by the Company or any Guarantor for 30 days after receipt of written notice until December 31, 1997, and thereafter for 60 days after receipt of written notice, to comply with any of its other agreements in the Indenture, the Collateral Documents or the First Mortgage Notes; (vi) default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries, whether such Indebtedness or Guarantee now exists or is created after the Issuance Date, which default
(a) is caused by a failure to pay when due principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness

(a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity or would constitute a default in the payment of such issue of Indebtedness at final maturity of such issue and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which a Payment Default then exists or with respect to which the maturity thereof has been so accelerated or which has not been paid at maturity, aggregates $5.0 million or more; (vii) failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $5.0 million, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days;
(viii) breach by the Company, any Guarantor or any of their Subsidiaries of any representation or warranty set forth in any Note Guarantee or any of the Collateral Documents, or default by the Company or any Guarantor in the performance of any covenant set forth in any Note Guarantee or any of the Collateral Documents or the repudiation by either of the Company, any
Guarantor or any of their Subsidiaries of their obligations under, or any judgment or decree by a court or governmental agency of competent jurisdiction declaring the unenforceability of, any Note Guarantee or any of the Collateral Documents for any reason that would materially impair the benefits to the Trustee or the Holders of the First Mortgage Notes thereunder; (ix) certain events of bankruptcy or insolvency with respect to the Company or any Guarantor that is a Significant Subsidiary of the Company or any group of Guarantors that together would constitute a Significant Subsidiary of the Company; (x) revocation, termination, suspension or other cessation of effectiveness of any Gaming License which results in the cessation or suspension of gaming operations for a period of more than 90 days at East Chicago Showboat and such cessation or suspension of gaming operations is continuing; or (xi) any failure by Showboat to comply with the terms of the Completion Guarantee, the Standby Equity Commitment or the Escrow and Disbursement Agreement for 30 days after the receipt of written notice. If any Event of Default (other than by reason of bankruptcy or insolvency) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding First Mortgage Notes may declare the principal, premium, if any, interest and any other monetary obligations on all of the First Mortgage Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company or any Guarantor, all outstanding First Mortgage Notes shall become due and payable without further action or notice. Holders of the First Mortgage Notes may not enforce the Indenture or the First Mortgage Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding First Mortgage Notes may direct the Trustee in its exercise of any trust or power, including the exercise of any remedy under the Collateral Documents. The Trustee may withhold from Holders of the First Mortgage Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. In addition, the Trustee shall have no obligation to accelerate the First Mortgage Notes if in the best judgment of the Trustee acceleration is not in the best interest of the Holders of the First Mortgage Notes. The Holders of a majority in aggregate principal amount of the First Mortgage Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the First Mortgage Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, premium, if any, or the principal of, any First Mortgage Note held by a non-consenting Holder. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required, within five Business Days upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

     13. GUARANTEE. Payment of principal of, premium, if any, and interest on overdue principal and overdue interest on the First Mortgage Notes and all other obligations of the Company to the Holders shall be unconditionally guaranteed by the Guarantors pursuant to, and subject to the terms of, Article 11 of the Indenture.

     14. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

     15. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator, stockholder or partner of the Company or the Guarantors, as such, shall have any liability for any obligations of the Company or the Guarantors under the First Mortgage Notes, any Note Guarantee, the Indenture, the Collateral Documents, as applicable, or for any claim based on, in respect of, or by reason of such obligations or their creation. Each holder of the First Mortgage Notes by accepting a First Mortgage Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the First Mortgage Notes and the Note Guarantees.

     16. AUTHENTICATION. This First Mortgage Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

     17. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     18. ADDITIONAL RIGHTS OF HOLDERS OF TRANSFER RESTRICTED SECURITIES. In addition to the rights provided to Holders of First Mortgage Notes under the Indenture, Holders of Transferred Restricted Securities shall have all of the rights set forth in the A/B Exchange Registration Rights Agreement dated as of March 28, 1996, between the Company and the parties named on the signature pages thereof (the "Registration Rights Agreement").

     19. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the First Mortgage Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the First Mortgage Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

     20. ADDITIONAL INFORMATION. Any Holder of the First Mortgage Notes or prospective investor may obtain a copy of the Indenture, the Registration Rights Agreement and the other Collateral Documents without charge by writing to the Company at the following address:

               Showboat Marina Casino Partnership
               Showboat Marina Finance Corporation
                    2001 East Columbus Drive
                   East Chicago, Indiana 46312
 Attention: Vice President - Finance and Chief Financial Officer

                         ASSIGNMENT FORM


     To  assign this First Mortgage Note, fill in the form below:
     (I) or (we) assign and transfer this First Mortgage Note to:

_________________________________________________________________
          (Insert assignee's soc. sec. or tax I.D. no.)

_________________________________________________________________

_____________________________________________________________

_____________________________________________________________

_____________________________________________________________
     (Print or type assignee's name, address and zip code)

and irrevocably appoint__________________________________________
to transfer this First Mortgage Note on the books of the Company.
The agent may substitute another to act for him.

Date:_________
                    Your
                    Signature:___________________________________
                              (Sign  exactly as your name appears
on the face of this First Mortgage Note)

               OPTION OF HOLDER TO ELECT PURCHASE

     If you want to elect to have this First Mortgage Note purchased by the Company pursuant to Section 4.10, 4.11, 4.16,
4.24 or 4.28 of the Indenture, check the box below:

                    [] Section 4.10

                    [] Section 4.11

                    [] Section 4.16

                    [] Section 4.24

                    [] Section 4.28



Date: __________


          Signature:_____________________________________________
          (Sign  exactly  as  your  name  appears  on  the  First
          Mortgage Note)

          Tax Identification No.:


Signature Guarantee.

            SCHEDULE OF EXCHANGES OF DEFINITIVE NOTE2
The following exchanges of a part of this Global Note for Definitive Notes have been made:

                                                                    Principal Amount of this      Signature of
                   Amount of decrease in     Amount of increase in       Global Note          authorized officer of
                    Principal Amount of     Principal Amount of      following such decrease     Trustee or Note
 Date of Exchange     this Global Note        this Global Note          (or increase)               Custodian


2. This schedule should only be included if the First Mortgage Note is issued in global form.

                            EXHIBIT B
CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF
TRANSFER OF FIRST MORTGAGE NOTES

Re:  13 1/2% First Mortgage Notes due 2003 of Showboat Marina
Casino Partnership and Showboat Marina Finance Corporation.

     This Certificate relates to $_____ principal amount of First
Mortgage   Notes  held  in  *  ________  book-entry  or  *_______
definitive form by ________________ (the "Transferor").

The Transferor*:

     [] has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Note held by the Depository a First Mortgage Note or First Mortgage Notes in definitive, registered form of authorized denominations in an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above); or

     [] has requested the Trustee by written order to exchange or register the transfer of a First Mortgage Note or First Mortgage
Notes.

     In connection with such request and in respect of each such First Mortgage Note, the Transferor does hereby certify that Transferor is familiar with the Indenture relating to the above captioned First Mortgage Notes and as provided in Section 2.06 of such Indenture, the transfer of this First Mortgage Note does not require registration under the Securities Act (as defined below) because:*

     []  Such First  Mortgage  Note is  being  acquired  for  the
Transferor's  own account, without transfer (in  satisfaction  of
Section   2.06(a)(ii)(A)   or  Section   2.06(d)(i)(A)   of   the
Indenture).

     [] Such First Mortgage Note is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended (the "Securities Act")) in reliance on Rule 144A (in satisfaction of Section 2.06(a)(ii)(B),
Section 2.06(b)(A) or Section 2.06(d)(i) (B) of the Indenture) or pursuant to an exemption from registration in accordance with Rule 904 under the Securities Act (in satisfaction of Section 2.06(a)(ii)(B) or Section 2.06(d)(i)(B) of the Indenture.)








_______________
 *Check applicable box.

   [] Such First Mortgage Note is being transferred in accordance with Rule 144 under the Securities Act, or pursuant to an effective registration statement under the Securities Act (in satisfaction of Section 2.06(a)(ii)(B) or Section 2.06(d)(i)(B) of the Indenture).

    [] Such First Mortgage Note is being transferred in reliance on and in compliance with an exemption from the registration requirements of the Securities Act, other than Rule 144A, 144 or Rule 904 under the Securities Act. An Opinion of Counsel to the effect that such transfer does not require registration under the Securities Act accompanies this Certificate (in satisfaction of
Section   2.06(a)(ii)(C)   or  Section   2.06(d)(i)(C)   of   the
Indenture).


                              __________________________________
                              [INSERT NAME OF TRANSFEROR]


                              By:_______________________________



Date:_____________________________________

























_______________
 *Check applicable box.